                          PURCHASE AND SALE AGREEMENT


                                  dated as of


                               November 22, 2000


                                 by and among


                            MAJESTIC INVESTOR, LLC,
                     a Delaware limited-liability company,


                         FITZGERALDS LAS VEGAS, INC.,
                             a Nevada corporation,


                  101 MAIN STREET LIMITED LIABILITY COMPANY,
                     a Colorado limited-liability company
              doing business as "Fitzgeralds Casino Black Hawk",


                        FITZGERALDS MISSISSIPPI, INC.,
                          a Mississippi corporation,

                        FITZGERALDS GAMING CORPORATION,
                             a Nevada corporation,

                and certain affiliates of the foregoing parties

                                with respect to
                                 the assets of

                 FITZGERALDS LAS VEGAS, FITZGERALDS BLACK HAWK
                            AND FITZGERALDS TUNICA

                               TABLE OF CONTENTS

                                                                      Page No.
ARTICLE I SALE OF ASSETS AND CLOSING................................      2
     1.01.   Assets.................................................      2
     1.02.   Liabilities............................................      6
     1.03.   Holdbacks..............................................      6
     1.04.   Purchase Price; Allocation.............................      7
     1.05.   Working Capital/Long Term Debt Adjustments.............      9
     1.06.   EBITDA Adjustments.....................................     10
     1.07.   Post-Closing Audit and Adjustment......................     11
     1.08.   Closing; Escrow........................................     12
     1.09.   "As Is" Condition......................................     13
     1.10.   Further Assurances; Post-Closing Cooperation...........     14
     1.11.   Insurance Proceeds.....................................     15
     1.12.   Third-Party Consent....................................     15
     1.13.   Black Hawk Business Expansion..........................     15
     1.14.   FSELLC Membership Interest.............................     15

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLERS.....     16
     2.01.   Organization of Sellers, Parent and FFEC...............     16
     2.02.   Authority..............................................     17
     2.03.   Governmental Approvals and Filings.....................     17
     2.04.   Financial Statements...................................     17
     2.05.   Absence of Changes.....................................     18
     2.06.   No Undisclosed Liabilities.............................     19
     2.07.   Taxes..................................................     19
     2.08.   Real Property..........................................     20
     2.09.   Tangible Personal Property.............................     21
     2.10.   Intellectual Property Rights...........................     21
     2.11.   Contracts..............................................     22
     2.12.   Licenses...............................................     23
     2.13.   Foreign Person.........................................     24
     2.14.   Environmental Matters..................................     24
     2.15.   Brokers................................................     26
     2.16.   Labor Matters .........................................     26
     2.17.   No Other Agreements to Sell the Assets.................     26
     2.18.   Insurance..............................................     26
     2.19.   No Conflicts...........................................     27
     2.20.   Employee Plans.........................................     27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER.................   28
     3.01.   Organization...............................................   28
     3.02.   Authority..................................................   28
     3.03.   No Conflicts...............................................   28
     3.04.   Governmental Approvals and Filings.........................   29
     3.05.   Legal Proceedings..........................................   29
     3.06.   Brokers....................................................   29
     3.07.   Purchaser's Environmental Reports..........................   29
     3.08.   FSELLC Membership Interest.................................   29

ARTICLE IV COVENANTS OF PARENT AND SELLERS..............................   29
     4.01.   Regulatory and Other Approvals.............................   29
     4.02.   HSR Filings................................................   30
     4.03.   Investigation by Purchaser.................................   30
     4.04.   Conduct of Business........................................   30
     4.05.   Financial Statements and Reports; Filings..................   30
     4.06.   Certain Restrictions.......................................   31
     4.07.   Delivery of Books and Records, etc.; Removal of Property...   32
     4.08.   Non-Competition............................................   33
     4.09.   Title Insurance Policies and Exceptions....................   35
     4.10.   Notice and Cure............................................   36
     4.11.   Fulfillment of Conditions..................................   36
     4.12.   Baggage....................................................   36
     4.13.   Safe Deposits..............................................   36
     4.14.   Valet Parking..............................................   37
     4.15.   Notice of Developments.....................................   37
     4.16.   FSELLC Membership Interest.................................   37
     4.17.   Notice of Termination of Restructuring Agreement...........   37
     4.18.   Cure Obligations...........................................   37

ARTICLE V COVENANTS OF PURCHASER........................................   38
     5.01.   Regulatory and Other Approvals and Notifications...........   38
     5.02.   HSR Filings................................................   39
     5.03.   Financing Letter...........................................   39
     5.04.   Leased Employee Expenses...................................   39
     5.05.   Representations and Warranties.............................   40
     5.06.   Notice and Cure............................................   40
     5.07.   Fulfillment of Conditions..................................   41

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER.......................   41
     6.01.   Representations and Warranties.............................   41
     6.02.   Performance................................................   41
     6.03.   Orders and Laws............................................   41
     6.04.   Regulatory Consents and Approvals..........................   42
     6.05.   Third Party Consents.......................................   42
     6.06.   Personal Property Leases...................................   42

     6.07.   Deliveries..............................................   42
     6.08.   Financing...............................................   43
     6.09.   Black Hawk Business Environmental Matters...............   43
     6.10.   Tunica Business Access..................................   43
     6.11.   Las Vegas Business Compliance...........................   43

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLERS AND PARENT..........   43
     7.01.   Representations and Warranties..........................   43
     7.02.   Performance.............................................   44
     7.03.   Orders and Laws.........................................   44
     7.04.   Regulatory Consents and Approvals.......................   44
     7.05.   Third Party Consents....................................   44
     7.06.   Deliveries..............................................   44
     7.07.   Proceedings.............................................   44

ARTICLE VIII TAX MATTERS AND POST-CLOSING TAXES......................   45
     8.01.   Taxes...................................................   45
     8.02.   Pre-Closing Tax Returns and Taxes.......................   45
     8.03.   Tax Indemnification.....................................   45
     8.04.   Tax Cooperation.........................................   46
     8.05.   Notification of Proceedings; Control ...................   46

ARTICLE IX POST-CLOSING EMPLOYMENT OBLIGATIONS OF PURCHASER..........   46
     9.01.   Hiring and Retaining Employees..........................   46
     9.02.   Purpose and Intent......................................   47
     9.03.   Certain Defined Terms...................................   47
     9.04.   Enforcement of Obligations..............................   47
     9.05.   Exception to Hiring Obligations.........................   48
     9.06.   Withdrawal Liability....................................   48
     9.07.   Bonus Program...........................................   48

ARTICLE X SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
     AND AGREEMENTS..................................................   49

ARTICLE XI  INDEMNIFICATION..........................................   49
     11.01.  Indemnification.........................................   49
     11.02.  Method of Asserting Claims..............................   50

ARTICLE XII TERMINATION..............................................   53
     12.01.  Termination.............................................   53
     12.02.  Effect of Termination...................................   56

ARTICLE XIII DEFINITIONS.................................................  57
     13.01.  Defined Terms...............................................  57
     13.02.  Construction of Certain Terms and Phrases...................  70

ARTICLE XIV BANKRUPTCY PROCEEDINGS; BID PROTECTION.......................  70
     14.01.  Protections for Purchaser...................................  70
     14.02.  Conduct of the Bankruptcy Proceedings; Approval of
             Protections for Purchaser; Sale of Assets...................  72

ARTICLE XV MISCELLANEOUS.................................................  74
     15.01.  Notices.....................................................  74
     15.02.  Bulk Sales Act .............................................  75
     15.03.  Entire Agreement............................................  76
     15.04.  Expenses....................................................  76
     15.05.  Confidentiality.............................................  76
     15.06.  Certain Tunica Business Plans...............................  77
     15.07.  Computer Systems............................................  77
     15.08.  Authorized Pre-Closing Action and Activities................  78
     15.09.  Waiver; Remedies............................................  79
     15.10.  Amendment...................................................  79
     15.11.  No Third Party Beneficiary..................................  79
     15.12.  No Assignment; Binding Effect...............................  79
     15.13.  Directors and Officers......................................  79
     15.14.  Headings....................................................  79
     15.15.  Consent to Jurisdiction; Venue..............................  79
     15.16.  Invalid Provisions..........................................  80
     15.17.  Governing Law...............................................  80
     15.18.  Counterparts................................................  80
     15.19.  Employees...................................................  80

EXHIBIT A      Proposed Form of Sales Order
EXHIBIT B      Adjusted Balance Sheet
EXHIBIT C      General Assignments and Bills of Sale
EXHIBIT D      Assumption Agreement
EXHIBIT E      Foreign Person Affidavit
EXHIBIT F      Preliminary Title Reports
EXHIBIT G      Deposit Escrow Agreement
EXHIBIT H      Escrow Agreement
EXHIBIT I      License Agreement
EXHIBIT J      Tunica Map
EXHIBIT K      Summary Terms of Black Hawk Business' Lease of Computer Systems
               and Related Services

Disclosure Schedules
--------------------

Section 1.01(a)(i)       Real Property
Section 1.01(a)(ii)(A)   Real Property Leases - Sellers as Lessors
Section 1.01(a)(ii)(B)   Real Property Leases - Sellers as Lessee
Section 1.01(a)(iv)      Business Contracts
Section 1.01(a)(v)       Intangible Personal Property
Section 1.01(a)(vi)      Business Licenses
Section 1.01(a)(vii)     Vehicles
Section 1.0l(a)(xi)      Tenant Security Deposits
Section 1.01(a)(xii)     Prepaid Expenses
Section 1.01(c)          FLV/FR Real Property
Section 1.02             Assumed Liabilities
Section 2.03             Governmental Approvals and Filings
Section 2.04             Financial Statements
Section 2.05             Absence of Changes
Section 2.06             Undisclosed Liabilities
Section 2.07(a)          Tax Return Filings
Section 2.07(b)          Withholding Taxes
Section 2.07(e)          Taxes of Other Persons
Section 2.07(f)          Tax Proceedings
Section 2.08(a)          Real Property Title Matters
Section 2.08(c)          Violations of Law
Section 2.08(d)          Utilities
Section 2.08(h)          Other Real Property
Section 2.08(i)          Condition of Improvements
Section 2.09             Tangible Personal Property Title Matters
Section 2.10(a)          Intellectual Property Exceptions
Section 2.10(b)          Intellectual Property
Section 2.11(a)          Certain Contracts
Section 2.11(b)          Potential Termination or Modification of Contracts
Section 2.12             Licenses
Section 2.14             Environmental Matters
Section 2.14(f)          Waivers or Releases of Environmental Claims
Section 2.16(a)          Labor Matters
Section 2.16(b)          Employee Information
Section 2.18             Insurance
Section 2.19             Parent's and Sellers' Conflicts
Section 2.20(b)          Pension Plans
Section 3.03             Purchaser's Conflicts
Section 3.04             Governmental Approvals and Filings
Section 3.07             Purchaser's Environmental Reports
Section 4.06(h)          Bonus Program
Section 5.04             Contracted Employees

Section 6.05             Third Party Consents
Section 6.06             Personal Property Leases
Section 7.05             Third Party Consents

                          PURCHASE AND SALE AGREEMENT

          This PURCHASE AND SALE AGREEMENT, dated as of November 22, 2000, is entered into by and among MAJESTIC INVESTOR, LLC, a Delaware limited-liability company ("Purchaser"); FITZGERALDS LAS VEGAS, INC., a Nevada corporation ("FLV"); 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company ("FBH"); FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation ("FM" and collectively with FLV and FBH, "Sellers" and each, a "Seller"); certain Affiliates of Parent or Sellers named on the signature pages of this Agreement only as to the limited matters specified thereon; and FITZGERALDS GAMING CORPORATION, a Nevada corporation ("Parent"). Capitalized terms not defined elsewhere herein have the meanings set forth in Section 13.01.
                                                -------------

          WHEREAS, FLV is engaged in the business of owning and operating the hotel/casino known Fitzgeralds Las Vegas, located in Las Vegas, Nevada, and conducting various related activities (collectively, the "Las Vegas Business"); and

          WHEREAS, FBH is engaged in the business of owning and operating the casino known as Fitzgeralds Black Hawk, located in Black Hawk, Colorado, as well as various related activities (collectively, the "Black Hawk Business"); and

          WHEREAS, FM is engaged in the business of owning and operating the hotel/casino known as Fitzgeralds Tunica, located in Tunica, Mississippi, as well as various related activities (the "Tunica Business" and, together with the Las Vegas Business and the Black Hawk Business, the "Business"); and

          WHEREAS, Sellers are direct or indirect wholly-owned subsidiaries of Parent; and

          WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Sellers, certain of the assets of Sellers relating to the Business and, in connection therewith, Purchaser has agreed to assume certain of the liabilities of Sellers relating to the Business, all on the terms set forth herein; and

          WHEREAS, Parent, Sellers and certain other Persons contemplate entering into the Restructuring Agreement with the Consenting Noteholders; and

          WHEREAS, it is understood that following execution and delivery of this Agreement, Sellers and Parent will become debtors and debtors-in-possession under Title 11 of the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. "101 et seq. (the "Bankruptcy Code"), in proceedings (the "Bankruptcy Proceedings")
-- ----
before the United States Bankruptcy Court for the District of Nevada, Northern Division (the "Bankruptcy Court"); and

          WHEREAS, it is anticipated that in the Bankruptcy Proceedings, the Bankruptcy Court will enter an Order Approving Sale of Assets Free And Clear of Liens, Claims And

Interests And Assumption And Assignment Of Certain Executory Contracts And Unexpired Leases, providing for, among other things, the sale of the Business and the assumption of this Agreement pursuant to a motion brought in accordance with "363(f) of the Bankruptcy Code as contemplated by this Agreement ("363 Motion"); and

          WHEREAS, after commencement of the Bankruptcy Proceedings the transactions contemplated by this Agreement will be subject to approval by an Order of the Bankruptcy Court ("Sales Order"), the proposed form and content of which are set forth in Exhibit A hereto or if not set forth therein, will be
                       ---------
satisfactory to Purchaser and Sellers; and

          WHEREAS, the Sales Order will be a Final Order;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                          SALE OF ASSETS AND CLOSING

          1.01.  Assets.
                 ------

          (a)    Assets Transferred. On the terms and subject to the conditions
                 ------------------
set forth in this Agreement, Sellers will, and Parent will cause Sellers to, sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, all of Sellers" rights, title and interests in, to and under all of the assets and properties of Sellers used or held for use in connection with the Business, free and clear of all Liens, except as otherwise provided in Section 1.01(b), as the same shall exist on the
                                ---------------
Closing Date (collectively with any proceeds and awards referred to in Section
                                                                       -------
1.11, the "Assets"), including, without limitation, the following:
----
                 (i)  Real Property.  The real property, legal descriptions of
                      -------------
     which are set forth in Section 1.01(a)(i) of the Disclosure Schedule, and
                            ---------------------------------------------
     all of the rights arising out of the ownership thereof or appurtenant thereto (including, without limitation, any and all easements relating thereto) (the "Real Property"), together with all buildings, structures, facilities, fixtures and other improvements thereon (collectively, the "Improvements");

                 (ii) Real Property Leases.  Subject to Section 1.12, (A) the
                      --------------------              ------------
     leases and subleases of real property described in Section 1.01(a)(ii)(A)
                                                        ----------------------
     of the Disclosure Schedule as to which  a Seller is the lessor or
     --------------------------
     sublessor and (B) the leases and subleases of real property described in
     Section 1.01(a)(ii)(B) of the Disclosure Schedule as to which a Seller is
     -------------------------------------------------
     the lessee or sublessee, together with any options held by any Seller to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases, all of the foregoing of which will be assumed by Sellers and assigned by Sellers to Purchaser pursuant to a Final Order under (S) 365 of the Bankruptcy

     Code that will be entered prior to, or contemporaneously with, the entry of the Sales Order (the leases and subleases described in subclauses (A) and
                                                            ------------------
     (B) are collectively referred to herein as the "Real Property Leases");
     ---
               (iii)  Tangible Personal Property.  All furniture, fixtures,
                      --------------------------
     equipment (including computer hardware, software and other computer-related equipment), supplies, parts, machinery and other tangible personal property (including, without limitation, any and all tangible "gaming devices" (as defined in NRS (S) 463.0155, C.R.S. (S) 12-47.1-103(10) and Miss. Code Ann.
     75-76-5(m)), gaming device parts inventory and other related gaming equipment and supplies used in connection with the operation of the casinos included in the Business, including, without limitation, slot machines, gaming tables, cards, dice and tangible "associated equipment" (as defined in NRS (S) 463.0136 and Miss. Code Ann. 75-76-5(c)) used or held for use by any Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (collectively, the "Tangible Personal Property");

               (iv)   Business Contracts. Subject to Section 1.12, all Contracts
                      ------------------             ------------
     (other than the Real Property Leases) listed in Section 1.01(a)(iv) of the
                                                     --------------------------
     Disclosure Schedule to which any Seller is a party, which are utilized in
     -------------------
     the conduct of the Business and which will be assumed by Sellers and assigned by Sellers to Purchaser pursuant to a Final Order under (S) 365 of the Bankruptcy Code that will be entered prior to, or contemporaneously with, the entry of the Sales Order, including, without limitation, contracts relating to suppliers, purchase orders and marketing arrangements (collectively, the "Business Contracts");

               (v)    Intangible Personal Property.  Subject to Section 1.12
                      ----------------------------              ------------
     and to the License Agreement, all Intellectual Property used or held for use and necessary to conduct the Business as presently conducted (including, without limitation, intangible "gaming devices" as defined in NRS (S) 463.0155, C.R.S. (S) 12-47.1-103(10) or Miss. Code Ann. (S) 75-76-
     5(m)), player tracking systems, "cashless wagering systems" (as defined in NRS (S) 463.014) and intangible "associated equipment" (as defined in NRS
     (S) 463.0136 or Miss. Code Ann. (S) 75-76-5(c)), internet web site domain names for the Business, and all goodwill associated therewith, and all rights, privileges, claims, causes of action and options relating or pertaining to the Intellectual Property, the Business or the Assets listed in Section 1.01(a)(v) of the Disclosure Schedule (with such listing to
        ---------------------------------------------
     include the application serial number or registration number, the class of goods covered and the expiration date of each registered trademark, trade name, service mark, service name, brand name or registered rights to any of the foregoing that are included in the Intellectual Property) (collectively, the "Intangible Personal Property");

               (vi)   Licenses.  To the extent their transfer or assignment to
                      --------
     Purchaser is permitted under applicable Laws including the Bankruptcy Code, and to the extent assumed and assigned pursuant to (S) 365 of the Bankruptcy Code and by the entry of the Sales Order, but subject to Section
                                                                         -------
     1.12, all Licenses (and applications therefor) utilized in and necessary to
     ----
     conduct and promote the Business as presently conducted, including those listed in Section 1.01(a)(vi) of the Disclosure Schedule (the "Business
               ----------------------------------------------
     Licenses");

               (vii)  Vehicles.  All motor vehicles owned or, subject to Section
                      --------                                           -------
     1.12, leased by any Seller and used or held for use in the conduct of the
     ----
     Business, as listed in Section 1.01(a)(vii) of the Disclosure Schedule (the
                            -----------------------------------------------
     "Vehicles");

               (viii) Advance Reservations and Similar Deposits.  All cash or
                      -----------------------------------------
     cash-equivalent deposits for advance reservations, bookings, room and banquet deposits applicable to any period following the Closing, and originals of casino credit files with respect to the casino operations, and any telephone numbers used exclusively in connection with the Business (the "Advance Reservations and Deposits");

               (ix)   Customer Lists.  All customer lists and databases relating
                      --------------
     specifically to the Business (the "Customer Lists");

               (x)    Books and Records.  All Books and Records used or held
                      -----------------
     for use in the conduct of the Business or otherwise relating to the Assets in all mediums of expression (including, without limitation, such books and records required by Gaming Authorities to be maintained at the Business), other than the Excluded Books and Records (collectively, the "Business Books and Records"). Purchaser shall cooperate and afford Sellers, their counsel, accountants and other representatives (subject to reasonable and customary requirements on their part), during normal business hours, reasonable access to the Business Books and Records after the Closing Date;

               (xi)   Security Deposits.  All security deposits deposited with
                      -----------------
     any Seller by or on behalf of lessees or sublessees under the Real Property Leases as of the Closing Date, as listed in Section 1.0l(a)(xi) of the
                                                 --------------------------
     Disclosure Schedule (the "Tenant Security Deposits"); and
     -------------------

               (xii)  Prepaid Expenses.  All prepaid expenses relating to the
                      ----------------
     Business which are transferable or assignable by any Seller, as listed in
     Section 1.01(a)(xii) of the Disclosure Schedule ("Prepaid Expenses").
     -----------------------------------------------

          Also at the Closing, but subject to Section 1.14, Purchaser will
                                              ------------
acquire from FFEC, and FFEC will transfer and deliver to Purchaser, the FSELLC Membership Interest.

          To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used or reasonably expected to be used in connection with any of Sellers", Parent's or any of their Affiliates" businesses other than the Business or (y) are required by Law to be retained by any Seller, Parent or any of their Affiliates, Sellers may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x) of this Section 1.01, information solely
                       -------------------------------
concerning Sellers", Parent's or any of their Affiliates" businesses other than the Business has been deleted; provided, however, that to the extent that any
                               -----------------
evidentiary rules applicable to Purchaser would require Purchaser to produce the original Business Books and Records, Sellers will make such originals available to Purchaser for the purpose of compliance with such rules.

          (b)  Excluded Assets.  Notwithstanding anything in this Agreement to
               ---------------
the contrary, the following assets and properties of Sellers (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

               (i)    Insurance.  Life insurance policies of officers and other
                      ---------
     employees of Sellers, directors and officers liability insurance policies of directors and officers of Sellers and, subject to Section 1.11, all
                                                          ------------
     other insurance policies relating to the operation of the Business which are not by their terms transferable to Purchaser in connection with the transactions contemplated by this Agreement;

               (ii)   Employee Benefit Plans.  All assets owned or held by any
                      ----------------------
     employee benefit plans;

               (iii)  Tax Refunds.  All refunds or credits, if any, of federal,
                      -----------
     state, local or foreign income taxes due to any Seller or Parent;

               (iv)   Excluded Books and Records.  The minute books, stock
                      --------------------------
     transfer books and corporate seals of Sellers and any Books and Records relating solely to the Excluded Assets or the Retained Liabilities, other than any such Books and Records required by any Gaming Authority to be maintained at the Business (the "Excluded Books and Records");

               (v)    Litigation Claims.  Any Seller's rights (including
                      -----------------
     indemnification), claims and recoveries under litigation against third parties arising out of, or relating to, events prior to the Closing Date;

               (vi)   Excluded Rights.  The respective rights of Sellers in, to
                      ---------------
     and under all (A) Contracts (I) which are not assigned to Purchaser pursuant to clause (ii) or (iv) of Section 1.01(a) and (II) the obligations
                 --------------------------------------
     of Sellers under which are not assumed by Purchaser pursuant to Section
                                                                     -------
     1.02(a) and (B) Retained Liabilities;
     -------

               (vii)  Restricted Cash.  $500,000 of the amount reported as
                      ---------------
     "Restricted Cash" in the "Other Assets" section of the Adjusted Balance Sheet;

               (viii) Related Party Receivables.  Receivables owed to any Seller
                      -------------------------
     by any directors, officers or owners of more than ten percent of the outstanding stock of Parent or any Seller;

               (ix)   Other Rights.  Sellers" respective rights under this
                      ------------
     Agreement and the Operative Agreements.

          (c)  Las Vegas Business Real Property.  Prior to the Closing, Parent
               --------------------------------
shall cause FR to transfer, convey and assign to FLV, FLV shall acquire from FR, and Parent shall cause FLV to acquire from FR, all of FR's rights, title and interests in, to and under all Real Property that is used in the Las Vegas Business (the "FLV/FR Real Property") including, without limitation, the Real Property described in Section 1.01(c) of the Disclosure Schedule, for the
                      ------------------------------------------
purpose of having FLV, in turn, transfer, convey and assign all of such rights, title and interests to Purchaser at the Closing pursuant to Section 1.01(a)(i).
                                                            ------------------

          (d)  Parent's and FR's Intellectual Property.  Prior to Closing,
               ---------------------------------------
Parent shall transfer to Sellers and shall cause FR to transfer and assign to Sellers all of Parent's and FR's respective rights, title and interest in, to and under all of the Intellectual Property listed in Section
                                                     -------

1.01(a)(v) of the Disclosure Schedule for the purpose of having (i) Sellers, in
-------------------------------------
turn, transfer and assign all of such rights, title and interest to Purchaser at the Closing pursuant to Section 1.01(a)(v) and (ii) Purchaser grant to Parent
                        ------------------
and its Affiliates a license to use such Intellectual Property pursuant to the License Agreement.

          1.02.  Liabilities.
                 -----------

          (a)    Assumed Liabilities.  In connection with the sale, transfer,
                 -------------------
conveyance, assignment and delivery of the Assets pursuant to this Agreement, at the Closing Purchaser will assume and agree to pay, perform and discharge, as and when due, all Liabilities of Sellers described in Section 1.02 of the
                                                      -------------------
Disclosure Schedule and any other Liabilities incurred by any Seller in the
-------------------
ordinary course of business between the date of this Agreement and the Closing Date, as the same shall exist on or after the Closing Date, except contingent Liabilities (collectively, the "Assumed Liabilities").

          (b)    Retained Liabilities.  Purchaser shall not assume any of the
                 --------------------
following Liabilities (collectively, the "Retained Liabilities") by virtue of this Agreement or the transactions contemplated hereby:

                 (i) intercompany Liabilities between Sellers or between Parent and any Seller;

                 (ii)   contingent Liabilities;

                 (iii) Liabilities arising as a result of an acceleration of any Seller's obligations or a right to accelerate any Seller's obligations under any Contract due to a breach or default by such Seller prior to the Closing Date, to the extent that reserves for such Liabilities are not provided for in the Final Balance Sheet;

                 (iv) Liabilities relating to Sellers" obligations to cure defaults, as provided in clause (i) of Section 1.12 and Section 4.18.
                              ----------    ------------     ------------

                 (v) all Taxes for which Parent, any Seller or FFEC is liable, except to the extent provided in Section 8.03(b);
                                              ---------------

                 (vi)   Liabilities under any Employee Plan;

                 (vii)  the matters described in Section 15.08(e) and (f); and
                                                 ------------------------

                 (viii) Liabilities described in Section 2.06 of the Disclosure
                                                 ------------------------------
     Schedule.
     --------

          (c) Sellers will not assign to Purchaser, and Purchaser will not assume from Sellers, any employment Contracts to which any Seller is a party.

          1.03.  Holdbacks.
                 ---------

          (a) There may be withheld from the Cash Component payable to Sellers at the Closing such amounts necessary to comply with NRS (S)(S)360.525, and 612.695; C.R.S. (S)(S)39-22-

604.5, 39-26-117 and 8-79-103; or Miss. Code Ann. (S)(S)27-65-55, 75-76-143 and
71-5-375 or to satisfy requirements to which any of the Real Property may be subject pursuant to NRS (S)244.335, C.R.S. (S)24-35-109 or Miss. Code Ann.
(S)(S)27-15-215, 27-17-467 and 27-35-5 (collectively, the "Regulatory
Holdback"). The Regulatory Holdback shall be kept on deposit in the Escrow Account until Sellers furnish the Escrow Agent with receipts or certificates provided for in said statutes certifying that (i) the applicable obligations have been paid or discharged, at which time the Regulatory Holdback shall be released from the Escrow Account and paid to Sellers, or (ii) funds out of the Cash Component sufficient for such purpose are held by the Escrow Agent as the Regulatory Holdback, at which time the Escrow Agent shall pay such funds for such purpose and release the balance of the Regulatory Holdback (if any) to Sellers. If Sellers do not produce such receipts, certificates or evidence within the time periods provided for in said statutes, or if any lien or other claim therefor is asserted against Purchaser or the Real Property (or any portion thereof), the Escrow Agent may pay out of the Regulatory Holdback such sums as may be required by such statutes to the appropriate authority and shall thereupon release the balance of the Regulatory Holdback (if any), together with all interest on the Regulatory Holdback, to Sellers.

          (b) There shall be withheld from the Cash Component payable to Sellers at the Closing Three Million Five Hundred Thousand Dollars ($3,500,000) (the "Purchaser's Holdback"), which amount shall be deposited by Purchaser and held in the Escrow Account. From time to time prior to the date which is nine months from the Closing Date (the "First Holdback Expiration Date"), in accordance with the Escrow Agreement Purchaser may apply the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Parent or Sellers to Purchaser resulting from (i) post-Closing adjustments of the Cash Component or (ii) Parent's and Sellers" indemnification obligations under
Section 11.01. On the First Holdback Expiration Date, any portion of the
-------------
Purchaser's Holdback in excess of One Million Dollars ($1,000,000) remaining in the Escrow Account shall be released to Sellers in accordance with the Escrow Agreement or, in the event of a pending dispute, as provided in the Escrow Agreement (the "First Release"). From time to time between the First Holdback Expiration Date and the date which is 12 months from the First Holdback Expiration Date (the "Final Holdback Expiration Date"), in accordance with the Escrow Agreement and after giving effect to the First Release, Purchaser may apply the remaining balance of the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Parent or Sellers to Purchaser resulting from Parent's and Seller's indemnification obligations under Section 11.01 only
                                                             -------------
as they pertain to breaches of representations and warranties contained in Sections 2.07 or 2.14 or breaches of covenants contained in Sections 8.01, 8.02
---------------------                                       -------------------
or 8.03. On the Final Holdback Expiration Date, any portion of the Purchaser's
-------
Holdback remaining in the Escrow Account shall be released to Sellers in accordance with the Escrow Agreement or, in the event of a pending dispute, as provided in the Escrow Agreement. There shall be added to each and every payment to Purchaser or Sellers out of the Purchaser's Holdback pursuant to this Section
                                                                         -------
1.03(b) a proportionate share of the interest earned on the Purchaser's Holdback
-------
through the date of such payment.

          1.04.  Purchase Price; Allocation.
                 --------------------------

          (a) The aggregate purchase price for the Assets and the FSELLC Membership Interest minus the credit given to Purchaser for its agreement to license to Parent and its

Affiliates (pursuant to the License Agreement) the Intellectual Property that is being assigned to Purchaser under this Agreement (the "Purchase Price") shall consist of the following:

               (i) One Hundred Forty Nine Million Dollars ($149,000,000), subject to adjustment as provided in Sections 1.05, 1.06 and 1.07 (the
                                          ----------------------------
     "Cash Component"); plus

               (ii)  Purchaser's assumption of the Assumed Liabilities.

          (b) Upon execution of this Agreement, Purchaser shall pay Two Million Dollars ($2,000,000) of the Cash Component as a deposit (the "Earnest Money Deposit") by wire transfer of immediately available funds to the Deposit Escrow Account maintained by the Deposit Escrow Agent at the address or to the account number specified in the Deposit Escrow Agreement, with the balance of the Cash Component (including the portions of the Cash Component constituting the Regulatory Holdback and the Purchaser's Holdback) due at the Closing, as provided in Section 1.08. Purchaser on one side, and Sellers on the other side,
            ------------
shall each pay directly to the Deposit Escrow Agent one half of the Deposit Escrow Fees as and when due under the Deposit Escrow Agreement.

          (c) Prior to the Closing Date Purchaser shall prepare a schedule which sets forth an initial allocation of the Purchase Price among the Assets, the FSELLC Membership Interest and the License Agreement credit and Purchaser and Sellers shall negotiate in good faith to determine the final allocation of the Purchase Price among the Assets, the FSELLC Membership Interest and the License Agreement credit. Such allocation shall be made separately for the Assets from each of the Las Vegas Business, the Black Hawk Business and the Tunica Business. If the parties are unable to agree upon an allocation of the Purchase Price prior to the Closing, the parties shall continue to cooperate in the preparation of, and use their reasonable best efforts to agree upon, the allocation, provided that any material issues with respect to the allocation which have not been finally resolved within 30 days following the Closing shall be referred for resolution to a nationally recognized independent public accounting firm as to which Sellers and Purchaser mutually agree, whose determination shall be final and binding upon the parties. The costs of such accounting firm shall be shared equally by Purchaser on one side, and by Sellers on the other side. Any subsequent adjustments to the Purchase Price shall be allocated in a manner consistent with the final Purchase Price allocation and
(S)1060 of the Code. Each party hereto agrees (i) that any such allocation shall be consistent with paragraph (a) of this Section and the requirements of (S)1060
                   -------------
of the Code and the regulations thereunder, (ii) to complete jointly and to file separately IRS Form 8594 as part of such party's Federal Income Tax Return consistently with such allocation for the tax year in which the Closing occurs, and (iii) that no party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any Tax or in any judicial or administrative proceeding, that is in any manner inconsistent with the terms of any such allocation without the written consent of the other parties unless required to do so pursuant to a determination (as defined in (S)1313(a) of the Code or any similar provision of applicable state, local or foreign law).

          1.05.  Working Capital/Long Term Debt Adjustments.
                 ------------------------------------------

          (a)    Set forth as Exhibit B hereto is a Balance Sheet as of July 2,
                              ---------
2000 (the "Adjusted Balance Sheet"). At the Closing, Parent will deliver to Purchaser a Balance Sheet as of the end of Parent's most recently ended four- /five-week accounting period preceding the Closing Date for which it is then practicable to report the Business" results of operations (the "Updated Balance Sheet"). Within 60 days after the Closing, Purchaser will deliver to Parent a Balance Sheet as of the date immediately preceding the Closing Date (the "Final Balance Sheet"). The Updated Balance Sheet and the Final Balance Sheet will be prepared as if FLV, FBH and FM are going concerns and on a basis consistent with the Adjusted Balance Sheet, as provided in Section 2.04; provided, however, that
                                           ------------  -----------------
the Updated Balance Sheet and the Final Balance Sheet shall exclude all Retained Liabilities. As calculated in accordance with paragraphs (b), (c) and (d) of
                                               ---------------------------
this Section, the respective differences between (x) the "Adjusted Totals" of "Current Assets," "Current Liabilities" and "Long Term Debt, Net" (which excludes intercompany debt) reported in the Updated Balance Sheet and the Final Balance Sheet and (y) such amounts reported in the Adjusted Balance Sheet will form the basis for dollar-for-dollar Closing and post-Closing adjustments of the Cash Component. For purposes of calculating such adjustments, "Working Capital" means the amount by which the aggregate "Adjusted Total" of "Current Assets" exceeds the aggregate "Adjusted Total" of "Current Liabilities" reported on a Balance Sheet as of a specified date.

          (b) At the Closing, the Cash Component will be (i) increased by the increase, if any, in Working Capital reported on the Updated Balance Sheet ("Updated Working Capital") as compared to Working Capital reported on the Adjusted Balance Sheet ("Adjusted Working Capital") or (ii) reduced by the decrease, if any, in Updated Working Capital as compared to Adjusted Working Capital.

          (c) At the Closing, the Cash Component will be (i) increased by the decrease, if any, in the aggregate "Adjusted Total" of "Long Term Debt, Net" reported on the Updated Balance Sheet ("Updated Long Term Debt") as compared to the aggregate "Adjusted Total" of "Long Term Debt, Net" reported on the Adjusted Balance Sheet ("Adjusted Long Term Debt") or (ii) reduced by the increase, if any, in Updated Long Term Debt as compared to Adjusted Long Term Debt.

          (d) Within a mutually agreed time period after Purchaser delivers the Final Balance Sheet to Parent, but in no event later than ten days after any disagreements with the Final Balance Sheet or the calculation of Final EBITDA are resolved pursuant to Section 1.07, the following post-Closing adjustments to
                         ------------
the Cash Component will be made through either a cash payment by Purchaser to Sellers in the case of a net increase in the Cash Component or a cash payment on behalf of Sellers to Purchaser out of the Purchaser's Holdback in the case of a net decrease in the Cash Component:

                 (i) The Cash Component will be (A) increased by the increase, if any, in Working Capital reported on the Final Balance Sheet ("Final Working Capital") as compared to Updated Working Capital or (B) decreased by the decrease, if any, in Final Working Capital as compared to Updated Working Capital.

                 (ii) The Cash Component will be decreased by the amount of any prepaid expenses or other current assets relating to the Business which are included in Final Working Capital, but are not transferable or assignable to Purchaser.

                 (iii) The Cash Component will be (A) increased by the decrease, if any, in the aggregate "Adjusted Total" of "Long Term Debt, Net" reported on the Final Balance Sheet ("Final Long Term Debt") as compared to Updated Long Term Debt or (B) decreased by the increase, if any, in Final Long Term Debt as compared to Updated Long Term Debt.

          (e) The parties hereto acknowledge that Adjusted Working Capital equals $2,941,895 and Adjusted Long Term Debt equals $158,878.

          1.06.  EBITDA Adjustments.
                 ------------------

          (a) At the Closing, Parent will deliver to Purchaser the EBITDA Financial Statements prepared internally by Parent for the 12-month period ending on the last day of Parent's last four-/five-week accounting period preceding the Closing Date for which it is then practicable to report the Business" results of operations (the "Interim EBITDA Financial Statements"). Within 60 days after the Closing and together with the Final Balance Sheet, Purchaser will deliver to Parent the EBITDA Financial Statements for the 12-month period ending on the last day of Parent's last four-/five-week accounting period preceding the Closing Date (the "Final EBITDA Financial Statements").
The Interim EBITDA Financial Statements and the Final EBITDA Financial Statements will be prepared as if FLV, FBH and FM are going concerns and on a basis consistent with the manner in which Purchaser, Parent and Sellers mutually calculated Benchmark EBITDA for the Business for purposes of this Agreement. As calculated in accordance with paragraphs (b) and (c) of this Section, the
                              ----------------------
respective variances between Adjusted EBITDA and Benchmark EBITDA, and between Final EBITDA and Benchmark EBITDA, will form the basis for Closing and post-Closing adjustments of the Cash Component.

          (b) If EBITDA as reported on the Interim EBITDA Financial Statements plus the Corporate Expense Adjustment ("Adjusted EBITDA") varies by more than 5% from $30,400,000 ("Benchmark EBITDA"), then the Cash Component will be adjusted at the Closing by an amount ("Interim Adjustment Amount") equal to the product of (x) Adjusted EBITDA minus Benchmark EBITDA, multiplied by (y) four. The Cash Component will be reduced by a negative Interim Adjustment Amount or increased by a positive Interim Adjustment Amount, as the case may be. No Cash Component adjustment will be made under this paragraph (b) if Adjusted
                                                  -------------
EBITDA does not vary by more than 5% from Benchmark EBITDA.

          (c) Within a mutually agreed time period after Purchaser delivers the Final EBITDA Financial Statements to Parent, but in no event later than ten days after any disagreements with the Final Balance Sheet or the calculation of Final EBITDA are resolved pursuant to Section 1.07, the following post-Closing
                                      ------------
adjustments to the Cash Component will be made through either a cash payment by Purchaser to Sellers in the case of an increase in the Cash Component or a cash payment on behalf of Sellers to Purchaser out of the Purchaser's Holdback in the case of a decrease in the Cash Component:

                 (i) If EBITDA as reported on the Final EBITDA Financial Statements plus the Corporate Expense Adjustment ("Final EBITDA") varies by more than 5% from Benchmark EBITDA, then the Cash Component will be adjusted by an amount ("Final Adjustment Amount") equal to (I) the product of (x) Final EBITDA minus Benchmark EBITDA, multiplied by (y) four, minus
     (II) the Interim EBITDA Adjustment Amount. The Cash Component will be reduced by a negative Final Adjustment Amount or increased by a positive Final Adjustment Amount, as the case may be.

                 (ii) If Final EBITDA does not vary by more than 5% from Benchmark EBITDA, then the only Cash Component adjustment that shall be made pursuant to clause (i) of this paragraph (c) shall be a reversal of
                      ----------         -------------
     the Cash Component adjustment that was made under paragraph (b) of this
                                                       -------------
     Section based on the Interim Adjustment Amount, with a reimbursement by the party that received the payment for such adjustment.

          1.07.  Post-Closing Audit and Adjustment. Parent will have the right
                 ---------------------------------
to review or audit the Final Balance Sheet and the calculation of Final EBITDA. Any appropriate corrections or restatements resulting from such review or audit that affect the Cash Component adjustments specified in Section 1.05 or Section
                                                        ------------    -------
1.06 will require a corresponding cash payment by Purchaser to Sellers in the
----
case of an increase in the Cash Component, or reimbursement by or on behalf of Sellers to Purchaser in the case of a reduction of the Cash Component. If Parent disagrees with the Final Balance Sheet or with the calculation of Final EBITDA, it shall notify Purchaser of such disagreement in writing, specifying in detail the particulars of such disagreement, within 15 Business Days after Parent's receipt of the Final Balance Sheet and calculation of Final EBITDA (the "Dispute Notice"). To the extent that any portion of the Final Balance Sheet or calculation of Final EBITDA is not in dispute, within 15 Business Days after Parent's receipt of the Final Balance Sheet and the calculation of Final EBITDA, Sellers shall pay or cause to be paid to Purchaser or Purchaser shall pay or cause to be paid to Sellers, as the case may be, that portion of the adjustment to the Cash Component which is not in dispute. Any such payment owed by Sellers shall be made from the Purchaser's Holdback as provided in Section 1.03(b), to
                                                           ---------------
the extent that the Purchaser's Holdback is sufficient for that purpose. Purchaser and Sellers shall use commercially reasonable efforts for a period of 30 days after Parent's delivery of the Dispute Notice (or such longer period as Purchaser and Sellers mutually agree upon) to resolve any disagreements raised by Parent with respect to the Final Balance Sheet or the calculation of Final EBITDA. If, at the end of such period, Purchaser and Sellers are unable to resolve such disagreements, Deloitte & Touche and Price Waterhouse Coopers, independent auditors of Sellers and Purchaser, respectively, shall jointly select a third independent auditor from a recognized national standing "Big-5" accounting firm to resolve any remaining disagreements. The determination by such third independent auditor shall be final, binding and conclusive on Purchaser, Parent and Sellers. Purchaser and Sellers shall use commercially reasonable efforts to cause such third independent auditor to make its determination within 30 days of accepting its selection. If Parent or any Sellers determine that a delay in this dispute resolution mechanism threatens to delay the closing of their cases in the Bankruptcy Proceedings, then Parent or any Sellers may seek means from the Bankruptcy Court to enforce such independent auditor's determination. The parties hereto, Sellers' and Purchaser's respective independent auditors, and such third selected independent auditor shall agree to be subject to the jurisdiction of the Bankruptcy Court for this purpose. Within ten days after the date of determination of such third independent auditor, Purchaser shall pay Sellers, or Sellers shall pay Purchaser, as the case may be, the amount of the adjustment to the Cash Component that is determined to be due and payable. Any such payment owed by Sellers shall be made from the Purchaser's Holdback as provided in Section
                                                                      -------
1.03(b), to the extent that the Purchaser's Holdback is sufficient for that
-------
purpose. Fees and expenses of such third independent auditor shall be borne equally by Purchaser on one side, and Sellers on the other side.

          1.08.  Closing; Escrow.
                 ---------------

          (a) The Closing will commence at the office of Parent in Las Vegas, Nevada, or at such other place as the parties hereto mutually agree in writing, at 9:00 a.m. Nevada time, on the Closing Date and shall be deemed to have occurred for each of the Las Vegas Business, the Black Hawk Business and the Tunica Business at 11:59 p.m., Nevada time, on the Closing Date (the "Transfer Time"), giving effect, retroactively to the Transfer Time, to tabulations of Assets, Liabilities and income and expense amounts allocable to Sellers for the period prior to the Transfer Time that will commence at 1:00 a.m., local time at the respective Business locations on the day after the Closing Date.

          (b) At the Closing, Purchaser will deliver the Cash Component (less the Earnest Money Deposit), as adjusted pursuant to Sections 1.05(b) and (c) and
                                                    ----------------------------
1.06(b), by wire transfer of immediately available funds to the Escrow Account
-------
maintained by the Escrow Agent at the address or to the account number specified in the Escrow Agreement. The Cash Component, minus the Regulatory Holdback, minus the Purchaser's Holdback, minus one half of the Escrow Fees, plus all interest earned on the Earnest Money Deposit shall then be released from the Escrow Account and the Deposit Escrow Account and paid to Sellers simultaneously with the actions specified in paragraph (d) of this Section. Also at the
                              -------------
Closing, one half of the Escrow Fees shall be paid to the Escrow Agent from the Cash Component and the other half of the Escrow Fees shall be paid directly by Purchaser to the Escrow Agent.

          (c) The Regulatory Holdback and the Purchaser's Holdback shall remain in the Escrow Account and shall be applied against the obligations specified in paragraphs (a) and (b), respectively, of Section 1.03 during the
             ----------------------                   ------------
applicable periods specified therein, in accordance with Section 1.03 and the
                                                         ------------
Escrow Agreement. Upon satisfaction of the conditions specified in Section
                                                                   -------
1.03(a), any remaining balance of the Regulatory Holdback plus all interest
-------
earned on the Regulatory Holdback shall be released from the Escrow Account and paid immediately to Sellers. On the First Holdback Expiration Date, any remaining balance of the Purchaser's Holdback in excess of $1,000,000 shall be released from the Escrow Account and paid immediately to Sellers unless a dispute is pending, in which case the Escrow Agreement shall govern. On the Final Holdback Expiration Date, any remaining balance of the Purchaser's Holdback shall be released from the Escrow Account and paid immediately to Sellers unless a dispute is pending, in which case the Escrow Agreement shall govern. There shall be added to each and every payment out of the Purchaser's Holdback a proportionate share of the interest earned on the Purchaser's Holdback through the date of such payment.

          (d) Simultaneously with the remittance by Purchaser of the Cash Component (less the Earnest Money Deposit) to the Escrow Account pursuant to paragraph (b) of this Section, (i) Sellers will, and Parent will cause Sellers
-------------
to, assign and transfer to Purchaser all of Sellers' rights, title and interests in and to the Assets (free and clear of all Liens, other than

Permitted Liens) and FFEC will assign and transfer to Purchaser the FSELLC Membership Interest by delivery of (A) General Assignments and Bills of Sale substantially in the form of Exhibit C hereto (the "General Assignments"), duly
                             ---------
executed by Sellers, (B) grant, bargain and sale deeds (or the substantial equivalent thereof in Colorado and Mississippi if grant, bargain and sale deeds are not used in those jurisdictions) in proper statutory form for recording and otherwise in form and substance reasonably satisfactory to Purchaser, conveying title to the Real Property, (C) the documentation required by the FSELLC Organizational Documents, duly executed by FFEC, for the transfer of the FSELLC Membership Interest to Purchaser, and (D) subject to Section 1.12, such other
                                                     ------------
instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser, as shall be effective to vest in Purchaser all of Sellers' rights, title and interests in and to the Assets and all of FFEC's rights, title and interest in and to the FSELLC Membership Interest (the General Assignments and the other instruments referred to in sub-clauses (B),
                                                             ---------------
(C) and (D) of this clause (i) are collectively referred to herein as the
-----------         ----------
"Assignment Instruments"), and (ii) Purchaser will assume from Sellers the due payment, performance and discharge of the Assumed Liabilities and will acquire and accept from FFEC the FSELLC Membership Interest by delivery of (A) an Assumption Agreement substantially in the form of Exhibit D hereto (the
                                                  ---------
"Assumption Agreement"), duly executed by Purchaser, (B) such other instruments of assumption, in form and substance reasonably acceptable to Sellers and Parent, as shall be effective to cause Purchaser to assume the Assumed Liabilities as provided in Section 1.02(a), and (C) the documentation required
                           ---------------
by the FSELLC Organizational Documents, duly executed by Purchaser, for Purchaser's acquisition of all of FFEC's rights, title and interest in and to the FSELLC Membership Interest (the Assumption Agreement and such other instruments referred to in sub-clauses (B) and (C) of this clause (iii) are
                           -----------------------         ------------
collectively referred to herein as the "Assumption Instruments"). Notwithstanding the foregoing provisions of this paragraph (d) regarding the
                                                 -------------
FSELLC Membership Interest, the parties' respective obligations in this regard are subject to the provisions of Section 1.14. If the consents specified in
                                 ------------
Section 1.14 have not been obtained prior to the Closing Date, this Agreement
------------
shall not require the transfer of the FSELLC Membership Interest to, or the acquisition of the FSELLC Membership Interest by, Purchaser at the Closing.

          (e) At the Closing, there shall also be delivered to Sellers, Parent and Purchaser the certificates and other contracts, documents and instruments required to be delivered under Articles VI and VII.
                                           -------------------

          1.09.  "As Is" Condition.  Except as specifically set forth in this
                 -----------------
Agreement to the contrary, all of the Assets are being sold to Purchaser in "as is" condition, and neither Sellers nor Parent make any representations or warranties of any kind and disclaim any and all implied warranties with respect to any of the Assets. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that: (a) neither Sellers nor Parent make any representation or warranty with respect to the transferability of any Assets other than the Real Property, Improvements, Real Property Leases, Tangible Personal Property, Intangible Personal Property, Vehicles, Advance Reservation Deposits, Customer Lists, and Business Books and Records or of the FSELLC Membership Interest; (b) Purchaser has been given an adequate opportunity to make such investigations as Purchaser deemed appropriate with respect to the Business and the Assets; and (c) Purchaser has been provided with the Title Reports, has reviewed the Title Reports, and has knowledge of all easements, restrictions and other exceptions to title of record.

          1.10.  Further Assurances; Post-Closing Cooperation.
                 --------------------------------------------

          (a) From time to time after the Closing, at Purchaser's request and without further consideration, Sellers shall, and Parent shall cause Sellers to, execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions consistent with this Agreement as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, the Assets and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Sellers to fulfill their obligations under this Agreement and the Operative Agreements.

          (b) Following the Closing, each party will afford the other parties, their counsel and their accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights or obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights or obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Each party further agrees for a period of five years commencing on the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party first offers in writing to surrender such books, records and other data to the other parties and such other parties do not agree in writing to take possession thereof within ten days after such offer is made.

          (c) If, in order to properly prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, a party needs to be furnished with additional information, documents or records relating to the Business not referred to in paragraph (b) of this Section, and
                                            -------------
such information, documents or records are in the possession or control of another party hereto, such other party shall make its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

          (d) Notwithstanding anything to the contrary in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records shall be governed by applicable rules relating to discovery, rather than by paragraphs (b) and (c) of this
                                            ---------- -----------
Section.

          (e) Each of Sellers and Purchaser acknowledge that if any of the Sellers shall fail to take, or cause to be taken, any such action, fail to do, or cause to be done, any such thing, or fail to execute any such documents, instruments or conveyances within a reasonable time as reasonably requested by Purchaser, Purchaser may move the Bankruptcy Court for an order directing the provision of such items on an emergency basis upon not less than five Business Days' notice by telecopy or other electronic facsimile transmission received by Sellers. Sellers agree not to oppose the scheduling of a hearing relating to such a motion on the basis of shortened notice or method of notice, provided Sellers are permitted to appear at such hearing telephonically. Sellers and Purchaser further agree that the Bankruptcy Court shall retain jurisdiction to adjudicate any such motion of Purchaser.

          1.11.  Insurance Proceeds.  If prior to the Closing any Assets are
                 ------------------
destroyed, damaged or taken in condemnation, the insurance proceeds or condemnation award, or any transferable or assignable claim for insurance proceeds or condemnation award with respect thereto shall constitute an Asset. At the Closing, Sellers shall, and Parent shall cause Sellers to, pay or credit to Purchaser any such insurance proceeds or condemnation awards received by any of them on or prior to the Closing and shall assign to or assert for the benefit of Purchaser all of their rights against any insurance companies, Governmental or Regulatory Authorities and others with respect to such damage, destruction or condemnation.

          1.12.  Third-Party Consent.  To the extent that any Real Property
                 -------------------
Lease, Business Contract or Business License is not assignable pursuant to the Bankruptcy Code or otherwise without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a violation or breach thereof or a default thereunder. Parent and Sellers shall make commercially reasonable efforts (including, without limitation, prosecution of appropriate motions pursuant to (S)365 of the Bankruptcy Code) to obtain the consent of such other party to the assignment to Purchaser of any such Real Property Lease, Business Contract or Business License in all cases in which such consent is or may be required; provided, however, that to obtain any such
                               --------  -------
consent, Parent and Sellers shall not be required to pay or incur more than nominal expenses plus (i) amounts required to cure any defaults under the Real Property Lease, Business Contract or Business License in question; and (ii) reasonable attorneys' fees. If any such consent is not obtained, Parent and Sellers shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Real Property Lease, Business Contract or Business License, including enforcement at the cost and for the account of Purchaser of any and all rights of Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation with respect to any such Real Property Lease, Business Contract or Business License. Notwithstanding the provisions of this Section, Purchaser shall be obligated to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 6.05 has been fulfilled.
                                       ------------

          1.13.  Black Hawk Business Expansion.  No adjustment will be made to
                 -----------------------------
the Purchase Price for any costs incurred by or on behalf of Purchaser in connection with securing or acquiring entitlements necessary for the contemplated expansion of the Black Hawk Business. Sellers shall have no obligation to secure or acquire any such entitlements or incur any costs or expend any amounts in connection with such proposed expansion.

          1.14.  FSELLC Membership Interest.  The parties hereto acknowledge
                 --------------------------
that although a transfer of the FSELLC Membership Interest to Purchaser is an appropriate incident to Purchaser's acquisition of the Las Vegas Business, such transfer is subject to the prior consent of members of FSELLC and Purchaser's agreement to be bound by the terms of the FSELLC

Organizational Documents, as provided therein. FLV, FFEC and Purchaser covenant to make commercially reasonable efforts to satisfy all conditions and obtain all consents required to transfer the FSELLC Membership Interest to Purchaser at the Closing. If, notwithstanding such commercially reasonable efforts, any required conditions have not been satisfied or any required consents have not been obtained by the Closing Date, this Agreement shall not require the FSELLC Membership Interest to be transferred to Purchaser at the Closing; provided,
                                                                   --------
however, that FLV, FFEC and Purchasers shall continue to make commercially
-------
reasonable efforts from and after the Closing Date to satisfy such conditions, obtain such consents and effect such transfer as soon thereafter as practicable.


                                  ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLERS

     Parent and Sellers represent and warrant to Purchaser as set forth in this
Article II.  To the extent that any representations or warranties are made by,
----------
or pertain to, a particular Seller or Sellers, such representations and warranties are made by such particular Seller(s), and not by any of the other Sellers. To the extent that any representations or warranties by Parent or any Seller relate, refer or pertain to the Bankruptcy Code or any aspect of the Bankruptcy Proceedings, as to matters involving the Bankruptcy Code or the Bankruptcy Proceedings such representations and warranties are not effective until commencement of the Bankruptcy Proceedings and do not apply to any period prior to such commencement. To the extent that any representations or warranties by Parent or any Seller relate, refer or pertain to the transfer of the FSELLC Membership Interest to Purchaser, such representations and warranties are made only as of the Closing Date.

          2.01.  Organization of Sellers, Parent and FFEC.
                 ----------------------------------------

          (a) FLV is a corporation duly organized, existing and in good standing under the Laws of the State of Nevada and subject to the Bankruptcy Code, has full corporate power and authority to conduct the Las Vegas Business as and to the extent now conducted and to own, use or lease the Assets that are a part of the Las Vegas Business as and to the extent now owned, used or leased.

          (b) FBH is a limited-liability company duly organized, existing and in good standing under the Laws of the State of Colorado and subject to the Bankruptcy Code, has full limited-liability company power and authority to conduct the Black Hawk Business as and to the extent now conducted and to own, use or lease the Assets that are a part of the Black Hawk Business as and to the extent now owned, used or leased.

          (c) FM is a corporation duly organized, existing and in good standing under the Laws of the State of Mississippi and subject to the Bankruptcy Code, has full corporate power and authority to conduct the Tunica Business as and to the extent now conducted and to own, use or lease the Assets that are a part of the Tunica Business as and to the extent now owned, used or leased.

          (d) Parent is a corporation duly organized, existing and in good standing under the Laws of the State of Nevada and subject to the Bankruptcy Code, has full corporate power and authority to conduct its business as and to the extent now conducted.

          (e) Parent, directly or through its wholly owned subsidiaries, is the beneficial owner of all of the outstanding stock of Sellers.

          (f) Parent, Sellers and FFEC represent and warrant that (i) FFEC has full corporate power and authority to own the FSELLC Membership Interest and
(ii) as of the Closing Date and provided that the conditions specified in
Section 1.14 have been satisfied, waived or excused, FFEC will have full
------------
corporate power and authority to transfer the FSELLC Membership Interest to Purchaser pursuant to this Agreement.

          2.02.  Authority.  Parent and each Seller have full corporate power
                 ---------
and authority to execute and deliver this Agreement. Subject to the Bankruptcy Code and the Sales Order, Parent and each Seller have full corporate power and authority to execute and deliver the Operative Agreements to which they are parties, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to sell and transfer (pursuant to this Agreement) the Assets. This Agreement has been duly and validly executed and delivered by Parent and Sellers. Subject to the Sales Order, this Agreement constitutes, and upon the execution and delivery by Parent and Sellers of the Operative Agreements to which they are parties, such Operative Agreements will constitute, legal, valid and binding obligations of Parent and Sellers enforceable against Parent and Sellers in accordance with their terms.

          2.03.  Governmental Approvals and Filings.  Except as disclosed in
                 ----------------------------------
Section 2.03 of the Disclosure Schedule, no consent, approval or action of,
---------------------------------------
filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Sellers is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which they are parties or the consummation of the transactions contemplated hereby or thereby.

          2.04.  Financial Statements.  Prior to the execution of this
                 --------------------
Agreement, Parent and Sellers have delivered to Purchaser true and complete copies of the following financial statements:

          (a) the audited consolidated balance sheets of Parent as of December 31, 1998 and 1999 and the related audited consolidated statement of operations for each of the fiscal years then ended, together with a true and complete copy of the report on such audited information by Deloitte & Touche LLP, and all letters from such firm with respect to the results of such audits, along with Balance Sheets as of December 31, 1998 and 1999 supporting such audited financial statements; and

          (b)    the Adjusted Balance Sheet.

Except as set forth in the notes thereto, the accompanying accountants' reports (if any), or as disclosed in Section 2.04 of the Disclosure Schedule, all such
                             ---------------------------------------
financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the financial condition and results of operations of Parent or Sellers, as the case may be, as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from books and records of Parent and Sellers regularly maintained by management and used to prepare the financial statements of Parent or Sellers, as the case may be, in accordance with the principles stated therein. Each Seller has maintained the Business Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP, except as set forth in Section 2.04 of the Disclosure Schedule.
   ---------------------------------------

          2.05.  Absence of Changes.  Except for the execution and delivery of
                 ------------------
this Agreement, the anticipated Bankruptcy Proceedings, the Restructuring Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, and except as disclosed in Section 2.05 of the Disclosure
                                         ------------------------------
Schedule, since the date of the Adjusted Balance Sheet there has not been any
--------
material adverse change, event or development relating in particular to the Las Vegas Business, the Black Hawk Business or the Tunica Business or, to the Knowledge of Sellers, any other material adverse change, event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Condition of the Business. In all material respects, Sellers have operated the Business in the ordinary course since the date of the Adjusted Balance Sheet, except as required by the Bankruptcy Proceedings, authorized under Section 15.08, or permitted
                                                -------------
under Section 4.06. Without limiting the foregoing, except as disclosed in
      ------------
Section 2.05 of the Disclosure Schedule, there has not occurred, between the
---------------------------------------
date of the Adjusted Balance Sheet and the date of this Agreement, any of the following:

                 (i) incurrences by Sellers of Indebtedness with respect to the conduct of the Business in an aggregate principal amount exceeding $500,000 (net of any amounts discharged during such period and excluding any refinancing of existing Indebtedness);

                 (ii) physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of any Seller used or held for use in the conduct of the Business in an aggregate amount exceeding $100,000;

                 (iii) material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (B) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

                 (iv) (A) disposition of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other dispositions not exceeding in either case $1,000,000 in the aggregate; or
     (B) creation or incurrence of a Lien, other than a Permitted Lien, on any Assets and Properties used or held in the conduct of the Business; or

                 (v) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $2,000,000, excluding capital expenditures or commitments with respect to the expansion of the Black Hawk Business in connection with the Rohling Inn acquisition and the parking garage at the Tunica Business;

          2.06.  No Undisclosed Liabilities. Except as reflected in Section 2.06
                 --------------------------                         ------------
of the Disclosure Schedule, the financial statements specified in Section 2.04,
--------------------------                                        ------------
the Adjusted Balance Sheet or the Bankruptcy Schedules and Pleadings and except as authorized under Section 15.08 or permitted under Section 4.06, there are no
                    -------------                    ------------
Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice subsequent to the date of the Adjusted Balance Sheet or (ii) which, individually or in the aggregate, are not material to the Condition of the Business.

          2.07.  Taxes.
                 -----

          (a)    Tax Return Filings and Taxes Paid.  Except as disclosed in
                 ---------------------------------
Section 2.07(a) of the Disclosure Schedule, Parent, each Seller and FFEC have
------------------------------------------
filed all Tax Returns (or such Tax Returns have been filed on their behalf) required to be filed by applicable law with the proper Governmental or Regulatory Authorities. All Tax Returns were true, complete and correct in all material respects. Parent and Sellers have delivered or made available to Purchaser complete and accurate copies of all such Tax Returns for all open tax years of each Seller and FFEC. Except as otherwise provided by the Bankruptcy Code or the Sales Order, Parent, each Seller and FFEC have timely paid or will timely pay, or have made provision for the payment of, all Taxes that have or may become due in respect of periods (or portions thereof) ending on or before the Closing Date, except such Taxes, if any, as are listed in Section 2.07(a) of
                                                              ------------------
the Disclosure Schedule or as to which adequate financial statement reserves
-----------------------
(other than any reserves for deferred Taxes established to reflect timing differences between book and tax income) have been determined in accordance with GAAP.

          (b)    Withholding Taxes.  Except as disclosed in Section 2.07(b) of
                 -----------------                          ------------------
the Disclosure Schedule, each Seller and FFEC have complied with all applicable
-----------------------
laws, rules, and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental or Regulatory Authorities all required amounts. Each Seller and FFEC have properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of sales, use or other similar Taxes as to which such entity would have otherwise been obligated to collect or withhold Taxes.

          (c)    Lien.  There are no liens for Taxes (other than for current
                 ----
Taxes not yet due and payable) on the Assets. None of the Assets is property that is required to be treated for Tax purposes as being owned by any other Person.

          (d) The transactions contemplated herein are not subject to the Tax withholding provisions of (S)3406 or of Subchapter A of Chapter 3 of the Code or of any other tax withholding provisions of federal, state, local or foreign law.

          (e)    Except as disclosed in Section 2.07(e) of the Disclosure
                                        ---------------------------------
Schedule and except with respect to any group of which Parent is the common
--------
parent for tax purposes, neither

Parent, Sellers nor FFEC have any liability for the Taxes of any other Person under Treasury Regulation (S)1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract (including any Tax sharing or allocation agreement) or otherwise.

          (f)    Except as set forth in Section 2.07(f) of the Disclosure
                                        ---------------------------------
Schedule, (i) there is no claim, action, audit or other proceeding now pending
--------
or threatened relating to the Taxes of Parent, any Seller or FFEC and (ii) no extension or waiver of a statute of limitations relating to Taxes is in effect with respect to Parent, any Seller or FFEC.

          2.08.  Real Property.
                 -------------

          (a)    Except as disclosed in Section 2.08(a) of the Disclosure
                                        ---------------------------------
Schedule, (i) Sellers collectively have good and marketable fee simple title to
--------
the Real Property other than the FLV/FR Real Property and FR has good and marketable fee simple title to the FLV/FR Real Property, free and clear of all Liens other than Permitted Liens and (ii) as of the Closing Date, FLV will have good and marketable fee simple title to the FLV/FR Real Property, free and clear of all Liens other than Permitted Liens. Subject to the Real Property Leases described in Section 1.01(a)(ii)(A) of the Disclosure Schedule, Sellers are in
             -------------------------------------------------
possession of the Real Property with adequate rights of ingress and egress. To the Knowledge of Sellers, neither the Real Property nor the Improvements contravene or violate any applicable Law in any material respect.

          (b) Each Real Property Lease is a legal, valid and binding agreement of the applicable Seller and of each other Person that is a party thereto, enforceable in accordance with its terms. There is no default or condition or event which, after notice or lapse of time or both, would constitute a default by Sellers, other than defaults prior to or resulting from commencement of the Bankruptcy Proceedings. Sellers have not received written notice of any default by any other Person that is a party to any of the Real Property Leases. No tenant or other party in possession of any of the real properties subject to the Real Property Leases described in Section
                                                            -------
1.01(a)(ii)(A) of the Disclosure Schedule has any right to purchase, or holds
-----------------------------------------
any right of first refusal to purchase, such properties.

          (c)  Except as disclosed in Section 2.08(c) of the Disclosure
                                      ---------------------------------
Schedule, to the Knowledge of Sellers, none of the Real Property or the
--------
Improvements, or the use and operation thereof, contravene or violate any building, zoning, subdivision, land use, administrative, occupational safety and health, environmental or other applicable Law in any material respect. No Seller has received any written notice from any Governmental or Regulatory Authority advising Seller of (i) a violation of any such Laws or (ii) any action which must be taken to avoid a violation thereof.

          (d) All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law for Purchaser's use and operation of the Real Property as hotels and/or casinos as presently used and operated are installed across public property or valid easements to the boundary lines of the Real Property, except as disclosed in Section 2.08(d) of the
                                                   ----------------------
Disclosure Schedule.
-------------------

          (e) Sellers collectively have obtained all licenses, permits, easements, and rights-of-way, including a use permit, required from all governmental authorities having jurisdiction over the Real Property or from private parties for the use and operation of the Real Property as hotels and/or casinos with all of the amenities necessary for the operation of the Business, and to assure vehicular and pedestrian ingress to and egress from the Real Property.

          (f) There are no pending or, to the Knowledge of Sellers, threatened condemnation proceedings relating to the Real Property.

          (g) Sellers have not received written notice of any special tax assessment relating to the Real Property or any portion thereof and, to the Knowledge of Sellers, there is no pending or threatened special assessment.

          (h) The Real Property and the Improvements constitute all of the real property and buildings, structures, facilities, fixtures and other improvements thereon in which Sellers own any rights, title or interests, except as disclosed in Section 2.08(h) of the Disclosure Schedule.
                ------------------------------------------

          (i)    As of the Closing Date, except as disclosed in Section 2.08(i)
                                                                ---------------
of the Disclosure Schedule, the Improvements will be structurally sound with no
--------------------------
material defects, in good operating condition and in a state of good maintenance and repair in all material respects, ordinary wear and tear excepted, and will be adequate and suitable for the purposes for which they are presently being used.

          2.09.  Tangible Personal Property.  As of the Closing Date, Sellers
                 --------------------------
collectively will be in possession of, and will have good and valid fee title to, all Tangible Personal Property free and clear of Liens other than Permitted Liens, except as disclosed in Section 2.09 of the Disclosure Schedule. Sellers'
                              ---------------------------------------
respective use of the Tangible Personal Property complies in all material respects with all applicable Laws.

          2.10.  Intellectual Property Rights.
                 ----------------------------

          (a) Sellers or Parent have interests in or use only the Intellectual Property disclosed in Section 1.01(a)(v) of the Disclosure Schedule
                                   ---------------------------------------------
in connection with the conduct of the Business. No other Intellectual Property is used by any Seller or necessary for use by any Seller in the conduct of the Business. Sellers are not, nor have they received any written notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any contract to use such Intellectual Property. To the Knowledge of Sellers, no such Intellectual Property is being infringed by any other Person, except as disclosed in Section 2.10(a) of the Disclosure Schedule.
                                     ------------------------------------------
Sellers have not received written notice that Sellers are infringing any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or, to the Knowledge of Sellers, has been made to such effect that has not been resolved and, to the Knowledge of Sellers, Sellers are not infringing any Intellectual Property of any other Person in connection with the conduct of the Business. To the extent any of the Intellectual Property disclosed in Section 1.01(a)(v) of the Disclosure Schedule is owned by
                      ---------------------------------------------
Parent, Parent hereby covenants and agrees to transfer or contribute to Sellers all such Intellectual Property owned by Parent (other than Excluded Intangible Personal Property) prior to the Closing.

          (b)    Intellectual Property.  Except as disclosed in Section 2.10(b)
                 ---------------------                          ---------------
of the Disclosure Schedule, no Seller has any obligation to compensate any
--------------------------
Person for the use of any Intellectual Property nor has any Seller granted to any Person any license, option or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not.

          (c) Sellers own or have a valid right to use the Intellectual Property, and except for the transfer of the Intellectual Property to Purchaser as contemplated by this Agreement, the Intellectual Property will not cease to be valid rights of the respective Sellers by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          2.11.  Contracts.
                 ---------

          (a)    Section 2.11(a) of the Disclosure Schedule (with paragraph
                 ------------------------------------------
references corresponding to those set forth below) contains a true and complete list of each of the following Business Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) to which any Seller is a party as of the Closing and by which any Assets are bound (other than such Business Contracts or other arrangements that are entered into after the date of this Agreement, are thereafter promptly disclosed to Purchaser, and are permitted under Section 4.04
                                                                    ------------
or Section 4.06).
---------------

                 (i) (A) all Contracts (excluding employee benefit plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding employee benefit plans and any such Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee exceeding $50,000 or any group of Employees exceeding $200,000 in the aggregate;

                 (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of any Seller to engage in any business activity or compete with any Person in connection with the Business or prohibiting or limiting the ability of any Person to compete with any Seller in connection with the Business;

                 (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Business;

                 (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom any Seller deals in connection with the Business;

                 (v) all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

                 (vi)   the Restructuring Agreement;

                 (vii) all collective bargaining or similar labor Contracts covering any Employee; and

                 (viii) all other Contracts (other than employee benefit plans and the Real Property Leases) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to any Seller of more than $100,000 annually and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any material cost or penalty to any Seller.

          (b)    Except as disclosed in Section 2.11(b) of the Disclosure
                                        ---------------------------------
Schedule or as otherwise disclosed below in this paragraph (b), the execution,
--------                                         -------------
delivery and performance by Sellers of this Agreement and the Operative Agreements to which they are parties, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Sellers or any of their respective Assets and Properties under, any Business Contract. Not later than six months after the Closing, FR's lease of its computer systems and provision of MIS administrative support and maintenance to the Black Hawk Business will terminate, as provided in Section 15.07.
                                        -------------

          2.12.  Licenses.  Section 1.01(a)(vi) of the Disclosure Schedule
                 --------   ----------------------------------------------
contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in
Section 2.12 of the Disclosure Schedule:
---------------------------------------

                 (i) Sellers collectively own or validly hold in their respective names all Licenses that are material, individually or in the aggregate, to the Business;

                 (ii) each Business License is valid, binding and in full force and effect;

                 (iii) Sellers are not, nor have they received any written notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License; and

                 (iv) the execution, delivery and performance by Sellers of this Agreement and the Operative Agreements to which they are parties, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Sellers or any of their respective Assets and Properties under, any Business License.

          2.13.  Foreign Person.  Neither any Seller nor FFEC is a "foreign
                 --------------
person" within the meaning of (S)1445(f)(3) of the Code, and Sellers and FFEC will furnish to Purchaser prior to the Closing an affidavit to that effect, in substantially the form of Exhibit E hereto.
                          ---------

          2.14.  Environmental Matters.
                 ---------------------

          (a)    Definitions.  The following terms, when used in this Section,
                 -----------
shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                 (i) "Sellers." For purposes of this Section only, the term "Sellers" shall include (i) all Affiliates of any Seller, (ii) all partnerships, joint ventures and other entities or organizations in which any Seller was at any time or is a partner, joint venturer, member of participant, and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by any Seller or to which any Seller has succeeded.

                 (ii) "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Laws.

                 (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

                 (iv) "Environmental Laws" shall mean all regulations of any Governmental or Regulatory Authority which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource

     Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

                 (v) "Environmental Conditions" means a Release on the Real Property or the Leased Real Property.

          (b)    Real Property and Leased Real Property.  To the Knowledge of
                 --------------------------------------
Sellers and except as set forth in the  Environmental Reports or in Section 2.14
                                                                    ------------
of the Disclosure Schedule, during the period that any Sellers have owned the
--------------------------
Real Property or leased the Leased Real Property, in all material respects the Real Property and the Leased Real Property have been, owned, leased or operated by Sellers in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, to the Knowledge of Sellers and except as disclosed in the Environmental Reports, during the period that Sellers have owned the Real Property or leased the Leased Real Property, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from the Real Property or the Leased Real Property, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about the Real Property or the Leased Real Property in compliance with all Environmental Laws in all material respects and necessary for the operation of the Business, (ii) in all material respects Sellers have at all times used, generated, treated, stored, transported, disposed of or otherwise handled their Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of any Seller under any Environmental Law, and (iii) there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at the Real Property where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws in all material respects and there has been no Release from or rupture of any such tank or pipeline, including, without limitation, any Release from or in connection with the filling or emptying of such tank.

          (c)    Notice of Violation.  Except as set forth in Section 2.14 of
                 -------------------                          ---------------
the Disclosure Schedule, no Seller has received any written notice of alleged,
-----------------------
actual or potential responsibility for, or any written inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property, the Leased Real Property or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law.

          (d)    Environmental Conditions.  To the Knowledge of Sellers and
                 ------------------------
except as set forth in the Environmental Reports or in Section 2.14 of the
                                                       -------------------
Disclosure Schedule, there are no Environmental Conditions at the Real Property
-------------------
or the Leased Real Property.

          (e)    Environmental Audits or Assessments.  Sellers have delivered to
                 -----------------------------------
Purchaser true, complete and correct copies of any Environmental Reports and updates thereto obtained by Sellers which have been conducted at the Real Property and the Leased Real Property within five years from the date of this Agreement.

          (f) No Seller has released any other Person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition, except as set forth in Section 2.14(f) of the Disclosure Schedule.
                                  ------------------------------------------

          2.15.  Brokers.  All negotiations relative to this Agreement and the
                 -------
transactions contemplated hereby have been carried out by Parent and Sellers with Purchaser without the intervention of any Person on behalf of Parent or Sellers in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment, other than as provided for in the Sales Order.

          2.16.  Labor Matters.
                 -------------

          (a) No Seller is a party to any labor agreement with respect to its Employees with any labor organization, union, group or association, except as listed in Section 2.16(a) of the Disclosure Schedule. In the past five years,
          ------------------------------------------
no Seller has experienced any attempt by organized labor or its representatives to make such Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of such Seller, except as listed in Section 2.16(a) of the
                                                        ----------------------
Disclosure Schedule.  There is no labor strike or labor disturbance pending or,
-------------------
to the best of each Seller's knowledge, threatened against such Seller nor is any grievance currently being asserted, and in the past five years no Seller has experienced a work stoppage or other labor difficulty or engaged in any unfair labor practice.

          (b)    Section 2.16(b) of the Disclosure Schedule lists the names and
                 ------------------------------------------
titles of all salaried Employees as of November 1, 2000.

          2.17.  No Other Agreements to Sell the Assets. Except as may be
                 --------------------------------------
required under the Restructuring Agreement or as recognized under Section 14.02
                                                                  -------------
regarding future events that may occur in the Bankruptcy Proceedings, neither any Seller nor Parent has any commitment or legal obligation, absolute or contingent, (i) to any other person or firm other than Purchaser, to sell, assign, transfer or effect a sale of all or substantially all of the Assets,
(ii) to sell or effect a sale of the capital stock of any Seller to any Person other than Parent or an Affiliate of Parent, (iii) to effect any merger, consolidation, liquidation, dissolution or other reorganization of any Seller, or (iv) to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing. Notwithstanding the foregoing, Purchaser acknowledges and accepts that transactions described in those clauses could be required in the Bankruptcy Proceedings. The representations and warranties in this Section shall not be deemed to have been breached as a result of any such requirements in the Bankruptcy Proceedings.

          2.18.  Insurance.  Section 2.18 of the Disclosure Schedule contains a
                 ---------   ---------------------------------------
complete and accurate list of any and all policies or binders of fire, liability, title, worker's compensation, product liability (which list shall be for five years) and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by each Seller on the Business, the Assets or its employees which, to the Knowledge of Sellers, are transferable to Purchaser pursuant to this Agreement (the "Transferable Policies"). To the Knowledge of Sellers, there is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or non-renewal of any such coverage has been received with respect to the Transferable Policies. There are no outstanding performance bonds covering or issued for the benefit of any Seller. No insurer has advised Sellers that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder with respect to the Transferable Policies.

          2.19.  No Conflicts. The execution and delivery by Parent and Sellers
                 ------------
of this Agreement do not, and the execution and delivery by Parent and Seller of the Operating Agreements to which each is a party, the performance by Parent and Sellers of their obligations contemplated hereby and thereby will not, in any manner that would have a material adverse effect on the assets, the Business or the ability of Parent or any Seller to consummate the transactions contemplated hereby and thereby:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of Parent or any Seller;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices described in Section 2.03 of the
                                                       -------------------
Disclosure Schedule, conflict with or result in a violation or breach of any
-------------------
term or provision of any Law or Order applicable to Parent or any Seller;

          (c)  except as disclosed in Section 2.11(b) or 2.19 of the Disclosure
                                      -----------------------------------------
Schedule, (i) conflict with or result in a violation or breach of, (ii)
--------
constitute (with or without notice or lapse of time or both) a default under,
(iii) require Parent or any Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien on the Assets under, any Contract or License to which Parent or any Seller is a party or by which any of the Assets and Properties of Parent or any Seller are bound.

          2.20.  Employee Plans.
                 --------------

          (a) Each Employee Plan has in all material respects been maintained in compliance with its terms and all material provisions of ERISA and the Code.

          (b) Each Pension Plan which is intended to be "qualified" within the meaning of (S)(S) 401(a) and 501(a) of the Code has been determined by the IRS to be so qualified and, to Sellers" Knowledge, there are no facts indicating that the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder has been adversely affected. To Sellers" Knowledge, no Employee Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental or Regulatory Authority or subject to any lawsuits, complaints, claims or legal proceedings or any kind. No Pension Plan is subject to Title IV of ERISA or the funding requirements of (S) 412 of the Code, or is a Multiemployer Plan, except as set forth in Section 2.20(b) of the Disclosure Schedule.
                ------------------------------------------


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Parent and Sellers as follows:

          3.01.  Organization.  Purchaser is a limited-liability company duly
                 ------------
organized, existing and in good standing under the Laws of the State of Delaware. Purchaser has full limited-liability company power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          3.02.  Authority.  The execution and delivery by Purchaser of this
                 ---------
Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the members, owners and managers of Purchaser, no other company action on the part of Purchaser or its members, owners or managers being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

          3.03.  No Conflicts.  The execution and delivery by Purchaser of this
                 ------------
Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of organization, operating agreement or other comparable organizational document of Purchaser;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.03 of the
                                                       -------------------
Disclosure Schedule, conflict with or result in a violation or breach of any
-------------------
term or provision of any Law or Order applicable to Purchaser, its Affiliates or any of their respective Assets and Properties; or

          (c)    except as disclosed in Section 3.03 of the Disclosure Schedule,
                                        ---------------------------------------
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser or any of its Affiliates to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser, its Affiliates or any of their respective Assets or Properties under, any Contract or License to which Purchaser or any of its Affiliates is a party or by which any of their respective Assets and Properties are bound.

          3.04.  Governmental Approvals and Filings.  Except as disclosed in
                 ----------------------------------
Section 3.04 of the Disclosure Schedule, no consent, approval or action of,
---------------------------------------
filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          3.05.  Legal Proceedings.  There are no Actions or Proceedings pending
                 -----------------
or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          3.06.  Brokers.  All negotiations relative to this Agreement and the
                 -------
transactions contemplated hereby have been carried out by Purchaser or its Affiliates with Parent and Sellers without the intervention of any Person on behalf of Purchaser or its Affiliates in such manner as to give rise to any valid claim by any Person against Parent or any Seller for a finder's fee, brokerage commission or similar payment, other than as provided for in the Sales Order.

          3.07.  Purchaser's Environmental Reports.  Section 3.07 of the
                 ---------------------------------   -------------------
Disclosure Schedule contains true and complete copies of all of the Purchaser's
-------------------
Environmental Reports.

          3.08.  FSELLC Membership Interest.  Purchaser is acquiring the FSELLC
                 --------------------------
Membership Interest solely for its own account and not with a view to distribution or resale of the FSELLC Membership Interest. Purchaser acknowledges and agrees that the FSELLC Membership Interest will be deemed "restricted securities" and that Purchaser will be deemed an "affiliate" of FSELLC, as those two terms are defined in Rule 144(a) promulgated by the Securities and Exchange Commission under the Securities Act, and that the FSELLC Membership Interest can not be transferred, resold or otherwise disposed of by Purchaser without registration under the Securities Act, unless pursuant to an applicable exemption from such registration, and compliance with the FSELLC Organizational Documents.

                                  ARTICLE IV

                        COVENANTS OF PARENT AND SELLERS

          Parent and each Seller jointly and severally covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, Parent and each Seller will comply with all covenants and provisions of this Article IV and
                                                                  ----------
will cause FFEC to comply with Section 4.16, except to the extent Purchaser may
                               ------------
otherwise consent in writing.

          4.01.  Regulatory and Other Approvals.  Parent and each Seller will,
                 ------------------------------
as promptly as practicable, (i) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Parent or such Seller to consummate the transactions contemplated hereby and by the Operative Agreements, including, without limitation, those described in Sections
                                                                        --------
2.03 of the Disclosure Schedule, (ii) provide such other information and
-------------------------------
communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) cooperate with Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02.
                                                         ----------------------

          4.02.  HSR Filings.  In addition to and not in limitation of Parent's
                 -----------
and Sellers" covenants in Section 4.01, Parent and Sellers will (i) take
                          ------------
promptly all actions necessary to make the filings required of Parent, Sellers or their Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Parent, Sellers or their Affiliates from the FTC or the DOJ pursuant to the HSR Act and (iii) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general.

          4.03.  Investigation by Purchaser.  Parent and Sellers will (i)
                 --------------------------
provide Purchaser and any Person who is considering providing financing to Purchaser to finance all or any portion of the Purchase Price and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with reasonable access, upon reasonable prior notice, during normal business hours and subject to reasonable scheduling, to such Employees and agents of Sellers who have significant responsibility for the conduct of the Business, to Parent's and Sellers" accountants and to the Assets, and (ii) furnish Purchaser and such other Persons with all such information and data (including, without limitation, copies of Business Contracts, Business Licenses, and other Business Books and Records) concerning the Business, the Assets and the Assumed Liabilities as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

          4.04.  Conduct of Business.  Until the Closing Date, Sellers will
                 -------------------
operate, and Parent will cause Sellers to operate, the Business in the ordinary course and consistent with past practice, except as required under the Bankruptcy Proceedings or under Section 1.01(c) or as authorized under Section
                                ---------------                        -------
15.08. Sellers will not book blocks of rooms or conventions or banquet
-----
facilities with respect to the Business for any date later than July 6, 2001, other than in the ordinary course of business consistent with past practices and at reasonable and customary rates.

          4.05.  Financial Statements and Reports; Filings.
                 -----------------------------------------

          (a) As promptly as practicable and in any event not later than 90 days after the end of each fiscal year ending after the date hereof and before the Closing Date, Parent shall deliver to Purchaser true and complete copies of the (i) unaudited consolidated balance sheet of the Business derived from the audited consolidated balance sheet of Parent and (ii) related unaudited consolidated statement of operations for each such fiscal year then ended derived from the audited consolidated statement of operations of Parent for each such fiscal year, together with a true and complete copy of the report on such audited information by Parent's independent public accountants, and all letters from such accountants with respect to the results of such audits, along with Balance Sheets supporting such unaudited consolidated financial statements of the Business. As promptly as practicable and in any event not later than 45 days after the end of each of the first three quarters of each fiscal year ending after the date hereof and before the Closing Date, Parent shall deliver to Purchaser true and complete copies of the unaudited consolidated balance sheet of the Business and the related unaudited consolidated statement of operations of the Business as of and for such quarter, the portion of the fiscal year then ended and the 12-month period then ended, together with the notes, if any, relating thereto and Balance Sheets supporting such unaudited financial statements. Such audited and unaudited financial statements shall be prepared on a basis consistent with the audited financial statements specified in Section 2.04(a). In addition, Sellers shall, and Parent
                        ---------------
shall cause Sellers to, make Representatives of Sellers' management reasonably available upon request of Purchaser to discuss Sellers' operation of the Business.

          (b) Sellers will deliver, and Parent will cause Sellers to deliver, to Purchaser true and complete copies of such other financial statements, reports and analyses relating to the Business as may be prepared or received by Sellers, or as Purchaser may otherwise reasonably request. Purchaser shall reimburse Sellers for actual out-of-pocket costs incurred for fees and expenses of outside professionals in the preparation of such items as are requested by Purchaser.

          (c) Sellers will deliver, and Parent will cause Sellers to deliver, copies of all License applications and other filings made by Sellers in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

          4.06.  Certain Restrictions.  Except as (i) required by applicable
                 --------------------
Laws, the Bankruptcy Proceedings or Section 1.01(c), (ii) authorized under
                                    ---------------
Section 15.08, or (iii) provided in Section 15.06 with respect to the Tunica
-------------                       -------------
Business, Sellers will refrain from, and Parent will cause Sellers to refrain from:

          (a) disposing of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other dispositions not exceeding $100,000 in the aggregate for each of the Las Vegas Business, the Black Hawk Business and the Tunica Business, or creating or incurring any Lien, other than a Permitted Lien, on any Assets and Properties used or held for use in the conduct of the Business;

          (b) entering into, amending, modifying, terminating, granting any waiver under or giving any consent with respect to any Business Contract or any material Business License without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed;

          (c) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that would constitute a material violation or breach of, or default under, any term or provision of any Business Contract or any Business License;

          (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of any Seller under, any Liability of or owing to any Seller in connection with the Business, other than in the ordinary course of business consistent with past practice;

          (e)    engaging with any Person in any Business Combination;

          (f) engaging in any transaction with respect to the Business with any officer, director or Affiliate of any Seller, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

          (g) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding the greater of (i) $2,000,000 or (ii) if the period between the date of this Agreement and the Closing Date exceeds 12 months, $2,000,000 plus $166,667 per month for each month after such 12-month
                   ----
period (and prorated for any such partial month), other than gaming equipment, devices and products acquired in the ordinary course of business, except upon receipt of the written consent of Purchaser;

          (h) increasing the Employees' cash compensation or severance pay entitlements, or making any other material changes in Sellers' respective compensation and personnel policies, except (i) for reasonable and customary periodic compensation increases and bonuses based on performance and consistent with past practice or in accordance with the bonus programs applicable generally to Employees, as described in Section 4.06(h) of the Disclosure Schedule
                              ------------------------------------------
(collectively, the "Bonus Program"), or (ii) as specifically authorized by the Restructuring Agreement;

          (i) making any material changes in the operation of Sellers' promotional and marketing program, commonly referred to as the "Fitzgeralds Players Card," available to gaming patrons at each Business location including, without limitation, material changes in the methods of calculating or canceling points and issuing awards to participants in the program who have accumulated designated point levels or shortening the expiration periods for points; provided, however, that the foregoing limitations shall not restrict Sellers
-----------------
from making periodic changes to such program in the ordinary course and consistent with past practice;

          (j)    exchanging or trading equipment or machinery with FR; or

          (k) entering into any Contract to do or engage in any of the foregoing.

          4.07.  Delivery of Books and Records, etc.; Removal of Property.
                 --------------------------------------------------------

          (a) On the Closing Date, Sellers will deliver or make available, and Parent will cause Seller to deliver or make available, to Purchaser at the respective locations at which the Business is conducted all of the Business Books and Records and such other Assets as are in any Seller's possession at other locations, and if at any time after the Closing any Seller discovers in its possession or under its control any other Business Books and Records or other Assets, it will forthwith deliver such Business Books and Records or other Assets to Purchaser.

Purchaser shall cooperate and afford Sellers, their counsel and their accountants, during normal business hours, reasonable access to the Business Books and Records.

          (b) Within 60 days after the Closing Date, Sellers shall remove, and Parent shall cause Sellers to remove, all Assets and Properties not being sold to Purchaser hereunder from the Real Property and Improvements.

          4.08.  Non-Competition.
                 ---------------

          (a) Provided that the Restructuring Agreement has not been terminated prior to or within 30 days after the Petition Date and except as permitted in this Section 4.08, during the period commencing on the Closing Date
                  ------------
and ending on the 18-month anniversary of the Closing Date with respect to the following clauses (i) and (ii) and ending on the 12-month anniversary of the
          --------------------
Closing Date with respect to the following clause (iii), Parent, Sellers, Philip
                                           ------------
D. Griffith, Michael E. McPherson, Max L. Page and Paul H. Manske (collectively, the "Subject Parties") each agree not to, directly or indirectly through any of their present or future Affiliates, (i) engage in the operation of any Competing Business (as defined in paragraph (e) of this Section) within Downtown Las Vegas
                        -------------
(as defined in paragraph (e) of this Section) or within a 75-mile radius of the
               -------------
Black Hawk Business or the Tunica Business (in each case, a "Territory," and collectively, the "Territories"), (ii) acquire, lease, be a controlling owner, controlling shareholder, controlling partner, controlling member or controlling equity holder of, exercise management control over, provide consulting services for, or acquire or maintain a controlling interest in, any Competing Business that is located in any of the Territories or (iii), except as provided in paragraph (b) of this Section, hire, seek to hire, or recommend or solicit the
-------------
hiring of, any Employees who are hired by Purchaser as of the Closing or encourage any of such Persons to terminate their employment with Purchaser unless Purchaser has first terminated such Persons" employment. This Section
                                                                     -------
4.08 shall continue to apply to Parent and each Seller if any of them are
----
acquired by or merged with or into any other Person who owns or operates a Competing Business (provided that the Restructuring Agreement has not been terminated prior to or within 30 days after the Petition Date), but shall not apply to the Competing Business (including Persons who own or operate the Competing Business). Notwithstanding the foregoing, this Section 4.08 shall not
                                                         ------------
apply to any Person who succeeds to a substantial portion of Parent's or any Seller's or any of their Affiliates" assets. As used herein, "controlling" means having possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          (b)    The obligations of the Subject Parties specified in clause
(iii) of paragraph (a) of this Section regarding Employees shall not apply to
         -------------
hiring such Employees for other than hotel or casino employment. Furthermore, such obligations shall not apply to any business establishments in which Philip
D. Griffith, Michael E. McPherson, Max L. Page or Paul H. Manske are employed or to which they provide services after the Closing Date if such establishments are not, directly or indirectly, under the control of the Subject Parties (however, the obligations will be applicable to these four individuals even if not applicable to the business establishments).

          (c)    Each Subject Party recognizes that the covenants in this
Section 4.08 and the territorial, time and other limitations with respect
------------
thereto are reasonable and properly required for the adequate protection of the acquisition of the Assets by Purchaser, and agrees that such limitations are reasonable with respect to its activities, business and public purpose. Each Subject Party agrees and acknowledges that the violation of the covenants or agreements in this Section 4.08 would cause irreparable injury to Purchaser and
                   ------------
that the remedy at law for any violation or threatened violation thereof would be inadequate and that, in addition to whatever other remedies may be available against the violating Subject Party at law or in equity, Purchaser shall be entitled to temporary and permanent injunctive or other equitable relief against the violating Subject Party without the necessity of proving actual damages or posting bond. Each Subject Party also waives any requirement of proving actual damages in connection with the obtaining of any such injunctive or other equitable relief.

          (d) Nothing herein shall be deemed to prevent or limit the right of any Subject Party or any of its Affiliates to engage in any of the activities otherwise prohibited by clause (i) or (ii) of paragraph (a) of this Section if
                        -----------------------------------
the applicable Competing Business is being constructed, operated, leased, owned, managed or consulted to by any Subject Party or its Affiliates as of the Closing Date (after giving effect to the sale of Assets contemplated hereby). In addition, the covenants in paragraph (a) of this Section will not apply to (x)
                           -------------
any Persons or hotel or casino assets or facilities that cease to be owned, directly or indirectly, by Parent or any Seller, including hotel or casino assets or facilities that may be divested or spun off by any Subject Party or any of its Affiliates, (y) any services (including consulting services) provided by or on behalf of any Subject Party to (I) any such Person or assets or facilities referred to in clause (x) above or (II) any Persons in which any
                          ----------
Subject Party or its Affiliates have, directly or indirectly, any minority ownership interest or (z) reasonable expansions and extensions of existing exempt operations of the type referred to in this paragraph (d).
                                                  -------------

          (e) It is the intention of each party hereto that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and the public policies of the States of Colorado, Mississippi and Nevada, respectively, and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any term or provision of this Section is determined to be illegal, invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

          (f)    For purposes of this Section 4.08, "Competing Business" means
                                      ------------
the business of owning or operating one or more establishments conducting a "gaming" (as defined in NRS (S)463.0153) or race book or sports book business, and "Downtown Las Vegas" means the area commonly known as Downtown Las Vegas, which consists of the area of the City of Las Vegas, Nevada bounded by Stewart Avenue on the north, Bridger Avenue on the south, Sixth Street on the east and Main Street on the west.

          (g) Notwithstanding anything in this Agreement to the contrary, this Section 4.08 shall be of no force or effect if the Restructuring Agreement
     ------------
has been terminated prior to or within 30 days after the Petition Date.

          4.09.  Title Insurance Policies and Exceptions.
                 ---------------------------------------

          (a)    Exhibit F hereto contains preliminary title reports for the
                 ---------
Real Property and the Real Property Leases (the "Title Reports"). All title exceptions shown on the Title Reports are hereinafter referred to as the "Permitted Exceptions." The Permitted Exceptions shall also include those other title exceptions which are disclosed or become apparent to Purchaser after the date hereof, which are not already Permitted Exceptions, which cannot be removed by the payment of a sum of money, which are not caused by the intentional act of a Seller or any Affiliate of a Seller after the date hereof, and which do not materially adversely affect the value of the Real Property or Improvements, or the continued use thereof as currently conducted, or as to which Purchaser has not timely objected.

          (b) Sellers shall cause all title exceptions shown on the Title Reports (other than Permitted Exceptions) not approved by Purchaser to be removed on or before the Closing. Sellers, however, shall have the right to (i) cause the Title Companies to remove any Liens by bonding over such Liens or (ii) obtain the commitment of the appropriate Title Companies to insure Purchaser against loss or damage that may be occasioned by such exceptions that are not Permitted Exceptions.

          (c) Prior to the Closing, Purchaser shall obtain ALTA extended owner's policies of title insurance covering the Real Property owned by any Seller (the "Owned Real Property") and lessee's policies of title insurance covering Real Property in which any Seller has a leasehold interest (the "Leased Real Property") (Forms B-1970) (Amended 4-6-90), with gap coverage for any Real Property that will be conveyed to Purchaser at the Closing before the corresponding deeds or Real Property Leases are recorded with the appropriate local recording office, issued by title insurance companies reasonably acceptable to Purchaser and Sellers in their respective reasonable discretion (the "Title Companies"), insuring that Purchaser has fee title to the Owned Real Property and Improvements thereon and valid leasehold interests in the Leased Real Property and Improvements thereon, subject only to (i) the Permitted Exceptions, (ii) liens for taxes not yet due and payable, (iii) all standard exceptions, exclusions, conditions and stipulations from coverage for the Title Companies" Extended Coverage Form ALTA Owner's Policy of Title Insurance or Lessee's Policy of Title Insurance, as the case may be, including any and all endorsements (excluding zoning endorsements) and affirmative coverage customary in real estate sale transactions involving the magnitude and type of the Assets as Purchaser shall reasonably request, and (iv) those exceptions arising after the Transfer Time and approved by Purchaser as provided above (the "Title Policies"). The aggregate coverage amount of the Title Policies for the Real Property and Improvements shall be the Purchase Price.

          (d) Sellers and Purchaser shall share equally the cost of the premiums for the Title Policies and the endorsements up to the aggregate coverage amount specified in paragraph (c) of this Section and the cost of the surveys specified in paragraph (e) of this Section. Sellers and Purchaser shall
                     -------------
cooperate diligently to provide customary documents required by the Title Companies as condition to the issuance of the Title Policies.

          (e) If reasonably required in order for Purchaser to obtain the Title Policies, Sellers shall order surveys to be prepared and be certified as having been prepared in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by the ALTA and ACSM in 1997 and including all ALTA optional items except No. 5 (Contour
Maps) and No. 12 (Governmental Agency Survey Requirements). Any such surveys shall include a certification as to whether any of the Real Property and Improvements are located in a floodplain or designated floodway and such information as may be required by any of the Title Companies to issue extended coverage (consistent with all matters shown on the survey) over all general printed exceptions to title.

          4.10.  Notice and Cure.  Sellers shall notify, and Parent shall cause
                 ---------------
Sellers to notify, Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any development, event, transaction or circumstance occurring after the date of this Agreement that causes any covenant or agreement of Parent or Sellers under this Agreement to be breached in any material respect or that renders untrue in any material respect any representation or warranty of Parent or Sellers contained in this Agreement as if the same were made on or as of the date of such development, event, transaction or circumstance. The notification required by this Section (the "Development Notification") shall be given to Purchaser within ten days after each such development, event, transaction or circumstance comes to the Knowledge of Sellers.

          4.11.  Fulfillment of Conditions.  Subject to Parent's and Sellers'
                 -------------------------
obligations in the Bankruptcy Proceedings, Parent and Sellers shall execute and deliver, and Parent shall cause Sellers to execute and deliver, at the Closing each Operative Agreement that Parent or Sellers are required hereby to execute and deliver as a condition to the Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition. This Agreement shall not obligate Parent or Sellers collectively to incur more than $50,000 of costs and expenses to satisfy the conditions specified in
Section 6.09; provided, however, that regardless of the amount of costs and
------------  -----------------
expenses necessary to satisfy the conditions specified in Section 6.09.
                                                          ------------
Purchaser's obligations to proceed with the Closing shall be subject to the satisfaction of those conditions.

          4.12.  Baggage.  At the Transfer Time, authorized representatives of
                 -------
Sellers shall perform, and Parent shall cause Sellers to perform, the following functions for all baggage, trunks and other property that were checked and placed in the care of a Seller at the Property: (i) seal all pieces of baggage with tape; (ii) prepare an inventory ("Inventoried Baggage") of such items indicating the check number applicable thereto; and (iii) deliver the Inventoried Baggage to an authorized representative of Purchaser and secure a receipt for the Inventoried Baggage. Thereafter, Purchaser shall be responsible for such Inventoried Baggage.

          4.13.  Safe Deposits.  On or before the Transfer Time, Sellers shall
                 -------------
remove, and Parent shall cause Sellers to remove, all items stored by any Seller, Parent or any of their respective Affiliates in safe deposit boxes located at the Property, and all such safe deposit boxes shall be made available for Purchaser's use thereafter. Safe deposit boxes in use by customers at the Property at the Transfer Time will be sealed in a reasonable manner mutually agreeable to Purchaser and Sellers. At the Transfer Time, Purchaser and Sellers shall designate in writing their initial safe deposit representatives. Representatives of both Sellers and Purchaser are to be present when a seal is broken. Sellers will make a representative available within one (1) hour after Purchaser notifies Sellers that the representative is required. Purchaser shall have no responsibility for loss or theft from a safe deposit box whose seal was broken in the presence of Sellers' representatives. All safe deposit keys, combinations and records shall be delivered at the Transfer Time to Purchaser.

          4.14.  Valet Parking.  At the Transfer Time, authorized
                 -------------
representatives of Sellers shall perform, and Parent shall cause Sellers to perform, the following functions for all motor vehicles that were checked and placed in the care of any Seller at the Property: (i) mark all motor vehicles with a sticker or tape; (ii) prepare an inventory of such vehicles ("Inventoried Vehicles") indicating the check number applicable thereto; and (iii) transfer control of the Inventoried Vehicles to an authorized representative of Purchaser and secure a receipt for the Inventoried Vehicles. Thereafter, Purchaser shall be responsible for the Inventoried Vehicles.

          4.15.  Notice of Developments.  If Parent or Sellers give Purchaser a
                 ----------------------
Development Notification with respect to a development, event, transaction or circumstance that causes a breach of any of their respective representations and warranties in Sections 2.04 through 2.11, 2.16, 2.18 and 2.19, then unless
              -----------------------------------------------
Purchaser has the right to terminate this Agreement pursuant to Section 12.01(c)
                                                                ----------------
by reason thereof and exercises that right within 30 days after such Development Notification is given, such Development Notification will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Sections 2.04 through 2.11, 2.16, 2.18 and 2.19, and to
                        -----------------------------------------------
have cured any misrepresentation or breach of representation or warranty that otherwise might have existed hereunder by reason of such development, event, transaction or occurrence.

          4.16.  FSELLC Membership Interest.  Except as required by applicable
                 --------------------------
Laws, the Bankruptcy Proceedings or this Agreement, FFEC will refrain from disposing of the FSELLC Membership Interest, transferring or granting any rights or interest therein that will not terminate as of the Closing, or entering into any Contract to do any of the foregoing.

          4.17.  Notice of Termination of Restructuring Agreement.  If the
                 ------------------------------------------------
Restructuring Agreement is terminated prior to or within 30 days after the Petition Date, then by not later than the next Business Day after such termination Parent or Sellers shall deliver to Purchaser written notice of such termination.

          4.18.  Cure Obligations.  Prior to the Closing Parent and Sellers
                 ----------------
shall comply with their respective obligations under Section 1.12 including,
                                                     ------------
without limitation, payment of amounts required to cure defaults as provided in clause (i) of Section 1.12.
----------    ------------

                                   ARTICLE V

                            COVENANTS OF PURCHASER

          Purchaser covenants and agrees with Sellers and Parent that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Sellers and
                                 ---------
Parent may otherwise consent in writing.

          5.01.  Regulatory and Other Approvals and Notifications.
                 ------------------------------------------------

          (a) Purchaser will, as promptly as practicable, (i) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including, without limitation, those described in Sections 3.03 and
                                                              -----------------
3.04 of the Disclosure Schedule (each, a "Regulatory Action"), (ii) provide such
-------------------------------
other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and
(iii) cooperate with Parent and Sellers in connection with the performance of their obligations under Sections 4.01 and 4.02.
                        ----------------------

          (b) Purchaser will provide reasonably descriptive written notification to Sellers within ten days after the occurrence of any of the following events:

                 (i) Purchaser makes any filing or submits any application, notice or similar document (or any amendment or supplement to any of the foregoing) necessary for any Regulatory Action to be obtained, taken, made or given;

                 (ii) Purchaser withdraws any filing, application, notice or similar document referred to in clause (i) of this paragraph (b);
                                     ----------         -------------

                 (iii) any Regulatory Action is obtained, taken, made or given;

                 (iv) any Governmental or Regulatory Authority notifies Purchaser that its application, notice, filing or other request for a Regulatory Action has been placed on an agenda or schedule for hearing or consideration (which notification from Purchaser to Sellers shall specify the date of such hearing or consideration) or removed from such agenda or schedule; or

                 (v) any Governmental or Regulatory Authority (A) issues a decision not to take, make or give any Regulatory Action, as the case may be, or (B) withdraws, revokes, cancels or nullifies any Regulatory Action that was previously taken, made or given, as the case may be.

          5.02.  HSR Filings.  In addition to and without limiting Purchaser's
                 -----------
covenants in Section 5.01, Purchaser will (i) take promptly all actions
             ------------
necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the FTC or the DOJ pursuant to the HSR Act, (iii) cooperate with Parent and Sellers in connection with their filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the DOJ or state attorneys general, and (iv) pay any and all filing fees due and payable in connection therewith.

          5.03.  Financing Letter.  Concurrently with Purchaser's execution and
                 ----------------
delivery of this Agreement to Parent and Sellers, Purchaser shall deliver to Parent and Seller the following letters addressed to them:

                 (i) a letter executed by Jefferies & Company, Inc. ("Jefferies"), as financial advisor to Purchaser and Purchaser's Parent, stating to Parent's and Sellers" reasonable satisfaction, with normal and customary wording for letters of such a nature, that Jefferies is "highly confident" that Purchaser will satisfy the conditions specified in Section
                                                                        -------
     6.08 by not later than 60 days after all conditions specified in Article
     ----                                                             -------
     VI, other than in Section 6.08, have been satisfied, waived or excused; and
     --                ------------

                 (ii) a commitment letter from Don H. Barden stating to Parent's and Sellers" reasonable satisfaction that the other funds needed for Purchaser to pay the Purchase Price and related costs (besides the funds to be obtained through the financing specified in Section 6.08) will
                                                             ------------
     come from an infusion of equity capital into Purchaser's Parent or Purchaser by or on behalf of Mr. Barden or related parties.

          5.04.  Leased Employee Expenses.
                 ------------------------

          (a)    The provisions of this Section 5.04 shall apply only with
                                        ------------
respect to Employees who have entered into employment Contracts with Sellers that expire after the date of this Agreement, as disclosed in Section 5.04 of
                                                              ---------------
the Disclosure Schedule ("Contracted Employees").
-----------------------

          (b) Within 85 days after the entry of the Petition Date, Purchaser shall deliver to Sellers a true and complete list of those Contracted Employees whose services Purchaser desires to lease from Sellers ("Leased Employees") for the period beginning on the Closing Date and ending on December 31 of the calendar year in which the Closing takes place (the "Lease Period"). The number of Leased Employees shall not exceed 15. Purchaser's obligation to provide Sellers with the list of Leased Employees pursuant to this paragraph (b) shall
                                                           -------------
be subject to Sellers" providing Purchaser with reasonable access to the Contracted Employees after December 4, 2000.

          (c) Sellers shall continue to employ the Leased Employees following the Closing Date and for the term of the Lease Period and the Leased Employees shall at all times during the Lease Period be employees of Sellers and not Purchaser, subject to any rights of (i) the Leased Employees to terminate their employment with Sellers or (ii) Sellers to terminate the employment of the Leased Employees under the applicable employment Contracts. Sellers shall be responsible to the Leased Employees for all salaries, wages, bonuses and other obligations under their employment Contracts and Purchaser shall have no liability to the Leased Employees for any of these items or for any other benefits provided under their respective employment Contracts with Sellers. Purchaser shall not be required to offer employment to any Leased Employees as otherwise may be required under Section 9.01 either on
                                                        ------------
the Closing Date or after expiration of the Lease Period. During the Lease Period Purchaser shall provide work places for the Leased Employees that are consistent with their respective job descriptions or, alternatively, shall advise the Leased Employees that they are not required to report to Purchaser for work at all.

          (d) During the Lease Period, but only for so long as such Leased Employees are employed by Sellers during the Lease Period, Purchaser shall reimburse Sellers for all salaries, wages, Bonus Program payments, related employment taxes, employee benefits and workers compensation incurred by Sellers with respect to the Leased Employees pursuant to their employment Contracts and the Bonus Program. Purchaser shall not be directly responsible for, nor reimburse Sellers with respect to, any bonus, severance or other termination pay which may be payable to any Leased Employees pursuant to their respective employment Contracts.

          (e) Sellers covenant and agree to pay the Leased Employees, as and when due, all amounts to which the Leased Employees become entitled pursuant to their employment Contracts for the Lease Period.

          (f) Amounts payable by Purchaser under this Section shall be paid to the respective Sellers within five Business Days after Purchaser's receipt of reasonable documentary support for Sellers' request for such payment, which Sellers may deliver within five Business Days of the end of each payroll period of Sellers during the Lease Period.

          5.05.  Representations and Warranties.  Purchaser shall not, directly
                 ------------------------------
or indirectly through any of its Affiliates, take any actions or obligate itself to take any actions that would make it impossible or impracticable with Purchaser's use of commercially reasonable efforts for any of Purchaser's representations or warranties in this Agreement to be true and correct in all material respects on and as of the Closing Date as though such representations or warranties were made on and as of the Closing Date.

          5.06.  Notice and Cure.  Purchaser will notify Parent and Sellers in
                 ---------------
writing of, and contemporaneously will provide Parent and Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it comes to the Knowledge of Purchaser, occurring after the date of this Agreement that causes any covenant or agreement of Purchaser under this Agreement to be breached or that renders untrue in any material respect any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' Indemnified Parties' right to seek indemnity under Article XI.
                                                            ----------

          5.07.  Fulfillment of Conditions.  Purchaser will execute and deliver
                 -------------------------
at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy (i) each condition to the obligations of Parent and Sellers contained in this Agreement and (ii) the conditions specified in Section
                                                                         -------
6.08, and will not take or fail to take any action that could reasonably be
----
expected to result in the nonfulfillment of any conditions specified in clauses
                                                                        -------
(i) or (ii) of this Section. Purchaser will provide prompt written notification
-----------
to Sellers when the conditions specified in Section 6.08 have been satisfied (or
                                            ------------
waived).


                                  ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

          6.01.  Representations and Warranties.  Subject to Section 4.15, each
                 ------------------------------              ------------
of the representations and warranties made by Parent and Sellers in this Agreement (other than those made as of a specified date earlier than the Closing
Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, however, that this condition shall not apply to the
              -----------------
extent that Article IV or other provisions of this Agreement authorize Parent or
            ----------
Sellers to take certain actions or authorize certain events to occur between the date of this Agreement and the Closing Date and such actions or events render any representations or warranties of Parent or Sellers untrue, incorrect or incomplete as of the Closing Date. Any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

          6.02.  Performance.  Parent and Sellers shall have performed and
                 -----------
complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by them at or before the Closing.

          6.03.  Orders and Laws.  On the Closing Date, the Sales Order or an
                 ---------------
Order confirming a Plan of Reorganization shall be a Final Order and shall not be subject to any Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

          6.04.  Regulatory Consents and Approvals.
                 ---------------------------------

          (a) All consents, approvals and actions of, filings with, and notices to, any Governmental or Regulatory Authority (including, without limitation, the Gaming Authorities exercising jurisdiction over Purchaser and its Affiliates) necessary to permit Purchaser, Parent and Sellers to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

          (b) All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser to perform its obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby,
(i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and
(iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions by Purchaser contemplated by this Agreement and the Operative Agreements shall have occurred.

          6.05.  Third Party Consents.  If not otherwise provided by Order of
                 --------------------
the Bankruptcy Court, in all material respects the consents (or in lieu thereof waivers) (i) listed in Section 6.05 of the Disclosure Schedule and (ii) all
                       ---------------------------------------
other consents (or in lieu thereof waivers) to the performance by Purchaser, Parent and Sellers of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser or any Seller is a party or by which any of their respective Assets and Properties are bound shall
(A) have been obtained, (B) not be subject to the satisfaction of any condition that has not been satisfied or waived and (C) be in full force and effect, except (in the case of clause (ii) above) where the failure to obtain any such
                       -----------
consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser, the Assets, the Assumed Liabilities or the Business or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

          6.06.  Personal Property Leases.  For any leases of personal property
                 ------------------------
and equipment described in Section 6.06 of the Disclosure Schedule, prior to the
                           ---------------------------------------
Closing Date Sellers shall, and Parent shall cause Sellers to, pay in full and take any and all actions necessary to perform all payment obligations under such leases and to effect the complete discharge, termination and release of all such leases as are necessary to convey to Purchaser at the Closing good and valid fee title to all such personal property subject to such leases, free and clear of all Liens (other than Permitted Liens), in good working order and condition, ordinary wear and tear excepted.

          6.07.  Deliveries.  Parent and Sellers shall have executed and
                 ----------
delivered to Purchaser all of the Operative Agreements required hereunder to be executed and delivered by

Parent and Sellers and all necessary forms and certificates (including the affidavits described in Section 2.13 and IRS Forms W-9), duly executed,
                        ------------
certifying that the transactions contemplated hereunder are exempt from withholding under the tax laws (except to the extent that Section 1.03(a)
                                                          ---------------
provides for such withholding).

          6.08.  Financing.  Purchaser or Purchaser's Affiliate shall have
                 ---------
obtained financing, in the form of senior secured notes, of an aggregate principal amount not exceeding $137,000,000, on terms reasonably acceptable to Purchaser or Purchaser's Parent with reasonableness standards based on (i) the consolidated financial position, results of operations, cash flow, present capital and debt structure, and credit rating of Purchaser's Parent; and (ii) interest rates and other general conditions in the relevant financial markets.

          6.09.  Black Hawk Business Environmental Matters.  If the results of
                 -----------------------------------------
the most recent radon tests that were performed on Purchaser's behalf at the Black Hawk Business and are disclosed in the Purchaser's Environmental Reports are 4 pCi/L or greater, Sellers shall have conducted, constructed and performed prior to the Closing, at their sole expense, any and all work and improvements necessary to mitigate the radon to levels below 4 pCi/L and such work and improvements shall have been performed and constructed in accordance with all applicable Environmental Laws in all material respects.

          6.10.  Tunica Business Access.  Purchaser shall be satisfied, in its
                 ----------------------
reasonable discretion, that as of the Closing there exists adequate access allowing ingress to and egress from the Tunica Business, either by the Title Company providing an access endorsement or otherwise insuring as to such access, Sellers providing documentary evidence reasonably satisfactory to Purchaser that a perpetual easement allowing such access exists in favor of the Real Property comprising the Tunica Business, or otherwise.

          6.11.  Las Vegas Business Compliance.  As of the Closing, Sellers
                 -----------------------------
shall have expanded the Las Vegas Business restroom facilities described in
Section 2.08(c) of the Disclosure Schedule to achieve compliance with the
------------------------------------------
applicable regulations of the City of Las Vegas Building Department in all material respects.

                                  ARTICLE VII

                CONDITIONS TO OBLIGATIONS OF SELLERS AND PARENT

          The obligations of Sellers hereunder to sell the Assets and the obligations of Parent to cause Sellers to take such action are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers and Parent in their sole discretion):

          7.01.  Representations and Warranties.  Each of the representations
                 ------------------------------
and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

          7.02.  Performance.  Purchaser shall have performed and complied with,
                 -----------
in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing, including, without limitation, payment of the Purchase Price.

          7.03.  Orders and Laws.  On the Closing Date, the Sales Order or an
                 ---------------
Order confirming a Plan of Reorganization shall be a Final Order and shall not be subject to any Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Parent or Sellers. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          7.04.  Regulatory Consents and Approvals.  All consents, approvals and
                 ---------------------------------
actions of, filings with, and notices to, any Governmental or Regulatory Authority (including, without limitation, the Gaming Authorities) necessary to permit Parent and Sellers to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, (iii) shall be in full force and effect, and (iv) all terminations or expirations of waiting periods imposed under the HSR Act shall have occurred.

          7.05.  Third Party Consents.  All consents (or in lieu thereof
                 --------------------
waivers) to the performance by Sellers and Parent of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 7.05 of the Disclosure Schedule shall, if
                              ---------------------------------------
not otherwise provided by Order of the Bankruptcy Court, (i) have been obtained,
(ii) not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) be in full force and effect.

          7.06.  Deliveries.  Purchaser shall have executed and delivered to
                 ----------
Parent and Sellers the Assumption Agreement and the other Assumption
Instruments.

          7.07.  Proceedings.  All proceedings to be taken on the part of
                 -----------
Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers and Parent, and Sellers and Parent shall have received copies of all such documents and other evidences as they may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                 ARTICLE VIII

                      TAX MATTERS AND POST-CLOSING TAXES

          8.01.  Taxes.
                 -----

          (a) Except as otherwise provided by the Bankruptcy Code or the Sales Order, Sellers shall pay, and Parent shall cause Sellers to pay, all sales, use, withholding, gaming, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees relating to the pre-Closing period or accruing upon the Closing Date ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Purchaser on an after-Tax basis with respect to such Transfer Taxes. Sellers shall file, and Parent shall cause Sellers to file, all necessary documentation and Tax Returns with respect to such Transfer Taxes.

          (b) Except as otherwise provided by the Bankruptcy Code or the Sales Order, Sellers shall be and remain liable for any fees or taxes due pursuant to NRS Chapter 463, C.R.S. Title 12, Article 47.1, and Miss. Code Ann. Title 75, Chapter 76, (S)(S) 177-189 which accrue prior to the Closing, including, without limitation, liability for payment of any fees or taxes due pursuant to any subsequent deficiency determinations made under such statutes which relate to any period of time prior to the Closing.

          8.02.  Pre-Clo sing Tax Returns and Taxes.  Sellers shall, and Parent
                 ---------------------------------
shall cause Sellers to, timely prepare and file all Tax Returns of Parent, Sellers and FFEC for taxable periods ending on or before the Closing Date ("Pre-Closing Tax Returns"). Parent, Sellers and FFEC shall timely pay or cause to be paid all Taxes related to Pre-Closing Tax Returns or otherwise relating to a period ending on or before the Closing Date ("Pre-Closing Taxes").

          8.03.  Tax Indemnification.
                 -------------------

          (a)    After the Closing Date, and subject to Article XI, Parent,
                                                        ----------
Sellers and FFEC will indemnify and hold harmless Purchaser from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to (i) Pre-Closing Taxes of Parent, each Seller and FFEC; (ii) any Taxes of Parent, any Seller or FFEC measured by net or gross income (including, without limitation, any Tax liability that arises solely by reason of any Seller or FFEC being severally liable for any Tax of any current or former Affiliate of such Seller or FFEC pursuant to Treasury Regulation "1.1502-6 or any analogous state or local Tax provision) and all other Taxes of any Seller or FFEC except those described in Section 8.03(b); and (iii) all Taxes described in Section
                   ---------------                                   -------
8.01.
----

          (b)    Purchaser will be responsible for and, subject to Article XI,
                                                                   ----------
Purchaser will indemnify and hold Sellers harmless against any all liabilities with respect to Taxes arising out of the ownership of the Assets for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. For purposes of the preceding sentence, in the case of any Taxes that are imposed on a periodic basis and are payable for a tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such tax period ending on the Closing Date shall (i) in the case of any Tax not based upon or related to income or receipts, be deemed the amount of such Tax for the entire tax period multiplied by a fraction the numerator of which is the number of days in the tax period ending on the Closing Date and the denominator of which is the number of days in the entire tax period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed the amount of Tax which would be payable if the relevant tax period ended on the Closing Date. Any credits arising out of the ownership of the Assets relating to a tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practices of Sellers.

          8.04.  Tax Cooperation.  After the Closing Date, Parent and Sellers
                 ---------------
will, and Parent will cause Sellers to, cooperate with Purchaser, and Purchaser will cooperate with Sellers and Parent, in the preparation of all Tax Returns and will provide (or cause to be provided) any records and other information the other so requests, and will provide access to, and the cooperation of its auditors. Parent and Sellers will, and Parent will cause Sellers to, cooperate with Purchaser and Purchaser will cooperate with Sellers and Parent in connection with any Tax investigation, audit or other proceeding.

          8.05.  Notification of Proceedings; Control.  Sellers and Parent shall
                 ------------------------------------
have the right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to all Taxes, other than any Taxes for which Purchaser shall be liable after the Closing, and shall be entitled to all refunds with respect to such Taxes other than any Taxes for which Purchaser shall be liable after the Closing. Purchaser shall have the right to control any audit or examination by any taxing authority for any taxes which Purchaser shall be liable after the Closing, and shall have the right to initiate any claim for refund, file any amended returns, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any taxes which Purchaser shall be liable after the Closing, and shall be entitled to all refunds with respect to such Taxes; provided that Purchaser will consult in good faith with Sellers and Parent with respect to any Taxes for periods that include the Closing Date, and Sellers or Parent shall be entitled to any refunds for such period to the extent the refund is allocable, in accordance with the principles of Section 8.03(a) and (b) to
                                                   ---------------
that portion of such period ending on the Closing Date.

                                  ARTICLE IX

               POST-CLOSING EMPLOYMENT OBLIGATIONS OF PURCHASER

          9.01.  Hiring and Retaining Employees.
                 ------------------------------

          (a) Effective as of the Closing, Purchaser shall make bona fide, good faith offers of employment to all of the Employees, other than executive officers of Parent or of any

Sellers, probationary Employees or Leased Employees, for employment at the same Business locations where they were employed in the ordinary course prior to the Closing. Such offers of employment may be on terms and conditions as Purchaser shall determine in its sole discretion; provided, however, that Purchaser's
                                        -----------------
offers of employment to Contracted Employees who are not Leased Employees shall be on substantially equal economic terms (combined salary, wages and bonus) as are available to such Contracted Employees under their respective employment Contracts with Sellers. All Employees hired by Purchaser pursuant to this
Article IX shall be credited by Purchaser for their periods of employment with
----------
any Sellers through the day immediately preceding the Closing Date for purposes of determining seniority and eligibility for employee benefits (other than pension plans) provided generally by Purchaser's Parent or subsidiaries of Purchaser's Parent to their employees performing the same or substantially similar duties. For at least 90 days after the Closing, Purchaser shall not, directly or indirectly, take any actions that would cause more than either of the following two numbers of Covered Employees, specified in clauses (i) and
                                                             ---------------
(ii), at the Las Vegas Business, the Black Hawk Business or the Tunica Business
----
to incur an "Employment Loss," as defined in Section 9.03:
                                             ------------

                 (i) The greater of (A) 49 or (B) 32.9% of all Covered Employees; or

                 (ii)  499.

          (b) For the period between the Closing Date and the end of the calendar year in which the Closing takes place, Purchaser shall adopt and maintain in effect the Bonus Plan for Employees that Purchaser hires pursuant to paragraph (a) of this Section.
-------------

          (c) From time to time after the execution of this Agreement, Sellers shall be entitled to notify Employees of Purchaser's obligations under paragraphs (a) and (b) of this Section.
----------------------

          9.02.  Purpose and Intent.  The provisions of this Article IX are
                 ------------------                          ----------
intended to, among other things, effect a smooth transition of the ownership of the Business from Sellers to Purchaser and of the employment of the Employees such that in connection with the transactions contemplated by this Agreement, Employees at each of the three Business locations will not be deemed to have incurred an Employment Loss for which any Sellers had or will have obligations, Liabilities or responsibilities under WARN. Purchaser shall perform its obligations under this Article IX in a spirit of cooperation and utmost good
                       ----------
faith with a view towards achieving this intent.

          9.03.  Certain Defined Terms.  For purposes of this Article IX, the
                 ---------------------                        ----------
following terms have the following meanings:

          (a) "Covered Employees" means all Employees other than "part-time employees," as defined under WARN.

          (b) "Employment Loss" has the meaning ascribed to such term under WARN.

          9.04.  Enforcement of Obligations.  Purchaser acknowledges and agrees
                 --------------------------
that a violation of any covenants or agreements in this Article IX would cause
                                                        ----------
irreparable injury to Parent, Sellers and their Affiliates and that the remedy at law for any violation or threatened violation thereof would be inadequate and that, in addition to whatever other remedies may be available at law or in equity, Parent and Sellers shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages or posting bond. Purchaser also waives any requirement of proving actual damages in connection with the obtaining of any such injunctive or other equitable relief.

          9.05.  Exception to Hiring Obligations.  This Article IX shall not
                 -------------------------------        ----------
require Purchaser to hire any Employees who freely and voluntarily choose not to be employed by Purchaser, so long as Purchaser has neither taken actions nor expressed an intention to take actions with respect to such Employees that would reasonably be expected to cause such Employees to incur an Employment Loss if they were to accept employment by Purchaser. This Section 9.05 shall not,
                                                  ------------
however, limit or otherwise affect Purchaser's obligations under Section 5.04
                                                                 ------------
with respect to Leased Employees.

          9.06.  Withdrawal Liability.  It is the intention of Parent, Sellers
                 --------------------
and Purchaser to satisfy the provisions of " 4204 of ERISA with respect to any obligation that Sellers may have under any Multiemployer Pension Plan with respect to Employees. Therefore, Parent, Sellers and Purchaser agree as follows:

                 (i) Purchaser shall continue making contributions to each Multiemployer Plan in accordance with the terms of any applicable collective bargaining agreement obligating Parent or Sellers to make contributions to such Multiemployer Plan for substantially the same number of contribution base units for which Parent or Sellers or both had an obligation to contribute to the Multiemployer Plan as of the Closing Date; and

                 (ii) unless exempt under Pension Benefit Guaranty Corporation Regulations (S)(S) 4204.11 or 4204.21, Purchaser shall post a bond or hold in escrow in favor of the Multiemployer Plan for a period of five plan years commencing with the first plan year beginning after the Closing Date in an amount and form that satisfies the requirements of (S) 4204(a)(1)(B) or ERISA; and

                 (iii) in the event that Purchaser withdraws in a complete or partial withdrawal under (S) 4201 of ERISA from a Multiemployer Plan during the first five years beginning after the Closing Date, and Purchaser fails to make any withdrawal liability payments when due, Sellers shall be secondarily liable for any withdrawal liability that Sellers would have had to the Multiemployer Plan but for the provisions of this Section 9.06 and
                                                              ------------
     (S) 4204 of ERISA subject, however, for any limitations on such liability under the Bankruptcy Code or any applicable bar Orders of the Bankruptcy Code.

     Nothing in this Section 9.06 shall constitute or be construed as a post-
                     ------------
Bankruptcy Court petition assumption or reaffirmation of any withdrawal or other Liabilities.

          9.07.  Bonus Program.
                 -------------

          (a) For the calendar year in which the Closing takes place, Purchaser shall pay directly to the Employees hired by Purchaser the amounts payable to them under the Bonus

Program for the period between the Closing Date and the end of such calendar year. Purchaser shall make such payments as and when due under the Bonus Program.

          (b)    For purposes of Purchaser's post-Closing obligations under this
Section 9.07, the Bonus Program shall be deemed applicable to the Business, and
------------
shall take into account the results of operations of the Business, as owned by Purchaser.

                                   ARTICLE X

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                           COVENANTS AND AGREEMENTS

          Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of any other party or parties contained in this Agreement, Sellers and Parent on one side and Purchaser on the other side have the right to rely fully on the representations, warranties, covenants and agreements of each other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers, Parent and Purchaser contained in this Agreement will survive the Closing until, and terminate on, the First Holdback Expiration Date with respect to all matters except representations and warranties contained in Sections 2.07 or 2.14 and
                                                   ---------------------
covenants and agreements contained in Article VIII, which will survive the
                                      ------------
Closing until, and terminate on, the Final Holdback Expiration Date; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with the above provisions of this Article X will
                                                          ---------
continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or prior to such termination date,
                             ----------
until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.
                        ----------

                                  ARTICLE XI

                                INDEMNIFICATION

          11.01. Indemnification.
                 ---------------

          (a)    Subject to paragraph (c) of this Section and the other Sections
                            -------------
of this Article XI, Parent and Sellers shall indemnify the Purchaser Indemnified
        ----------
Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of, or relating to, (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Parent or Sellers contained in this Agreement, (ii) any and all other Liabilities, obligations and costs of Sellers arising prior to the Closing Date other than the Assumed Liabilities and (iii) any and all other Liabilities, obligations and costs of Sellers arising prior to the Closing Date (other than the Assumed Liabilities) but which are brought against Purchaser prior to or after the Closing Date.

          (b)    Subject to the other Sections of this Article XI, Purchaser
                                                       ----------
shall indemnify Sellers Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or (ii) after the Closing, any Assumed Liability.

          (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under Section 11.01(a) unless and until (i) the
                                ----------------
Closing has occurred and (ii) Purchaser Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in this Section
                                                                    -------
11.01 in excess of $200,000 in the aggregate (except as provided in the next
-----
sentence), in which event Purchaser Indemnified Parties shall, to the extent provided in Section 1.03(b) and the Escrow Agreement, be entitled to claim
            ---------------
indemnity (including all related fees and costs) solely from the balance of the Purchaser's Holdback, if any, then remaining in the Escrow Account. The $200,000 threshold specified in the preceding sentence for entitlement to claim indemnity shall not apply to a breach of a representation or warranty contained in Sections 2.02, 2.03, 2.07 or 2.14, or to a breach of a covenant contained in
   ---------------------------------
Sections 8.01, 8.02, 8.03, 15.04 or 15.05; however, such indemnity claims shall
-----------------------------------------
be limited to the remaining balance of the Purchaser's Holdback, as provided in the preceding sentence.

          11.02. Method of Asserting Claims.  All claims for indemnification by
                 --------------------------
any Indemnified Party under Section 11.01 shall be asserted and resolved only as
                            -------------
follows:

          (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against
                                             -------------
or sought to be collected from such Indemnified Party by a Person other than a Seller or any Affiliate of a Seller or of Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section
                                                                         -------
11.01 and whether the Indemnifying Party desires, at its sole cost and expense,
-----
to defend the Indemnified Party against such Third Party Claim.

                 (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     Section 11.02(a), then the Indemnifying Party will have the right to
     ----------------
     defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 11.01 with respect to any Third Party
                                 -------------
     Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified
                                       --------  -------
     Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 11.02(a)(i), file any motion, answer
                                   -------------------
     or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section
                                                                       -------
     11.02(a)(i), and the Indemnified Party will bear its own costs and expenses
     -----------
     with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 11.01 with respect to such Third Party
                                  -------------
     Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), or if the
                                              ----------------
     Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 11.02(a)(ii), if
                                                      --------------------
     the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required
                 ------------
     to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 11.02(a)(ii) or of the Indemnifying Party's participation
             --------------------
     therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.02(a)(ii), and the Indemnifying Party will bear its own
          --------------------
     costs and expenses with respect to such participation.

               (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.01 or fails to notify the
                                            -------------
     Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section
                                                                     -------
     11.01 and the Indemnifying Party shall pay the amount of such Loss to the
     -----
     Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.02(c).
                                                         ----------------

          (b)  In the event any Indemnified Party has a claim under Section
                                                                    -------
11.01 against any Indemnifying Party that does not involve a Third Party Claim,
-----
the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.01
                                                                   -------------
and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by the Bankruptcy Court.

                                  ARTICLE XII

                                  TERMINATION

          12.01. Termination.  This Agreement may be terminated, and the
                 -----------
transactions contemplated hereby may be abandoned before the Closing:

          (a) by Sellers and Parent if (i) Purchaser materially breaches this Agreement and fails to cure such breach within 20 Business Days after receipt of written notice thereof from Sellers and Parent and (ii) at the time of such termination each Seller and Parent are neither materially in breach of, nor materially in default under, this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

          (b) by Purchaser if (i) any Seller or Parent materially breaches this Agreement and fails to cure such breach within 20 Business Days after receipt of written notice thereof from Purchaser and (ii) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee (except as provided in Section 14.01(c)(iv);
                                                        --------------------
provided, however, that with respect to any development, event, transaction or
--------  -------
circumstance of which Parent or Sellers have given to Purchaser a Development Notification specified in Section 4.15, Purchaser's right to terminate this
                          ------------
Agreement and abandon the transactions contemplated hereby shall be governed exclusively by Section 12.01(c);
               ----------------

          (c) by Purchaser if (i) within 30 days immediately preceding such termination, Parent or Sellers have given Purchaser a Development Notification specified in Section 4.15, (ii) the development, event, transaction or
             ------------
circumstance that is the subject of such Development Notification has had a material adverse effect on the Condition of the Business, and (iii) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee (except as provided in Section 14.01(c)(iv);
                                                        --------------------

          (d) by Sellers and Parent upon notification to Purchaser that the satisfaction of any condition specified in Section 7.02 to Parent's or Sellers'
                                           ------------
obligations under this Agreement has become impossible or impracticable with the use of commercially reasonable efforts, but only if (i) the failure to satisfy any such condition is not caused by a breach, active participation or deliberate nonfeasance by any Sellers or Parent, and (ii) at the time of such termination each Seller and Parent are neither materially in breach of, nor materially in default under this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

          (e) by Sellers and Parent if (i) Purchaser withdraws, without demonstrating an intention to amend and refile or resubmit promptly, any applications, notices or other documents previously filed with, or submitted to, any Governmental or Regulatory Authority that are necessary for the conditions specified in Section 6.04 or Section 7.04
                                                   ------------    ------------
to be satisfied or (ii) any Governmental or Regulatory Authority (A) issues a decision not to give any consents or approvals or not to take any actions specified in Section 6.04 or Section 7.04 or (B) withdraws, revokes, cancels or
             ------------    ------------
nullifies any such consents or approvals that were previously given or any such actions that were previously taken, but only if the occurrence of any of the events specified in clauses (i) and (ii) of this paragraph (e) is not caused by
                    --------------------         -------------
a breach, active participation or deliberate nonfeasance by any Sellers or Parent and at the time of such termination each Seller and Parent are neither materially in breach of, nor materially in default under, this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

          (f) by Purchaser upon notification to Sellers and Parent that the satisfaction of any condition to Purchaser's obligations under this Agreement specified in Article VI other than Section 6.03 has become impossible or
             ----------            ------------
impracticable with the use of commercially reasonable efforts, but only if (i) the failure to satisfy any such condition is not caused by a breach, active participation or deliberate nonfeasance by Purchaser, and (ii) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

          (g) by Sellers and Parent on one side, or by Purchaser on the other side, if the conditions specified in Section 6.03 or Section 7.03 have not been
                                     ------------    ------------
satisfied, but only if (i) the failure to satisfy any such conditions is not caused by a breach, active participation or deliberate nonfeasance by the terminating side and (ii) at the time of such termination the terminating side is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser's entitlement to the Expense Reimbursement and the Breakup Fee shall be determined under Section
                                                                    -------
14.01;
-----

          (h) by Sellers and Parent on one side, or by Purchaser on the other side, if the Closing has not occurred within 21 months after the entry of the Sales Order or an Order confirming a Plan of Reorganization, provided that (i) such failure of the Closing to occur is not caused by (A) a breach, active participation or deliberate nonfeasance by the terminating side, or (B) delays in obtaining Gaming Authorities approvals that are caused by the terminating side, and (ii) the terminating side is neither materially in breach of, nor materially in default under, this Agreement, in which case Sellers shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee;

          (i) by Parent or Sellers pursuant to (i) their acceptance of an offer or offers by another Person or Persons (other than Purchaser or an Affiliate of Purchaser) to acquire all or substantially all of the Assets at one or more of the three Business locations or (ii) the entry of an Order or Orders approving the acquisition of all or substantially all of the Assets at one or more of the three Business locations by another Person or Persons (other than Purchaser or an Affiliate of Purchaser), in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, and Purchaser's entitlement to the Expense Reimbursement and the Breakup Fee shall be determined under Section 14.01; or
                                                            -------------

          (j) by Purchaser if a Termination Event occurs, but only if at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

          (k)  by Purchaser if the provisions of Section 4.08 will not become
                                                 ------------
effective due to termination of the Restructuring Agreement, but only if (i) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement and (ii) Purchaser exercises this termination right within ten Business Days after Parent or Sellers have delivered to Purchaser written notice of termination of the Restructuring Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit, all interest earned thereon and the Expense Reimbursement (if the Cash Collateral Order has been issued or if the Interim Cash Collateral Order has been issued and is still in effect), but not the Breakup Fee;

          (l) by Purchaser in the event of a material breach of the Noteholders' Undertaking by either (A) Consenting Noteholders who, together with their respective Affiliates, hold not less than 33 1/3% of the outstanding principal amount of Senior Secured Notes or (B) any of the original signatories to the Noteholders' Undertaking (other than Purchaser), but only if (i) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement and (ii) Purchaser exercises this termination right within ten Business Days after such breach or default comes to the Knowledge of Purchaser, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee (and Purchaser's entitlement to the Noteholders' Undertaking Expense Reimbursement from Consenting Noteholders shall be determined under the Noteholders' Undertaking);

          (m) by Purchaser in the event of a material breach of the Fitzgeralds Undertaking by Parent, any Sellers or FFEC, but only if at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit, all interest earned thereon and the Expense Reimbursement (if the Cash Collateral Order has been issued or if the Interim Cash Collateral Order has been issued and is still in effect), and Purchaser's entitlement to the Breakup Fee shall be determined under Section 14.01;
                                          -------------

          (n) by Purchaser if EBITDA for the fiscal year or 12-month period reported in any unaudited consolidated statement of operations of the Business that Parent delivers to Purchaser pursuant to Section 4.05(a) plus the Corporate
                                              ---------------
Expense Adjustment is less than $22,900,000, but only if (i) at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement and (ii) Purchaser exercises this termination right within ten Business Days after Parent has delivered to Purchaser such unaudited consolidated statement of operations, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

          (o) by Purchaser if Adjusted EBITDA is less than $24,275,000, but only if at the time of such termination Purchaser is neither materially in breach of, nor materially in default under, this Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

          (p) by Sellers and Parent on one side, or by Purchaser on the other side, if Sellers, Parent and Purchaser have not approved the form and content of all Sections of the Disclosure Schedule, all Exhibits to this Agreement and the proposed forms of the Bid Protection Order, Interim Cash Collateral Order and Cash Collateral Order by December 4, 2000, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

          (q) by Purchaser by not later than December 4, 2000, if, by that date it has not approved the resolution of outstanding issues concerning Contracts relating to the Las Vegas Business' hotel operations, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

          (r) by Sellers and Parent if, as of December 4, 2000, the Restructuring Agreement has been terminated or otherwise is not in effect, provided that Sellers and Parent exercise this termination right within ten (10) Business Days after Sellers and Parent have delivered to Purchaser written notice of the termination of the Restructuring Agreement, in which case Purchaser shall be entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee; or

          (s) by Sellers and Parent if, by December 4, 2000, Sellers and Parent have not received and approved the letter executed by Jefferies as described in Section 5.03(i), in which case Purchaser shall be entitled to the
             ---------------
Earnest Money Deposit and all interest earned thereon and Purchaser shall not be entitled to the Expense Reimbursement or Breakup Fee.

     If this Agreement terminates other than (i) pursuant to any of paragraphs
                                                                    ----------
(a) through (s) of this Section 12.01 or (ii) by mutual agreement of Sellers,
-------------------------------------
Parent and Purchaser, the Earnest Money Deposit and all interest earned thereon shall be immediately released to Sellers, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee. If this Agreement terminates by mutual agreement of Sellers, Parent and Purchaser, entitlement to the Earnest Money Deposit and all interest thereon shall be determined by such mutual agreement, and Purchaser shall not be entitled to the Expense Reimbursement or the Breakup Fee.

          12.02. Effect of Termination.  In the event of termination of this
                 ---------------------
Agreement and abandonment of the transactions contemplated hereby, this Agreement shall become null and void and there will be no liability or obligation under this Agreement on the part of any party hereto or any of such party's officers, directors, managers, employees, agents or other Representatives or Affiliates, except that (i) the provisions of Section 12.01
                                                                 -------------
and Article XIV which relate to payment of the Earnest Money Deposit, interest
---------------
thereon, the Expense Reimbursement and the Breakup Fee, and Sections 12.02,
                                                            --------------
15.04, and 15.05 shall survive any such termination and abandonment other than
----------------
the provisions of Section 12.01(p), (q), (r) or (s) and (ii) the provisions of
                  ---------------------------------
Sections 12.01(p), (q), (r) or (s) (as the case may be), 12.02, 15.04 and
-------------------------------------------------------------------------

15.05 shall survive any such termination and abandonment pursuant to Section
-----                                                                -------
12.01(p), (q), (r) or (s).
-------------------------

                                 ARTICLE XIII

                                  DEFINITIONS

          13.01.  Defined Terms.  As used in this Agreement, the following
                  -------------
defined terms have the meanings indicated below:

          "ACSM" means the American Congress on Surveying and Mapping.

          "Action or Proceeding" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

          "Adjusted Balance Sheet" has the meaning ascribed to it in Section
                                                                     -------
1.05(a).
-------

          "Adjusted EBITDA" has the meaning ascribed to it in Section 1.06(b).
                                                              ---------------

          "Adjusted Long Term Debt" has the meaning ascribed to it in Section
                                                                      -------
1.05(c).
-------

          "Adjusted Working Capital" has the meaning ascribed to it in Section
                                                                       -------
1.05(b).
-------

          "Advance Reservations and Deposits" has the meaning ascribed to it in
Section 1.01(a)(viii).
---------------------

          "Affiliate" has the meaning ascribed to it in (S) 101(2) of the Bankruptcy Code.

          "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto, as the same shall be amended from time to time.

          "ALTA" means the American Land Title Association.

          "Assets" or "Assets" has the meaning ascribed to it in Section
                                                                 -------
1.01(a).
-------

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Assignment Instruments" has the meaning ascribed to it in Section
                                                                     -------
1.08.
----

          "Assumed Liabilities" has the meaning ascribed to it in Section
                                                                  -------
1.02(a).
-------

          "Assumption Agreement" has the meaning ascribed to it in Section 1.08.
                                                                   ------------

          "Assumption and Assignment Motion" has the meaning ascribed to it in
Section 14.02(c).
----------------

          "Assumption Instruments" has the meaning ascribed to it in Section
                                                                     -------
1.08.
----

          "Balance Sheet" means an unaudited, adjusted consolidating balance sheet of Parent and Sellers pertaining to the Business.

          "Bankruptcy Code" has the meaning ascribed to it in the forepart of this Agreement.

          "Bankruptcy Court" has the meaning ascribed to it in the forepart of this Agreement.

          "Bankruptcy Proceedings" has the meaning ascribed to it in the forepart of this Agreement.

          "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C. (S)2075 and the Local Rules of Practice of the Bankruptcy Court as amended from time-to-time during the reorganization cases.

          "Bankruptcy Schedules and Pleadings" means all schedules and statements of affairs and other papers and pleadings filed by Parent and the Subsidiaries in the Bankruptcy Proceedings.

          "Benchmark EBITDA" has the meaning ascribed to it in Section 1.06.
                                                               ------------

          "Bid Protection Order" has the meaning ascribed to it in Section
                                                                   -------
14.02(b).
--------

          "Black Hawk Business" has the meaning ascribed to it in the forepart of this Agreement.

          "Bonus Program" has the meaning ascribed to it in Section 4.06(h).
                                                            ---------------

          "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "Breakup Fee" has the meaning ascribed to it in Section 14.01(b).
                                                          ----------------

          "Business" has the meaning ascribed to it in the forepart of this Agreement.

          "Business Books and Records" has the meaning ascribed to it in Section
                                                                         -------
1.01(a)(x).
----------

          "Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

          "Business Contracts" has the meaning ascribed to it in Section
                                                                 -------
1.01(a)(iv).
-----------

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Nevada are authorized or obligated to close.

          "Business Licenses" has the meaning ascribed to it in Section
                                                                -------
1.01(a)(vi).
-----------

          "Cash Collateral" has the meaning ascribed to it in (S) 363(a) of the Bankruptcy Code.

          "Cash Collateral Order" means a Final Order approving the Cash Collateral Stipulation.

          "Cash Collateral Stipulation" means the stipulation by the Consenting Noteholders, the Indenture Trustee, Parent and Sellers pursuant to (S) 363(c)(2) of the Bankruptcy Code authorizing the use by Parent and Sellers of Cash Collateral and further consenting to the use of Cash Collateral to pay the Expense Reimbursement and the grant to Purchaser of a super-priority administrative claim "carve out" for the Expense Reimbursement from the Lien in favor of the Indenture Trustee for the benefit of the holders of the Senior Secured Notes.

          "Cash Component" has the meaning ascribed to it in Section 1.04(a)(i).
                                                             ------------------

          "Chapter 11" means Chapter 11 of the Bankruptcy Code.

          "Claim Notice" means written notification pursuant to Section 11.02(a)
                                                                ----------------
of a Third Party Claim as to which indemnity under Section 11.01 is sought by an
                                                   -------------
Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.01, together with
                                                   -------------
the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

          "Closing" means the closing of the transactions as contemplated by

Section 1.08.
------------

          "Closing Date" means (i) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 6.04, 6.05,
                                                            --------------------
7.04 and 7.05 has been obtained, made or given or has expired, as applicable, or
-------------
(ii) such other date to which Purchaser, Sellers and Parent mutually agree in writing.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Competing Business" has the meaning ascribed to it in Section
                                                                 -------
4.04(e).
-------

          "Competing Offer" means an offer from any Person other than Purchaser or its Representatives or Affiliates to acquire all or substantially all of the Assets or the Business.

          "Condition of the Business" means the business, financial condition, results of operations, Assets and Properties and prospects of the Business.

          "Consenting Noteholders" has the meaning ascribed to it in the Restructuring Agreement.

          "Consolidated Net Income" means consolidated net income (or loss) for the Business determined in accordance with GAAP and adjusted so as to eliminate the impact of (i) discontinued operations; (ii) extraordinary items; and (iii) changes in accounting principles.

          "Contract" means any Business Contract, Real Property Lease, personal property lease, agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

          "Contracted Employees" has the meaning ascribed to it in Section
                                                                   -------
5.04(a).
-------

          "Corporate Expense Adjustment" means $2,100,000, which represents a partial adjustment of corporate expenses normally allocated to the Business.

          "County" has the meaning ascribed to it in Section 15.06.
                                                     -------------

          "Covered Employees" has the meaning ascribed to it in Section 9.03.
                                                                ------------

          "C.R.S." means the Colorado Revised Statutes, as may be amended from time to time.

          "Customer Lists" shall have the meaning ascribed to it in Section
                                                                    -------
1.01(a)(ix).
-----------

          "Deposit Escrow Account" means the account established and maintained by the Deposit Escrow Agent pursuant to the Deposit Escrow Agreement.

          "Deposit Escrow Agent" means Nevada Title Company.

          "Deposit Escrow Agreement" means that certain Escrow Agreement, substantially in the form of Exhibit G hereto, pursuant to which the Earnest
                             ---------
Money Deposit shall be escrowed upon the execution of this Agreement.

          "Deposit Escrow Fees" means the fees and other amounts payable to the Deposit Escrow Agent pursuant to the Deposit Escrow Agreement.

          "Development Notification" has the meaning ascribed to it in Section
                                                                       -------
4.10.
----

          "Disclosure Schedule" means the record delivered to Purchaser by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement.

          "Dispute Notice" has the meaning ascribed to it in Section 1.07.
                                                             ------------

          "Dispute Period" means the period ending 30 days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

          "DOJ" means the Antitrust Division of the U.S. Department of Justice.

          "Downtown Las Vegas" has the meaning ascribed to it in Section
                                                                 -------
4.08(e).
-------

          "Earnest Money Deposit" shall have the meaning ascribed to it in

Section 1.04(b).
----------------

          "EBITDA" means Consolidated Net Income plus (i) intercompany interest expense; plus (ii) interest expense (excluding intercompany interest expense); plus (iii) any state or federal income tax expense; plus (iv) depreciation and amortization; plus (v) write-downs required by FASB pronouncements that do not result in the expenditure of cash (e.g., Statement of Financial Accounting
                                   ----
Standards 121); plus (vi) any losses recognized in connection with the sale/disposal of assets in the ordinary course; plus (vii) any expenses properly classified as "reorganization items" pursuant to the American Institute of Certified Public Accountants" Statement of Position 90-7; plus (viii) any amount recognized for state or federal income tax provisions; minus (ix) intercompany interest income; minus (x) interest income (excluding intercompany interest income); minus (xi) any amount recognized for state or federal income tax benefit; minus (xii) any gains recognized in connection with the sale/disposal of assets in the ordinary course.

          "EBITDA Financial Statements" means the unaudited financial statements reporting EBITDA for a specified period, prepared on the basis specified in
Section 1.06(a).
---------------

          "Employee" means each employee or officer of a Seller engaged in the conduct of any part of the Business.

          "Employee Plan" means any (i) Pension Plan or employee welfare benefit plan (as defined in (S) 3(1) of ERISA) which is subject to ERISA and which Sellers and each ERISA Affiliate, maintain, contribute to or are obligated to contribute to on behalf of Employees; or (ii) severance, stock option, payroll taxes, sick pay, profit sharing or equity appreciation plan, practice or arrangement providing benefits to Employees.

          "Employment Loss" has the meaning ascribed to it in Section 9.03.
                                                              ------------

          "Environmental Laws" has the meaning ascribed to it in Section 2.14.
                                                                 ------------

          "Environmental Reports" means (i) the environmental reports and updates thereto obtained by Sellers concerning the Business (which are included in Section 2.14 of the Disclosure Schedule); (ii) the Purchaser's Environmental
   ---------------------------------------
Reports (which are included in Section 3.07 of the Disclosure Schedule); and
                               -------------------------------
(iii) if any of the aforementioned reports or updates recommend further investigation, the matters that would be reported pursuant to such further investigations.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" means a company, trade or business which is treated with Sellers as a member of a controlled group of corporations or trades or businesses under common control pursuant to Code (S)414(b), (c), (m) or (o).

          "Escrow Account" means the account established and maintained by the Escrow Agent pursuant to the Escrow Agreement.

          "Escrow Agent" has the meaning ascribed to it in the Escrow Agreement.

          "Escrow Agreement" means that certain Escrow Agreement, substantially in the form of Exhibit H hereto, pursuant to which a portion of the Cash
               ---------
Component shall be escrowed at the Closing.

          "Escrow Fees" means the fees and other amounts payable to the Escrow Agent pursuant to the Escrow Agreement.

          "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).
                                                              ---------------

          "Excluded Books and Records" has the meaning ascribed to it in Section
                                                                         -------
1.01(b)(iv).
-----------

          "Existing Levee" has the meaning ascribed to it in Section 15.06.
                                                             -------------

          "Expense Reimbursement" has the meaning ascribed to it in Section
                                                                    -------
14.01(b).
--------

          "FASB" means the Financial Accounting Standards Board.

          "FBH" has the meaning ascribed to it in the forepart of this Agreement.

          "FFEC" means Fitzgeralds Fremont Experience Corp., a Nevada corporation and a wholly-owned subsidiary of FLV.

          "Final Adjustment Amount" has the meaning ascribed to it in Section
                                                                      -------
1.06(c)(i).
----------

          "Final Balance Sheet" has the meaning ascribed to it in Section
                                                                  -------
1.05(a).
-------

          "Final EBITDA" has the meaning ascribed to it in Section 1.06(c)(i).
                                                           ------------------

          "Final EBITDA Financial Statements" has the meaning ascribed to it in

Section 1.06(a).
---------------

          "Final Long Term Debt" has the meaning ascribed to it in Section
                                                                   -------
1.05(d)(ii).
-----------

          "Final Order" means an order, judgment or other decree of the Bankruptcy Court which has not been vacated, reversed, modified or amended or stayed, and for which the time to appeal or seek review or rehearing has expired.

          "Final Holdback Expiration Date"  has the meaning ascribed to it in
Section 1.03(b).
---------------

          "Final Working Capital" has the meaning ascribed to it in Section
                                                                    -------
1.05(d)(i).
----------

          "First Holdback Expiration Date" has the meaning ascribed to it in
Section 1.03(b).
---------------

          "First Release" has the meaning ascribed to it in Section 1.03(b).
                                                            ---------------

          "Fitzgeralds Undertaking" means that certain Fitzgeralds Undertaking, dated November 22, 2000, by and among Purchaser, Parent, Sellers and FFEC relating to certain standstill and "no shop" obligations on the part of Parent, Sellers and FFEC.

          "FLV" has the meaning ascribed to it in the forepart of this Agreement.

          "FLV/FR Real Property" has the meaning ascribed to it in Section
                                                                   -------
1.01(c).
-------

          "FM" has the meaning ascribed to it in the forepart of this Agreement.

          "FR" means Fitzgeralds Reno, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent.

          "FSELLC" means The Fremont Street Experience Limited Liability Company, a Nevada limited-liability company.

          "FSELLC Membership Interest" means all of FFEC's rights, title and interests in and to its limited-liability company membership interest in FSELLC.

          "FSELLC Organization Documents" means the articles of organization and operating agreement of FSELLC.

          "FTC" means the U.S. Federal Trade Commission.

          "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

          "Gaming Authorities" means the applicable gaming and liquor licensing and regulatory authorities of the States of Nevada, Colorado and Mississippi and of the applicable counties, cities or other political subdivisions within such states.

          "General Assignments" has the meaning ascribed to it in Section 1.08.
                                                                  ------------

          "Governmental or Regulatory Authority" means any Gaming Authorities, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "HSR Act" means (S)7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

          "Improvements" has the meaning ascribed to it in Section 1.01(a)(i).
                                                           ------------------

          "Indebtedness" of any Person means all obligations of such Person (i) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business) or (ii) in the nature of guarantees of the obligations described in clause (i) above of any other Person.

          "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.
                 ----------

          "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.
                                                         ----------

          "Indemnity Notice" means written notification pursuant to Section
                                                                    -------
11.02(b) of a claim for indemnity under Article XI by an Indemnified Party,
--------                                ----------
specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

          "Indenture Trustee" has the meaning ascribed to it in the Restructuring Agreement.

          "Intangible Personal Property" has the meaning ascribed to it in
Section 1.01(a)(v).
------------------

          "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

           "Interim Adjustment Amount" has the meaning ascribed to it in Section
                                                                         -------
1.06(b).
-------

          "Interim Cash Collateral Order" means an interim or preliminary Order of the Bankruptcy Court approving the Cash Collateral Stipulation.

          "Interim EBITDA Financial Statements" has the meaning ascribed to it in Section 1.06(a).
   ---------------

          "Inventoried Baggage" has the meaning ascribed to it in Section 4.12.
                                                                  ------------

          "Inventoried Vehicles" has the meaning ascribed to it in Section 4.14.
                                                                   ------------

          "Inventory" means all inventories of office, restaurant, bar, hotel, casino and other supplies (including all foods and alcoholic and non-alcoholic beverages), parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, in each case, which are used or held for use by any Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of any Seller against suppliers of such inventories held for use in connection with the Business, as these shall exist on the Closing Date.

          "IRS" means the U.S. Internal Revenue Service.

          "Knowledge of Purchaser" means the knowledge, with due inquiry, of the directors and the officers of Purchaser.

          "Knowledge of Sellers" means the knowledge with due inquiry, of the directors and the officers of any Sellers.

          "Las Vegas Business" has the meaning ascribed to it in the forepart of this Agreement.

          "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Leased Employees" has the meaning ascribed to it in Section 5.04(b).
                                                               ---------------

          "Leased Real Property" has the meaning ascribed to it in Section
                                                                   -------
4.09(c).
-------

          "Lease Period" has the meaning ascribed to it in Section 5.04(b).
                                                           ---------------

          "Liabilities" means all indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "License Agreement" means the Trademark License Agreement, substantially in the form of Exhibit I hereto, pursuant to which Purchaser shall
                             ---------
grant Parent and its Affiliates a license to use certain Intellectual Property, as provided therein.

          "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Loss" or "Losses" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "Measuring Date" has the meaning ascribed to it in Section 14.02(d).
                                                             ----------------

          "Minimum Work Force" has the meaning ascribed to it in Section 9.03.
                                                                 ------------

          "Miss. Code Ann." means the Mississippi Code Annotated, as may be amended from time to time.

          "Motions" has the meaning ascribed to it in Section 14.02(c).
                                                      ----------------

          "Multiemployer Plan" means a multiemployer pension plan, as defined in "3(37) of ERISA, with respect to Employees.

          "Noteholders" Undertaking" means that certain Noteholders" Undertaking, dated November 22, 2000, by and among Purchaser and the Consenting Noteholders relating to certain standstill and "no shop" obligations on the part of the Consenting Noteholders.

          "Noteholders" Undertaking Expense Reimbursement" means the Expense Reimbursement, as such term is defined in the Noteholders" Undertaking.

          "NRS" means the Nevada Revised Statutes, as may be amended from time to time.

          "Operative_Agreements" means, collectively, the General Assignments and the other Assignment Instruments, the License Agreement, the Assumption Agreement, the other Assumption Instruments, and the Escrow Agreement.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Owned Real Property" has the meaning ascribed to it in Section
                                                                  -------
4.09(c).
-------

          "Pension Plan" means an employee pension benefit plan, as defined in
(S)3(2) of ERISA, which Sellers and each ERISA Affiliate maintain, contribute to, or are obligated to contribute to on behalf of Employees.

          "Permitted Exceptions" has the meaning ascribed to it in Section
                                                                   -------
4.09(a).
-------

          "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business.

          "Person" means any natural person, corporation, limited-liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Petition Date" has the meaning ascribed to it in Section 14.02(a).
                                                            ----------------

          "Plan of Reorganization" means a Chapter 11 plan of reorganization which relates to Sellers and authorizes consummation of the transactions contemplated by this Agreement.

          "Pre-Closing Tax Returns" has the meaning ascribed to it in Section
                                                                      -------
8.02.
----

          "Pre-Closing Taxes" has the meaning ascribed to it in Section 8.02.
                                                                ------------

          "Prepaid Expenses" has the meaning ascribed to it in Section
                                                               -------
1.01(a)(xii).
------------

          "Protocol Motion" has the meaning ascribed to it in Section 14.02(c).
                                                              ----------------

          "Purchase Price" has the meaning ascribed to it in Section 1.04(a).
                                                             ---------------

          "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

          "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

          "Purchaser's Environmental Reports" means the environmental reports concerning the Business which were prepared and provided to Purchaser by consultants retained by or on behalf of Purchaser in contemplation of entering into this Agreement.

          "Purchaser's Holdback" has the meaning ascribed to it in Section
                                                                   -------
1.03(b).
-------

          "Purchaser's Parent" means The Majestic Star Casino, LLC, an Indiana limited-liability company.

          "Real Property" has the meaning ascribed to it in Section 1.01(a)(i).
                                                            ------------------

          "Real Property Leases" has the meaning ascribed to it in Section
                                                                   -------
1.01(a)(ii).
-----------

          "Regulatory Holdback" has the meaning ascribed to it in Section
                                                                  -------
1.03(a).
-------

          "Regulatory Action" has the meaning ascribed to it in Section 5.01(a).
                                                                ---------------

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Representatives" has the meaning ascribed to it in Section 4.03.
                                                              ------------

          "Resolution Period" means the period ending 30 days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

          "Restructuring Agreement" means that certain Agreement Regarding Pre-Negotiated Restructuring contemplated to be executed by and among the Subject Parties, certain of their Affiliates and the Consenting Noteholders.

          "Retained Liabilities" has the meaning ascribed to it in Section
                                                                   -------
1.02(b).
-------

          "Sales Order" has the meaning ascribed to it in the forepart of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller" and "Sellers" have the meanings ascribed to them in the forepart of this Agreement.

          "Sellers Indemnified Parties" means Sellers and their respective officers, directors, employees, agents and Affiliates.

          "Senior Secured Notes" means the 12.25% Senior Secured Notes, due 2004, issued by Parent.

          "Straddle Period" means any taxable period beginning before and ending after the Closing Date.

          "Subject Employers" has the meaning ascribed to it in Section 15.18.
                                                                -------------

          "Subject Land" has the meaning ascribed to it in Section 15.06.
                                                           -------------

          "Subject Parties" has the meaning ascribed to it in Section 4.08(a).
                                                              ---------------

          "Subsequent Plan of Reorganization" means a Chapter 11 plan of reorganization, other than the Plan of Reorganization, which relates to Sellers and authorizes a sale of all or substantially all of the Assets at each of the three Business locations.

          "Subsequent Price" has the meaning ascribed to it in Section
                                                               -------
14.01(c)(iv).
------------

          "Subsequent 363 Motion" means a motion brought in accordance with " 363(f) of the Bankruptcy Code, other than the 363 Motion, seeking the entry of a Final Order approving a sale of assets free and clear of liens, claims and interests and an assumption and assignment of executory contracts and unexpired leases, which Final Order provides for, among other things, a sale of the Business.

          "Tangible Personal Property" has the meaning ascribed to it in Section
                                                                         -------
1.01(a)(iii).
------------

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability and shall include any liability for such amounts as a result either of being (or having been) a member of a combined, consolidated, unitary or affiliate group or of a contractual obligation to indemnify any Person, and shall include any liability for such amounts relating to any other Person if such liability is imposed by reason of law (including transferee or successor liability).

          "Tenant Security Deposits" has the meaning ascribed to it in Section
                                                                       -------
1.01(a)(xi).
-----------

          "Termination Event" has the meaning ascribed to it in Section
                                                                -------
14.02(d).
--------

          "Territory" and "Territories" have the meaning ascribed to such terms in Section 4.08(a).
   ---------------

          "Third Party Claim" has the meaning ascribed to it in Section
                                                                -------
11.02(a).
--------
          "363 Motion" has the meaning ascribed to it in the forepart of this Agreement.

          "Title Companies" has the meaning ascribed to it in Section 4.09(c).
                                                              ---------------

          "Title Policies" has the meaning ascribed to it in Section 4.09(c).
                                                             ---------------

          "Title Reports" has the meaning ascribed to it in Section 4.09(a).
                                                            ---------------

          "Transfer Taxes" has the meaning ascribed to it in Section 8.01(a).
                                                             ---------------

          "Transfer Time" has the meaning ascribed to it in Section 1.08.
                                                            ------------

          "Transferable Policies" has the meaning ascribed to it in Section
                                                                    -------
2.18.
----

          "Tunica Business" has the meaning ascribed to it in the forepart of this Agreement.

          "Updated Balance Sheet" has the meaning ascribed to it in Section
                                                                    -------
1.05(a).
-------

          "Updated Long Term Debt" has the meaning ascribed to it in Section
                                                                     -------
1.05(c).
-------

          "Updated Working Capital" has the meaning ascribed to it in Section
                                                                      -------
1.05(b).
-------

          "U.S. Trustee Guidelines" means the guidelines promulgated from time-to-time by the U.S. Trustee's Office.

          "Vehicles" has the meaning ascribed to it in Section 1.01(a)(vii).
                                                       --------------------

          "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and regulations promulgated thereunder.

          "Working Capital" has the meaning ascribed to it in Section 1.05(a).
                                                              ---------------

          13.02.  Construction of Certain Terms and Phrases. Unless the context
                  ------------------------------------------
of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Sellers in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XIV

                    BANKRUPTCY PROCEEDINGS; BID PROTECTION

          14.01.  Protections for Purchaser.
                  -------------------------

          (a) Parent and Sellers acknowledge that Purchaser would not agree to pursue the purchase of the Assets on the terms contemplated hereby without certain protections and rights, as Parent and Sellers intend to commence the Bankruptcy Proceedings promptly after the execution of this Agreement. Purchaser has advised Sellers that it would not incur the expense or suffer the uncertainty of attempting to purchase the Assets in the Bankruptcy Proceedings except as hereinafter set forth. In accordance with the Restructuring Agreement contemplated to be entered into with the Consenting Noteholders who, as of November 22, 2000, were the holders of not less than 75% of the outstanding principal amount of Senior Secured Notes, Sellers have determined that under the totality of the circumstances it is in the best interest of Sellers and their and Parent's creditors to seek to provide Purchaser with the protections and rights as set forth in this Article XIV. In consideration of Purchaser's
                            -----------
willingness to execute and proceed with this Agreement and to pay the Purchase Price, the parties have agreed to the provisions of this Article XIV.
                                                         -----------

          (b)     Breakup Fee and Expense Reimbursement Definitions and
                  -----------------------------------------------------
Requirements. For purposes of this Agreement, "Breakup Fee" means $4,000,000;
------------
provided, however, that if the Breakup Fee is payable to Purchaser pursuant to
--------  -------
Section 14.01(c)(iv), then "Breakup Fee" shall mean the lesser of (i) $4,000,000
--------------------
or (ii) the amount by which the Subsequent Price exceeds $149,000,000. The Breakup Fee shall be paid in cash or immediately available funds. "Expense Reimbursement" means the amount to be paid to Purchaser in cash or immediately available funds (but not to exceed $800,000), on account of amounts incurred by Purchaser as actual out-of-pocket expenses in connection with the negotiation, preparation, execution, delivery and attempted performance of this Agreement and the matters contemplated hereby. The Expense Reimbursement shall include, without limitation, all out-of-pocket expenses incurred by Purchaser constituting costs and fees (including fees and expenses of attorneys, accountants, investment bankers, consultants and other third parties). If the Expense Reimbursement is due to Purchaser as provided hereunder, it shall be paid five Business Days after the delivery by Purchaser to Sellers of a written request for payment of the Expense Reimbursement, accompanied by reasonably detailed and accurate supporting documentation for such request. If Sellers dispute the amount of the requested Expense Reimbursement, they shall so advise Purchaser in writing and in reasonable detail within three Business Days after Sellers" receipt of the request and related supporting documentation. Any undisputed amount shall be timely paid by Sellers to Purchaser and the balance of the amount requested by Purchaser shall be resolved in good faith by the parties, if possible. Sellers or Purchaser shall be entitled to ask the Bankruptcy Court to resolve promptly any unresolved disputes arising in connection with Purchaser's request for the Expense Reimbursement. The Breakup Fee shall not be payable if the Bid Protection Order has not been issued, nor shall it be payable under any circumstances besides those specified in paragraph
                                                                       ---------
(c) of this Section 14.01. The Expense Reimbursement shall not be payable unless
---         -------------
the Cash Collateral Order has been issued or the Interim Cash Collateral Order has been issued and is still in effect, nor shall it be payable under any circumstances besides those specified in paragraphs (g), (i), (k) or (m) of
                                         -------------------------------
Section 12.01 or paragraph (c) of this Section 14.01 (provided, however, that
-------------    -------------         -------------
under the circumstances specified in paragraph (l) of Section 12.01, Purchaser's
                                     -------------    -------------
entitlement to the Noteholders" Undertaking Expense Reimbursement from Consenting Noteholders shall be determined under the Noteholders" Undertaking).

          (c)     Entitlement to Breakup Fee, Expense Reimbursement and Return
                  ------------------------------------------------------------
of Earnest Money Deposit.
------------------------

                  (i)    Except as provided in clauses (ii) and (iii) of this
                                               ----------------------
     paragraph (c), Purchaser shall be entitled to the Breakup Fee, the Expense
     -------------
     Reimbursement and a return of the Earnest Money Deposit (plus all interest thereon) if and when the acquisition of all or substantially all of the Assets at one or more of the three Business locations is consummated by another Person or Persons other than an Affiliate of Purchaser pursuant to the 363 Motion or a Plan of Reorganization. Occurrence of such an event shall entitle Purchaser to the Breakup Fee, Expense Reimbursement and Earnest Money Deposit, as provided herein, but shall not constitute a breach of, or a default under, this Agreement by Parent or Sellers.

                  (ii) Purchaser shall not be entitled to the Breakup Fee, Expense Reimbursement or the Earnest Money Deposit if Purchaser is materially in breach of, or is materially in default under, this Agreement at the time of the occurrence of the event specified in clause (i) of this
                                                             ----------
     paragraph (c).
     -------------

                  (iii) Purchaser shall not be entitled to the Breakup Fee if the Bid Protection Order has not been issued. Purchaser shall not be entitled to the Expense Reimbursement unless the Cash Collateral Order has been issued or the Interim Cash Collateral Order has been issued and is still in effect (provided, however, that under the circumstances specified in paragraph (l) of Section 12.01, Purchaser's
                                -------------    -------------
     entitlement to the Noteholders" Undertaking Expense Reimbursement from Consenting Noteholders shall be determined under the Noteholders" Undertaking).

                  (iv)  Except as provided in clause (iii) of this paragraph
                                              ------------         ---------
     (c), Purchaser shall be entitled to the Breakup Fee, the Expense
     ---
     Reimbursement and a return of the Earnest Money Deposit (plus all interest thereon) if (A) Purchaser has terminated this Agreement pursuant to paragraphs (b), (c), (g) or (m) of Section 12.01 and (B) within nine months
     -------------------------------    -------------
     after such termination, all or substantially all of the Assets at one or more of the three Business locations are acquired by another Person or Persons other than an Affiliate of Purchaser pursuant to a Subsequent 363 Motion or a Subsequent Plan of Reorganization at a price in excess of $149,000,000 (the "Subsequent Price").

                  (v)   This paragraph (c) sets forth the sole and exclusive
                             -------------
     circumstances under which Purchaser is entitled to, or Sellers can be held liable for, the Breakup Fee.

          14.02.  Conduct of the Bankruptcy Proceedings; Approval of Protections
                  --------------------------------------------------------------
for Purchaser; Sale of Assets.
-----------------------------

          (a) By not later than December 5, 2000, Seller shall file the pleadings necessary to commence the Bankruptcy Proceedings (the date of such filings is referred to herein as the "Petition Date").

          (b) On the Petition Date, Sellers shall also file, or cause to be filed, (i) the 363 Motion seeking, among other things, the issuance of the Sales Order and (ii) one or more other motions or other papers with the Bankruptcy Court, which other motions or other papers shall not be inconsistent with any of Purchaser's rights or Sellers" obligations under this Agreement and shall seek
(A) a Final Order approving the payment of the Breakup Fee to Purchaser on the terms and conditions provided herein when any sale to another Person (other than an Affiliate of Purchaser) of all or substantially all of the Assets at (I) one or more of the three Business locations pursuant to the 363 Motion or the Plan of Reorganization or (II) each of the three Business locations under the circumstances specified in Section 14.01(c)(iv) is consummated (the "Bid
                           --------------------
Protection Order") and (B) the Cash Collateral Order.

          (c) Purchaser acknowledges that within five Business Days after the Petition Date, Sellers will also file a motion seeking an Order in the Bankruptcy Proceedings for procedures governing the sale of assets free and clear of liens, claims and interests and assumption and assignment of certain executory contracts and unexpired leases (the "Protocol Motion"), and a motion to assume and assign all leases and executory contracts to be assigned to Purchaser under this Agreement (the "Assumption and Assignment Motion" and together with the Protocol Motion, the "Motions"). The Motions may be filed in one or more papers. The Motions shall not be inconsistent with any of Purchaser's rights or Sellers" obligations under this Agreement. The Motions shall also seek a Final Order approving a bid process that provides, with regard to the 363 Motion, as follows:

                  (i) sale of the Assets shall be by an open outcry auction (and not a sealed bid auction) conducted by or before the Bankruptcy Court not later than 85 days after the Petition Date;

                  (ii) each competing bid must be on terms that are the same as, or substantially similar to, those contained in this Agreement other than price or are more favorable to Sellers than the terms contained in this Agreement;

                  (iii) all competing bids (or groups of competing bids) for all of the Assets must be in an amount that (A) is greater than $153,000,000 and (B) includes, in addition, any increment required under clause (iv) of this paragraph (c); and
     -----------         -------------

                  (iv) all bids (or group of competing bids) after the first competing bid for all of the Assets shall be in increments of $250,000.

          (d) If any of the following events (each a "Termination Event") occur and Purchaser is not materially in breach of, and is not materially in default under, this Agreement, then within five Business Days after the occurrence of such Termination Event, Purchaser may, but shall not be obligated to, terminate this Agreement by giving written notice of such termination to Sellers, whereupon this Agreement shall be terminated and the Earnest Money Deposit and all interest thereon shall be immediately released to Purchaser. The Termination Events are:

                  (i) the Court fails to enter the Interim Cash Collateral Order within one Business Day after the Petition Date;

                  (ii) the Court fails to enter the Bid Protection Order or the Cash Collateral Order within 21 days after the Petition Date; or

                  (iii) within 85 days after the Petition Date, the Court fails or refuses to enter the Sales Order unless upon such failure or refusal by the Court to enter the Sales Order Sellers proceed diligently to confirm a Plan of Reorganization and Sellers meet each of the following milestones:

                              (A)  within 30 days after the earlier of (I) the
Court's refusal to enter the Sales Order or (II) the 85/th/ day after the Petition Date (such earlier of the two dates being the "Measuring Date"), Sellers shall have filed a Plan of Reorganization and a related disclosure statement, each in form reasonably acceptable to Purchaser;

                              (B)  within 70 days after the Measuring Date,
Sellers shall have commenced a solicitation for votes on the Plan of Reorganization; and

                              (C)  within 120 days after the Measuring Date, a
Final Order confirming the Plan of Reorganization shall have been entered in the Bankruptcy Proceedings.

                                  ARTICLE XV

                                 MISCELLANEOUS

          15.01.  Notices. All notices, requests and other communications
                  -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to Purchaser, to:     Majestic Investor, LLC
                         One Buffington Harbor Drive
                         Gary, Indiana 46406-3000
                         Attn: Don H. Barden
                         Tel: (219) 977-7823
                         Fax: (219) 977-7811

with a copy to:          Latham & Watkins
                         5800 Sears Tower
                         Chicago, Illinois 60606
                         Attn: Michael D. Levin, Esq.
                         Tel: (312) 876-7727
                         Fax: (312) 993-9767

If to Parent, to:        Fitzgeralds Gaming Corporation
                         301 E. Fremont Street
                         P.O. Box 7600
                         Las Vegas, Nevada 89101
                         Attn: Michael E. McPherson
                         Tel: (702) 388-2400
                         Fax: (702) 382-5562

If to FLV, to:           Fitzgeralds Las Vegas, Inc.
                         301 E. Fremont Street
                         P.O. Box 7600
                         Las Vegas, Nevada 89101
                         Attn: Michael E. McPherson
                         Tel: (702) 388-2400
                         Fax: (702) 382-5562

If to FBH, to:                     101 Main Street, Limited Liability Company
                                   c/o  Fitzgeralds Gaming Corporation
                                   301 E. Fremont Street
                                   P.O. Box 7600
                                   Las Vegas, Nevada 89101
                                   Attn: Michael E. McPherson
                                   Tel: (702) 388-2400
                                   Fax: (702) 382-5562

If to FM, to:                      Fitzgeralds Mississippi, Inc.
                                   c/o  Fitzgeralds Gaming Corporation
                                   301 E. Fremont Street
                                   P.O. Box 7600
                                   Las Vegas, Nevada 89101
                                   Attn: Michael E. McPherson
                                   Tel: (702) 388-2400
                                   Fax: (702) 382-5562

with a copy of any notice to
Parent or any Seller to:           Gordon & Silver, Ltd.
                                   3960 Howard Hughes Parkway, 9/th/ Floor
                                   Las Vegas, Nevada 89109
                                   Attn: Gerald M. Gordon, Esq.
                                   Tel: (702) 796-5555
                                   Fax: (702) 369-2666

               and                 Ropes & Gray
                                   1 International Place
                                   Boston, Massachusetts  02110-2624
                                   Attn: Don DeAmicis, Esq.
                                   Tel: (617) 951-7000
                                   Fax: (617) 951-7050

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          15.02.  Bulk Sales Act.  The parties hereto waive compliance with the
                  --------------
bulk sales act or comparable statutory provisions of each applicable jurisdiction.

          15.03.  Entire Agreement.  This Agreement and the Operative Agreements
                  ----------------
supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof between the parties, and contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof, except for the Fitzgeralds Undertaking.

          15.04.  Expenses.  Except as otherwise expressly provided in this
                  --------
Agreement (including, without limitation, as provided in Sections 12.01, 12.02,
                                                         ----------------------
14.02 and 14.03), whether or not the transactions contemplated hereby are
----------------
consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

          15.05.  Confidentiality.  Except as otherwise required by the
                  ---------------
Bankruptcy Code, Bankruptcy Rules or U. S. Trustee Guidelines, each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative), unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (A) previously known by the party receiving such documents or information, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (C) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Parent or Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other parties, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is considering providing, financing to such party and their respective Representatives to, promptly (and in no event later than five Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

          15.06.  Certain Tunica Business Plans.
                  -----------------------------

          (a) The parties hereto acknowledge and accept that between the execution of this Agreement and the Closing, Parent and FM have certain plans regarding the Tunica Business and certain of the Assets located therein, as described in paragraph (b) of this Section. Provided that such plans are carried
             -------------
out in accordance with the provisions of this Section and FM's rights, interests and obligations under the boat dock lease and sublease, as described in paragraph (b) of this Section, become a part of the Assets and the Assumed
-------------
Liabilities and are transferred to Purchaser at the Closing in accordance with the terms of this Agreement, carrying out such plans and the transactions incidental thereto shall not constitute a breach of this Agreement or require a modification of the Purchase Price.

          (b) FM plans to convey to the County of Tunica, Mississippi (the "County") approximately 50 acres of land (the "Subject Land") that is part of the Real Property included in the Tunica Business, but is outside of the Existing Levee (as defined in paragraph (c) of this Section). The County
                              -------------
intends to construct a boat dock and nature park on the Subject Land. The sole or principal consideration that the County will pay to FM for the Subject Land will be the granting to FM of a (i) lease to use the boat dock, with FM having no obligation to make lease payments thereunder; and (ii) perpetual easement allowing ingress and egress between the Tunica Business and the boat dock. FM will negotiate with the County for a lease term of at least 15 years, but no representations, warranties or covenants are made to Purchaser as to the actual length of the lease term. FM, in turn, plans to sublease to one or more Persons (which may include Affiliates of Parent or Sellers) the right to use the boat dock for boat docking and riverboat cruises in return for sublease payments to FM and other sublease terms and conditions that FM will negotiate in good faith and on reasonable terms with the sublessees. If Parent and FM carry out the plans described in this paragraph (b) prior to the Closing, the following
                        -------------
restrictions and obligations shall apply:

                  (i) Without Purchaser's prior written consent, no Real Property located within the Existing Levee shall be conveyed, or committed to be conveyed, to the County nor shall FM grant, or commit to grant to the County, any rights to use such Real Property.

                  (ii) FM shall give Purchaser (A) prompt written notice of the specific details of the plans, the Subject Land conveyance, and the boat dock lease and subleases as they become known to Purchaser and (B) a reasonable opportunity to consult and have discussions with FM regarding such matters other than the subleases.

          (c) "Existing Levee" means the area designated as "Existing Levee [208]" on the map attached hereto as Exhibit J.
                                     ---------

          15.07.  Computer Systems.  Parent and FR covenant to Purchaser that
                  ----------------
for a six-month period commencing on the Closing Date or for such shorter period designated by Purchaser as provided below, FR shall, on a transitional basis, lease to the Black Hawk Business FR's computer systems and provide to the Black Hawk Business FR's MIS administrative support and maintenance to the same extent and on the same terms as under the arrangement between FR and FBH that was in effect in the ordinary and regular course of FR's and FBH's business prior to the execution of this Agreement, as described in Exhibit K hereto, with the fees and other costs specified therein prorated for
---------
the number of days during which this post-Closing transitional arrangement remains in effect. Purchaser may terminate this arrangement at any time prior to the expiration of this six-month transitional period by (i) delivering to Parent or to FR written notice of termination at least 30 days prior to the termination date, (ii) returning to FR on or before the termination date all Books and Records (together with all copies thereof in whatever form they exist) in Purchaser's or the Black Hawk Business" possession or under its control that are owned or were provided by FR pursuant to this arrangement, and (iii) paying to FR all fees and costs owed for the period ending on the termination date, as provided in the immediately preceding sentence.

          15.08.  Authorized Pre-Closing Actions and Activities.
                  ---------------------------------------------
Notwithstanding anything in this Agreement to the contrary, Parent and Sellers (and their respective Affiliates) are authorized under this Agreement to take the following actions and conduct the following activities at any time or from time to time prior to the Closing:

          (a) commencing, continuing and concluding the Bankruptcy Proceedings, including the filing with the Clerk of the Bankruptcy Court of applications, motions and plans seeking or providing relief not inconsistent with the Bankruptcy Code, the transactions at the Closing contemplated by this Agreement or the proceedings contemplated by Section 14.02;
                                             -------------

          (b) taking all actions necessary or appropriate to comply with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, local rules of practice promulgated by the Bankruptcy Court and Orders of the Bankruptcy Court so long as such actions are not inconsistent with the transactions at the Closing contemplated by this Agreement or with the proceedings contemplated by
Section 14.02;
-------------

          (c) liquidating in an orderly manner Parent's, Sellers" and their respective Affiliates" assets, stock and other equity interests; provided,
                                                                 ---------
however, that the Assets shall be dealt with in accordance with, and as
-------
contemplated by, this Agreement;

          (d) entering into Contracts with existing creditors, lessors, licensors and licensees regarding the restructuring of their claims against Parent, Sellers or their respective Affiliates in a manner not inconsistent with the transactions at the Closing contemplated by this Agreement;

          (e) adopting a retention and severance program for members of management of Parent, Sellers or their respective Affiliates; provided, however,
                                                              -----------------
that such program and the obligations thereunder shall be Retained Liabilities;

          (f) paying success fees to the Subject Parties for the sale or other disposition of stock or other equity interests in Parent, Sellers or any of their respective Affiliates; provided, however, that the obligations to make
                                -----------------
such payments shall be Retained Liabilities;

          (g) not making regular payments that are due to the Indenture Trustee for the benefit of holders of the Senior Secured Notes;

          (h) making payments to the Indenture Trustee for the benefit of holders of the Senior Secured Notes; and

          (i) retaining and paying professionals in connection with the matters described in paragraphs (a) through (e) of this Section.
             --------------------------         -------

          The taking of any such actions or the conduct of any such activities by Parent or Sellers (or their respective Affiliates) shall not constitute a breach of this Agreement or require a modification of the Purchase Price.

          15.09.  Waiver; Remedies. Any term or condition of this Agreement
                  ----------------
may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          15.10.  Amendment.  This Agreement may be amended, supplemented or
                  ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

          15.11.  No Third Party Beneficiary.  The terms and provisions of this
                  --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.
                                            ----------

          15.12.  No Assignment; Binding Effect.  Neither this Agreement nor
                  -----------------------------
any right, interest or obligation hereunder may be assigned by Purchaser without the prior written consent of Sellers and Parent and any attempt to do so will be void, except (i) for assignments and transfers by operation of Law and (ii) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including, without limitation, its rights under Article XI) to (A)
                                                           ----------
any financial institution providing purchase money or other financing to Purchaser from time to time as collateral security for such financing and (B) a wholly-owned subsidiary in each of Nevada, Colorado and Mississippi. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          15.13.  Directors and Officers.  This Agreement shall confer no
                  ----------------------
obligation on the part of any directors or officers of Parent, Sellers or any of their Affiliates to remain employed by, or to remain on the board of directors or as managers of, any such entities after the date of this Agreement.

          15.14.  Headings.  The headings used in this Agreement have been
                  --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

          15.15.  Consent to Jurisdiction; Venue.  Each party hereto irrevocably
                  ------------------------------
submits to the exclusive jurisdiction of the Bankruptcy Court in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court. Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

          15.16.  Invalid Provisions.  If any provision of this Agreement is
                  ------------------
held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          15.17.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the (i) Laws of the State of Nevada applicable to a contract executed and performed exclusively in such State, without giving effect to the conflicts of laws principles thereof, and (ii) the Bankruptcy Code, to the extent applicable.

          15.18.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          15.19.  Employees.  Until the Closing or the termination of this
                  ---------
Agreement, other than termination because of a material breach by Purchaser, Purchaser shall not, and Purchaser shall cause its Affiliates not to, directly or indirectly, hire or seek to hire any Employees or any officers or employees of Parent, any Seller or any Affiliate of Parent or of any Seller (collectively, the "Subject Employers") or encourage any of the foregoing Persons to terminate their employment with any of the Subject Employers unless the Subject Employers have first terminated such Persons" employment.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

PURCHASER:               MAJESTIC INVESTOR, LLC
                         a Delaware limited-liability company


                         By:   /s/ Don H. Barden
                             -----------------------------------
                             Name: Don H. Barden
                                   -----------------------------
                             Title: Chairman and CEO
                                    ----------------------------

FLV:                     FITZGERALDS LAS VEGAS, INC.,
                         a Nevada corporation

                         By:   /s/ Philip D. Griffith
                             -----------------------------------
                             Name: Philip D. Griffith
                                   -----------------------------
                             Title: President
                                    ----------------------------

FBH: 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company doing business as "Fitzgeralds Casino Black Hawk"

                         By:  /s/ Philip D. Griffith
                             -----------------------------------
                             Name: Philip D. Griffith
                                   -----------------------------
                             Title: President
                                    ----------------------------

FM:                      FITZGERALDS MISSISSIPPI, INC.,
                         a Mississippi corporation

                         By:    /s/ Philip D. Griffith
                             -----------------------------------
                             Name: Philip D. Griffith
                                   -----------------------------
                             Title: President
                                    ----------------------------

PARENT:                  FITZGERALDS GAMING CORPORATION,
                         a Nevada corporation

                         By:   /s/ Philip D. Griffith
                             -----------------------------------
                             Name: Philip D. Griffith
                                   -----------------------------
                             Title: President
                                    ----------------------------

AS TO SECTION 4.08 ONLY:
      ------------
                                /s/ Philip D. Griffith
                                -------------------------------------
                                PHILIP D. GRIFFITH, an individual

                                /s/ Michael E. McPherson
                                -------------------------------------
                                MICHAEL E. McPHERSON, an individual

                                /s/ Max L. Page
                                -------------------------------------
                                MAX L. PAGE, an individual

                                /s/ Paul H. Manske
                                -------------------------------------
                                PAUL H. MANSKE, an individual

AS TO SECTION 15.07 ONLY:
      -------------


                                FITZGERALDS RENO, INC.,
                                a Nevada corporation


                                By: /s/ Philip D. Griffith
                                    ---------------------------------
                                    Name: Philip D. Griffith
                                          ---------------------------
                                Title:  President
                                      -------------------------------

AS TO OWNERSHIP AND TRANSFER
OF THE FSELLC MEMBERSHIP
INTEREST TO PURCHASER ONLY:

                                FITZGERALDS FREMONT EXPERIENCE CORP.,
                                a Nevada corporation


                                By:  /s/ Philip D. Griffith
                                    ---------------------------------
                                    Name: Philip D. Griffith
                                          ---------------------------
                                    Title:  President
                                           --------------------------

                                   EXHIBIT A

                         PROPOSED FORM OF SALES ORDER

                                   EXHIBIT B

                            ADJUSTED BALANCE SHEET

                                   EXHIBIT C

                     GENERAL ASSIGNMENTS AND BILLS OF SALE

                                   EXHIBIT D

                             ASSUMPTION AGREEMENT

                                   EXHIBIT E

                           FOREIGN PERSON AFFIDAVIT

                                   EXHIBIT F

                           PRELIMINARY TITLE REPORTS

                                   EXHIBIT G

                           DEPOSIT ESCROW AGREEMENT

                                   EXHIBIT H

                               ESCROW AGREEMENT

                                   EXHIBIT I

                               LICENSE AGREEMENT

                                   EXHIBIT J

                                  TUNICA MAP

                                   EXHIBIT K

                     SUMMARY TERMS OF BLACK HAWK BUSINESS'

                LEASE OF COMPUTER SYSTEMS AND RELATED SERVICES

AS/400 lease and associated software @ $2,080 per month                   $24,960
MIS administrative support @ $1,500 per 4-week period                      12,000
MIS administrative support @ $1,875 per 5-week period                       7,500
Annual Infinium maintenance contract
  (15% of total cost, which is subject to change each year)                 5,669  (estimated)
                                                                       ----------
   Total Annual Fees Payable by Black Hawk Business                       $50,129  (estimated)
                                                                       ==========

                              FIRST AMENDMENT TO

                          PURCHASE AND SALE AGREEMENT

     This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment"), dated as of December 4, 2000, is entered into by and among MAJESTIC INVESTOR, LLC, a Delaware limited-liability company ("Purchaser"); FITZGERALDS LAS VEGAS, INC., a Nevada corporation ("FLV'); 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company ("F&7"); FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation ("FM' and collectively with FLV and FBH, "Sellers" and each, a "Seller"); and FITZGERALDS GAMING CORPORATION, a Nevada corporation ("Parent"). Capitalized terms not defined herein have the meanings ascribed to them in the Purchase and Sale Agreement, dated as of November 22, 2000 (the "Agreement"), by and among the parties to this Amendment and certain Affiliates of Parent or Sellers named on the signature pages of the Agreement.

     In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.    Inconsistencies. If any inconsistencies exist between the provisions
           ---------------
of this Amendment and the provisions of the Agreement, then the provisions of this Amendment shall control and supersede the inconsistent provisions of the Agreement. Unless otherwise specifically indicated, all references to Paragraphs and Subparagraphs are to Paragraphs and Subparagraphs of the Agreement and such Paragraphs and Subparagraphs referred to shall include the effect of the amendments hereunder.

     2.    Amendments. The Agreement is hereby amended as follows:
           ----------

           A.  Paragraph (b) of Section 1.03 is amended and restated in its
               -------------    ------------
entirety as follows:

                   (b) (i)   There shall be withheld from the Cash Component
               payable to Sellers at the Closing Three Million Five Hundred Thousand Dollars ($3500,000) (the "Purchaser's Holdback"), which amount shall be deposited by Purchaser and held in the Escrow Account. From time to time prior to the date which is nine months from the Closing Date (the "First Holdback Expiration Date"), in accordance with the Escrow Agreement (A) Purchaser may apply the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Parent or Sellers to Purchaser resulting from
               (I) post-Closing adjustments of the Cash Component other than the Hotel Adjustment Amount, (II) Parent's and Sellers' indemnification obligations under Section 11.01 or (III)
                                                 --------------
               Underestimated Re-Flagging Costs under Section 1.16 and (B)
                                                      ------------
               Sellers may apply the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Purchaser to Sellers for Overestimated Re-Flagging Costs as provided in Section 1.16.
                                                              ------------
               Between the 12-month and 14-month anniversaries of
               the Closing Date, in accordance with the Escrow Agreement, Purchaser may apply the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Sellers to Purchaser for the Hotel Adjustment Amount under Section 1.15. From time to
                                                     ------------
               time between the First Holdback Expiration Date and the date which is 12 months from the First Holdback Expiration Date (the "Final Holdback Expiration Date"), in accordance with the Escrow Agreement, Purchaser may apply up to One Million Dollars ($1,OOO,OOO) of the remaining balance of the Purchaser's Holdback to pay, or to provide for the payment of, any liability of Parent or Sellers to Purchaser resulting from Parent's and Seller's indemnification obligations under Section 11.01 only as they
                                                 -------------
               pertain to breaches of representations and warranties contained in Sections 2.07 or 2.14 or breaches of covenants contained in
                  ---------------------
               Sections 8.01, 8.02 or 8.03.
               ---------------------------

                       (ii) On the 14- month anniversary of the Closing Date, any portion of the Purchaser's Holdback in excess of One Million Dollars ($1,000,000) remaining in the Escrow Account shall be released to Sellers in accordance with the Escrow Agreement or, in the event of a pending dispute, as provided in the Escrow Agreement (the "First Release"). On the Final Holdback Expiration Date, any portion of the Purchaser's Holdback remaining in the Escrow Account shall be released to Sellers in accordance with the Escrow Agreement or, in the event of a pending dispute, as provided in the Escrow Agreement.

                       (iii) There shall b e added to each and every payment to
               Purchaser or Sellers out of the Purchaser's Holdback pursuant to this Section 1.03(b) a proportionate share of the interest earned
                    ---------------
               on the Purchaser's Holdback through the date of such payment.

          B.   Clause (i) of Section 1.04(a) is amended and restated in its
                             ---------------
          entirety as follows:

                       (i) One Hundred Forty Nine Million Dollars
               ($149,000,000), subject to adjustment as provided in Sections
                                                                    --------
               1.05, 1.06, 1.07, 1.15 and 1.16 (the "Cash Component"); plus
               -------------------------------

          C.   The following sentence is inserted at the end of clause (i) of
                                                                ----------
Section 1.06(c): "Final EBIDTA shall be subject to adjustment as provided in
---------------
paragraph (d) of this Section 1.06."
-------------         ------------

          D.   The following new paragraph (d) is inserted after paragraph (c)
                                 -------------                   -------------
of Section 1.06:
   ------------

                   (d) (i)   The provisions of this paragraph (d) shall apply
                                                    -------------
               only if the Closing Date is prior to July 3 1,200l and as of the Closing, the Hotel Consents have been obtained.

                       (ii)  Final EBITDA shall be reduced by an amount equal to
               (I) the amounts that were payable by Sellers to the companies listed in Section 1.06(d)(ii) of the Disclosure Schedule (the
                         ---------------------------------------------
               "Hotel

               Companies") under the original terms of the Contracts listed in
               Section 1.O6(d)(ii) of the Disclosure Schedule (the "Hotel
               ----------------------------------------------
               Contracts") for the 12-month period covered by the Final EBITDA Financial Statements (the "Final EBITDA Period') minus (II) the amounts actually paid by Sellers to the Hotel Companies under the Hotel Contracts for the Final EBITDA Period.

          E.   Section 1.07 is amended and restated in its entirety as follows:
               ------------

                       1.07. Post-Closing Audit and Adjustment.
                             ---------------------------------

                       (a) Parent will have the right to review or audit the Final Balance Sheet, the calculation of Final EBITDA, the Hotel Calculations under Section 1.15 and the Actual Re-Flagging Costs
                                  ------------
               under Section 1.16. Any appropriate corrections or restatements
                     ------------
               resulting from such review or audit that affect the Cash Component adjustments specified in Sections 1.05, 1.06, 1.15 or
                                                  ----------------------------
               1.16 will require a corresponding cash payment by Purchaser to
               ----
               Sellers in the case of an increase in the Cash Component, or reimbursement by or on behalf of Sellers to Purchaser in the case of a reduction of the Cash Component. If Parent disagrees with the Final Balance Sheet, the calculation of Final EBITDA, any of the Hotel Calculations or the Actual Re-Flagging Costs, Parent shall notify Purchaser of such disagreement in writing, specifying in detail the particulars of such disagreement, within 15 Business Days after Parent's receipt of the Final Balance Sheet, the calculation of Final EBITDA or the Hotel Calculations in question or documentation supporting the Actual Re-Flagging Costs, as the case may be (each such notification, a "Dispute Notice"). To the extent that any portion of the Final Balance Sheet or calculation of Final EBITDA is not in dispute, within 15 Business Days after Parent's receipt of the Final Balance Sheet and the calculation of Final EBITDA, Sellers shall pay or cause to be paid to Purchaser or Purchaser shall pay or cause to be paid to Sellers, as the case may be, that portion of the adjustment to the Cash Component which is not in dispute. Any such payment owed by Sellers shall be made from the Purchaser's Holdback as provided in Section 1.03(b), to the extent that the
                                       ---------------
               Purchaser's Holdback is sufficient for that purpose. To the extent that any portion of the Hotel Adjustment Amount under
               Section 1.15 is not in dispute, such portion not in dispute shall
               ------------
               be paid to Purchaser out of the Purchaser's Holdback, as provided in Section 1.03(b), after 15 Business Days have elapsed from the
                  ---------------
               date of Parent's receipt of the calculation of Post-Closing Hotel Revenues. To the extent there are any Underestimated Re-Flagging Costs which are not in dispute, they shall be reimbursed to Purchaser out of the Purchaser's Holdback, as provided in Section
                                                                         -------
               1.03(b), after 15 Business Days have elapsed from the date of
               -------
               Parent's receipt of supporting documentation for the Actual Re-Flagging Costs. To the extent there are any Overestimated Re-Flagging Costs that Purchaser has not paid to Sellers within the 10-day period specified in Section 1.16, at Sellers' option they shall
                                   ------------
               be paid by Purchaser to Sellers out of the Purchaser's Holdback, as provided in Sections 1.03(b) and 1.16; provided, however, that
                              --------------------------------------------
               if Sellers do not obtain payment of the Overestimated Re-Flagging Costs out of the Purchaser's Holdback, Purchaser shall remain liable to Sellers for such payment.

                       (b) Purchaser and Sellers shall use commercially reasonable efforts for a period of 30 days after Parent's delivery of a Dispute Notice (or such longer period as Purchaser and Sellers mutually agree upon) to resolve any disagreements raised by Parent with respect to the Final Balance Sheet, the calculation of Final EBITDA, the Hotel Calculations or the Actual Re-Flagging Costs, as the case may be. If, at the end of such period, Purchaser and Sellers are unable to resolve such disagreements, Deloitte & Touche and Price Waterhouse Coopers, independent auditors of Sellers and Purchaser, respectively, shall jointly select a third independent auditor from a recognized national standing "Big-5" accounting firm to resolve any remaining disagreements. Fees and expenses of such third independent auditor shall be borne equally by Purchaser on one side and Sellers on the other side. The determination by such third independent auditor shall be final, binding and conclusive on Purchaser, Parent and Sellers. Purchaser and Sellers shall use commercially reasonable efforts to cause such third independent auditor to make its determination within 30 days of accepting its selection. If Parent or any Sellers determine that a delay in this dispute resolution mechanism threatens to delay the closing of their cases in the Bankruptcy Proceedings, then Parent or any Sellers may seek means from the Bankruptcy Court to enforce such independent auditor's determination. The parties hereto, Sellers' and Purchaser's respective independent auditors, and such third selected independent auditor shall agree to be subject to the jurisdiction of the Bankruptcy Court for this purpose. Within ten days after the date of determination by such third independent auditor, Purchaser shall pay Sellers, or Sellers shall pay or cause to be paid to Purchaser, as the case may be, the amount of the adjustment to the Cash Component or the amount of the Overestimated Re-Flagging Costs or Underestimated Re-Flagging Costs, as the case may be, that is determined to be due and payable. Any such payments owed by Sellers shall be made from the Purchaser's Holdback as provided in Section 1.03(b), to the
                                                   ---------------
               extent that, the Purchaser's Holdback is sufficient for that purpose. Any such payment of Overestimated Re-Flagging Costs owed by Purchaser shall be made as provided in Sections 1.03(b) and
                                                         --------------------
               1.16 and paragraph (a) of this Section 1.07.
               ----     -------------         ------------

          F.   In the first sentence of Section 1.08(b), the phrase "and
                                        ---------------
1.06(b)," is changed 3 to ",1.06(b) and 1.16(b)," and in the third sentence of
-------                    --------------------
Section 1.08(c), the term "First Holdback Expiration Date" is changed to "14-
---------------
month anniversary of the Closing Date."

           G.  The following new Sections 1.15 and 1.16 are inserted after
                                 ----------------------
Section 1.14:
------------

                       1.15  Hotel Cash Component Adjustments:
                             --------------------------------

                       (a) A post-Closing reduction of the Cash Component and delivery by Purchaser to Parent of the Hotel Calculations, as provided in this Section 1.15, shall be made only if the Hotel
                                ------------
               Consents have not been obtained as of the Closing.

                       (b) The Cash Component shall be reduced by an amount (the "Hotel Adjustment Amount") equal to the product of (i) the Las Vegas Business' hotel room revenues for the Final EBITDA Period (the "Pre-Closing Hotel Revenues") minus the Las Vegas Business' hotel room revenues for the 12-month period commencing on the Closing Date (the "Post-Closing Hotel Revenues") minus Sellers' payments under the Hotel Contracts for the Final EBITDA Period (the "Hotel Contracts Payments"), multiplied by (ii) four. The Hotel Adjustment Amount shall be paid to Purchaser solely out of the Purchaser's Holdback, as provided in Section 1.03(b). No
                                                           ---------------
               Cash Component adjustment shall be made under this Section 1.15
                                                                  ------------
               if the amount computed under clause (i) of this paragraph (b) is
                                            ----------         -------------
               a negative number or if the Hotel Consents have been obtained as of the Closing.

                       (c) Purchaser shall deliver to Parent written calculations of the Pre-Closing Hotel Revenues, the Post-Closing Hotel Revenues and the Hotel Contracts Payments (collectively, the "Hotel Calculations") in sufficient detail to facilitate Parent's review or audit of such calculations pursuant to Section
                                                                         -------
               1.07. Purchaser shall deliver the Pre-Closing Hotel Revenues
               ----
               calculation to Parent together with the Final Balance Sheet and the Final EBITDA Financial Statements. Purchaser shall deliver the Post-Closing Hotel Revenues calculation to Parent within 15 Business Days after the end of the 12-month period that commenced on the Closing Date. The Hotel Calculations shall be made in a manner consistent with the calculation of revenues in the Interim EBITDA Financial Statements and the Final EBITDA Financial Statements.

         1.16     Hotel Re-Flagging After the Closing.
                  -----------------------------------

                       (a)   The provisions of this Section 1.16 shall only
                                                    ------------
               apply if, as of the Closing, the Hotel Consents have not been obtained and the Re-Flagging Changes have not been implemented pursuant to Section 15 20.
                           -------------

                       (b) Sellers shall present to Purchaser at or prior to the Closing a reasonably detailed written estimate of the anticipated costs to be incurred by Purchaser to implement the Re-Flagging Changes after the Closing (the "Estimated Re-Flagging Costs"). At the Closing, the

               Cash Component will be decreased by the Estimated Re-Flagging costs.

                       (c) As promptly as reasonably practicable after Purchaser has implemented the Re-Flagging Changes, Purchaser shall deliver to Parent supporting documentation for the costs actually incurred by Purchaser to implement the Re-Flagging Changes (the "Actual Re-Flagging Costs") in reasonable detail to facilitate a review or audit by Parent of the Actual Re-Flagging Costs pursuant to Section 1.07. The amount, if any, by which the
                                 ------------
               Actual Re-Flagging Costs exceed the Estimated Re-Flagging Costs (the "Underestimated Re-Flagging Costs") shall be paid to Purchaser out of the Purchaser's Holdback, as provided in Section
                                                                         -------
               1.03(b). The amount, if any, by which the Estimated Re-Flagging
               -------
               Costs exceed the Actual Re-Flagging Costs (the "Overestimated Re-Flagging Costs") shall be paid by Purchaser to Sellers within ten days after Purchaser delivers to Sellers the supporting documentation specified in this paragraph (b). If Purchaser does
                                               -------------
               make such payment within this ten-day period, Sellers shall have the right to obtain such payment of the Overestimated Re-Flagging Costs out of the Purchaser's Holdback. If Sellers do not obtain such payment from the Purchaser's Holdback, Purchaser shall remain liable to Sellers for payment of the Overestimated Re-Flagging costs.

                       (d) Purchaser shall complete the removal of the Las Vegas Business' existing hotel signs, logos, uniforms and amenities that are necessary to implement the Re-Flagging Changes within 60 days after the Closing Date. Purchaser shall submit to the appropriate vendors or suppliers all purchase orders for new hotel signs, logos, uniforms and amenities that are necessary to complete the Re-Flagging Changes within 90 days after the Closing and shall deliver to Parent copies of such purchase orders within ten days after they have been submitted to such vendors or suppliers. The Re-Flagging Changes shall be made in a commercially reasonable manner, consistent with the Las Vegas Business' normal and customary practices and expenditures prior to the Closing.

       H.      In the second sentence of Section 2.05, "or Section 15.20" is
                                         ------------      -------------
inserted immediately after "Section 15.08."
                            -------------

       I.      At the end of the first sentence of Section 4.04 and at the end
                                                   ------------
of clause (ii) of Section 4.06, "or Section 15.20" is inserted immediately after
                  ------------
"Section 15.08."
 -------------

       J.      Section 4.09(a) is amended and restated in its entirety as
               --------------
follows:

                       (a)   (i)   Exhibit F contains preliminary title reports
                                   ---------
               for the Real Property and the Real Property Leases (the "Title Reports").

                             (ii) Purchaser shall have 30 days (the "Exception Review Period') from the date Purchaser receives a copy of the ALTA surveys for the Real Property and the Real Property Leases and all documents of record listed as title exceptions in the Title Reports (the "Title Exceptions") within which to review and approve the Title Exceptions. Purchaser shall notify Sellers in writing within the Exception Review Period if Purchaser disapproves of any of the Title Exceptions (the "Title Exception Objections"). If Purchaser fails to deliver the Title Exception Objections within the Exception Review Period, the Title Exceptions shall be deemed Permitted Exceptions. If Purchaser delivers the Title Exception Objections to Sellers within the Exception Review Period, Sellers shall have 15 days (the "Objection Review Period') from the date of the receipt of the Title Exception Objections to notify Purchaser in writing of Sellers' approval or disapproval of the Title Exception Objections. If Sellers fail to notify Purchaser of their approval or disapproval within the Objection Review Period, Sellers shall be deemed to have disapproved all of the Title Exception Objections. If Sellers do not accept all of the Title Exception Objections, Purchaser shall have five days (the "Termination Notification Period') from the earlier of (x) the expiration of the Objection Review Period or (y) the date that Purchaser receives notice from Sellers of their disapproval of some or all of the Title Exception Objections, to terminate the Purchase
               Agreement pursuant to Section 12.01(p). If Purchaser does not
                                     ----------------
               terminate the Purchase Agreement pursuant to Section 12.01(p)
                                                            ----------------
               within the Termination Notification Period, Purchaser shall be deemed to have withdrawn the Title Exception Objections not approved by Sellers.

                             (iii) Following expiration of the Exception Review
               Period, Permitted Exceptions shall also include those other title exceptions which (A) are disclosed or become apparent to Purchaser after the date hereof, (B) are not already Permitted Exceptions, (C) cannot be removed by the payment of a sum of money, (D) are not caused by the intentional act of a Seller or any Affiliate of a Seller after the date hereof, and which do not materially adversely affect the value of the Real Property or Improvements, or the continued use thereof as currently conducted, or as to which Purchaser has not timely objected.

         K.    The following new Sections 4.19, 4.20 and 4.21 are inserted after
                                 ----------------------------
Section 4.18
------------

                       4.19  Sellers' Obligations Regarding the Modular Space
                             ------------------------------------------------
               Consents. If prior to the Closing it becomes readily
               --------
               apparent to Sellers that any of the consents (or in lieu thereof waivers or appropriate

               Orders of the Bankruptcy Court) listed in Section 6.05 of the
                                                         ------------
               Disclosure Schedule that pertain to Sellers' Contracts with GE
               -------------------
               Capital Modular Space (the "Modular Space Consents") will, as of the Closing, (i) not have been obtained, (ii) be subject to the satisfaction of any condition that has not been satisfied or waived or (iii) not be in full force and effect, Sellers shall so notify Purchaser in writing and shall negotiate with Purchaser in a spirit of good faith and cooperation with a view towards reaching an amicable and fair agreement on a financial remedy or accommodation to Purchaser or a substitute for the Modular Space Consents that is reasonably satisfactory to Purchaser. Any such agreement between Sellers and Purchaser with respect to the Modular Space Consents shall constitute satisfaction of the conditions specified in Section 6.05 as they pertain to the
                                       ------------
               Modular Space Consents.

                    4.20.   Black Hawk Business Condition of Improvements. Prior
                            ---------------------------------------------
               to the Closing, Sellers shall remedy in all material respects the conditions described in Section 2.08(i) of the Disclosure
                                       ---------------------------------
               Schedule (including the descriptions in correspondence from
               --------
               consultant Harry L. Siebert contained therein), in a manner reasonably satisfactory to Purchaser.

                    4.21.   Intellectual Property Conveyance Documents. Parent
                            ------------------------------------------
               and Sellers shall execute any documents necessary, make any filings necessary, and otherwise cooperate in good faith with Purchaser, to establish an effective chain of title with respect to the trademark Intellectual Property to be conveyed to Purchaser pursuant to this Agreement.

          L.   The following new Section 5.08 is inserted after Section 5.07:
                                 ------------                   ------------

                    5.08    Purchaser's Obligations Regarding the Modular Space
                            ---------------------------------------------------
               Consents. If prior to the Closing Purchaser receives written
               --------
               notification from Sellers that it has become readily apparent that the Modular Space Consents will, as of the Closing, (i) not have been obtained, (ii) be subject to the satisfaction of any condition that has not been satisfied or waived or (iii) not be in full force and effect, Purchaser shall negotiate with Sellers in a spirit of good faith and cooperation with a view towards reaching an amicable and fair agreement on a financial remedy or accommodation to Purchaser or a reasonably satisfactory substitute for the Modular Space Consents that is reasonably satisfactory to Purchaser. Any such agreement between Purchaser and Sellers with respect to the Modular Space Consents shall constitute satisfaction of the conditions specified in Section
                                                                      -------
               6.05 as they pertain to the Modular Space Consents.
               ----

          M.   The following is inserted at the end of Section 6.05:
                                                       ------------

               If it becomes readily apparent to Sellers that any conditions specified in sub-clauses (A), (B) and (C) of this Section will
                            ----------------------------
               not be satisfied (and waivers or Bankruptcy Court Orders will not be obtained) as of the Closing with respect to any consents that
               (i) are listed in Section 6.05 of the Disclosure Schedule and
                                 ---------------------------------------
               pertain to Sellers' Contracts with International Game Technology ("IGT") or (ii) pertain to FM's Contract with Hotel Information Systems ("HIS"), Sellers shall have the right to provide Purchaser with reasonably comparable slot machine player tracking systems in substitution for any such IGT Contracts or a reasonably comparable hotel information system for the Tunica Business in substitution for the HIS Contract, as the case may be; provided, however, that any such substituted system shall be
                   -----------------
               subject to Purchaser's reasonable approval. The substitution of any player tracking or hotel information system pursuant to the preceding sentence shall constitute satisfaction of the conditions specified in this Section as they pertain to the corresponding IGT or HIS Contract.

          N.   The following new Section 6.12 is inserted after Section 6.11:
                                 ------------                   ------------

                    6.12.  Certain Domain Name Registrations. Prior to the
                           ---------------------------------
               Closing, Sellers shall make commercially reasonable efforts to
               (i) cause the respective registrants to transfer the domain name registrations listed in Section 2.10(a) of the Disclosure
                                       ---------------------------------
               Schedule ("Domain Name Registrations") to Sellers and (ii) avoid
               --------
               the loss of any Intellectual Property rights, including, but not limited to, those registrations listed in Section 1.01(a)(v) of
                                                         ---------------------
               the Disclosure Schedule arising from the registration and use of
               -----------------------
               the Domain Name Registrations. Such efforts shall include any one or more of the following: (A) purchasing the Domain Name Registrations, (B) arbitration or (C) litigation against any owners of the Domain Name Registrations who refuse to transfer the Domain Name Registrations and attempt to benefit commercially from the Domain Name Registrations. Sellers shall consult in good faith with Purchaser with respect to their efforts to satisfy the conditions specified in this Section. Any and all Domain Name Registrations acquired by Parent or any Sellers at any time shall be transferred and assigned to Purchaser together with the other Intellectual Property listed in Section 1.01(a)(v) of the
                                               -------------------------
               Disclosure Schedule at the Closing pursuant to Section 1.01(a)(v)
               -------------------                            ------------------
               or by separate agreement if the Domain Name Registrations are acquired by Parent or Sellers after the Closing.

          O.   The second sentence of Article X is amended and restated as
                                      ---------
follows:

               The representations, warranties, covenants and agreements of Sellers, Parent and Purchaser contained in this Agreement will survive the Closing until, and terminate on, the First Holdback Expiration Date with respect to all matters except (i) the covenants and agreements herein regarding the Hotel Adjustment Amount, which will survive the

               Closing until, and terminate on, the date of the First Release and (ii) representations and warranties contained in Sections
                                                                    --------
               2.07 or 2.14 and covenants and agreements contained in Article
               -----------                                            -------
               VIII, which will survive the Closing until, and terminate on, the
               ----
               Final Holdback Expiration Date; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with the above provisions of this Article X will
                                                            ---------
               continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or
                                                              ----------
               prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.
                           ----------

          P.   Section 12.01(p) is amended and restated in its entirety as
               ----------------
follows:

                    (p) (i) by Sellers and Parent on one side, or by Purchaser on the other side, if Sellers, Parent and Purchaser have not approved the form and content of all Sections of the Disclosure Schedule, all Exhibits to this Agreement and the proposed forms of the Bid Protection Order, Interim Cash Collateral Order and Cash Collateral Order by December 4, 2000 or (ii) by Purchaser within the Termination Notification Period, if permitted under
               Section 4.09(a), in either of which case Purchaser shall be
               ---------------
               entitled to the Earnest Money Deposit and all interest earned thereon, but not the Expense Reimbursement or the Breakup Fee;

          Q.   The following definitions in Section 13.01 are amended and
                                            -------------
restated to read as follows:

                    "Cash Collateral Order" means a Final Order approving the
               Cash Collateral Stipulation, and if the super-priority administrative claim status for (i) the Fitzgeralds Undertaking Expense Reimbursement, (ii) the Expense Reimbursement, and (iii) the Break-up Fee in respect of the Lien in favor of the Indenture Trustee for the benefit of the holders of the Senior Secured Notes is obtained by a motion brought under (S)364(c)(1) of the Bankruptcy Code (as opposed to being provided in the Cash Collateral Stipulation), then the Cash Collateral Order shall also include the Final Order granting such motion.

                    "Cash Collateral Stipulation" means the Agreement Regarding
               Use of Cash Collateral among the Consenting Noteholders, the Indenture Trustee, Parent and Sellers pursuant to (S)363(c)(2) and other applicable provisions of the Bankruptcy Code authorizing, among other things, the use by Parent and Sellers of Cash Collateral and further (x) consenting to the use of Cash Collateral to pay, and (y) granting to Purchaser a super-priority administrative claim status for (i) the Fitzgeralds Undertaking Expense Reimbursement, (ii) the Expense Reimbursement, and (iii) the Break-up Fee in respect of the Lien in favor of the Indenture Trustee for the benefit of the holders of the Senior Secured Notes; provided, however, that at the option of Sellers, the
                      -----------------
               super-priority administrative claim status for (i) the Fitzgeralds Undertaking

               Expense Reimbursement, (ii) the Expense Reimbursement, and (iii) the Break-up Fee in respect of the Lien in favor of the Indenture Trustee for the benefit of the holders of the Senior Secured Notes may be obtained by a separate motion brought under
               (S)364(c)(1) of the Bankruptcy Code (as opposed to being granted by means of the Cash Collateral Stipulation).

                    "Interim Cash Collateral Order" means an interim or
               preliminary Order of the Bankruptcy Court approving the Cash Collateral Stipulation, and if the super-priority administrative claim status for the Fitzgeralds Undertaking Expense Reimbursement in respect of the Lien in favor of the Indenture Trustee for the benefit of the holders of the Senior Secured Notes is obtained by a separate motion brought under (S)364(c)(1) of the Bankruptcy Code (as opposed to being provided in the Cash Collateral Stipulation), then for the purpose of this Agreement the term Interim Cash Collateral Order shall also include the interim Order of the Bankruptcy Court granting such motion; provided, however, in either event, the super-priority
               -----------------
               administrative claim status for such Expense Reimbursement shall be considered a post-petition loan entitled to the protection of
               (S) 364(e) of the Bankruptcy Code.

          R.   In the definition of Competing Business in Section 13.01,
                                                          -------------
"Section 4.04(e)" is changed to "Section 4.08(f)."
 ---------------                 ---------------

          S.   In the definition of Downtown Las Vegas in Section 13.01,
                                                          -------------
"Section 4.08(e)" is changed to "Section 4.08(f)."
 ---------------                 ---------------

          T.   At the end of the definition of EBITDA in Section 13.01, the
                                                         -------------
following is inserted after "course":

                    ; plus (xiii) any expenses incurred by Parent or Sellers
               with respect to the changes specified in Section 15.20, the
                                                        -------------
               Estimated Re-Flagging Costs or the Actual Re-Flagging Costs, which expenses were included in the calculation of Consolidated Net Income.

          U.   The following definitions are inserted in Section 13.01, in
                                                         -------------
alphabetical order, among the defined terms that presently appear therein:

                    "Actual Re-Flagging Costs" has the meaning ascribed to it in
               Section 1.16.
               ------------

                    "Domain Name Registrations" has the meaning ascribed to it in Section 6.12.
                  ------------

                    "Estimated Re-Flagging Costs" has the meaning ascribed to it in Section 1.16.
                  ------------

                    "Exception Review Period" has the meaning ascribed to it in

               Section 4.09(a).
               ---------------

                    "Final EBITDA Period" has the meaning ascribed to it in
               Section 1.06(d)(ii).
               -------------------

                    "Fitzgeralds Undertaking Expense Reimbursement" means the
               Expense Reimbursement, as such term is defined in the Fitzgeralds Undertaking.

                    "HIS" has the meaning ascribed to it in Section 6.05.
                                                            ------------

                    "Hotel Adjustment Amount" has the meaning ascribed to it in
               Section 1.15(b).
               ---------------

                    "Hotel Calculations" has the meaning ascribed to it in
               Section 1.15(c).
               ---------------

                    "Hotel Companies" has the meaning ascribed to it in Section
                                                                        -------
               1.06(d)(ii).
               ----------

                    "Hotel Consents" means the consents (or in lieu thereof
               waivers or Bankruptcy Court Orders) specified in Section 6.05 as
                                                                ------------
               they pertain to the Hotel Contracts, which consents satisfy the conditions specified in clauses (A), (B) and (C) of Section 6.05.
                                               ----------------    ------------

                    "Hotel Contracts" has the meaning ascribed to it in Section
                                                                        -------
               1.06(d)(ii).
               -----------

                    "Hotel Contracts Payments" has the meaning ascribed to it in
               Section 1.15(b).
               --------------

                    "IGT" has the meaning ascribed to it in Section 6.05.
                                                            ------------

                    "Modular Space Consents" has the meaning ascribed to it in
               Section 4.19.
               ------------

                    "Objection Review Period" has the meaning ascribed to it in
               Section 4.09(a).
               ---------------

                    "Overestimated Re-Flagging Costs" has the meaning ascribed to it in Section 1.16.
                        ------------

                    "Post-Closing Hotel Revenues" has the meaning ascribed to it in Section 1.15(b).
                  ---------------

                    "Pre-Closing Hotel Revenues" has the meaning ascribed to it in Section 1.15(b).
                  ---------------

                    "Re-Flagging Changes" has the meaning ascribed to it in
               Section 15.20.
               -------------

                    "Termination Notification Period" has the meaning ascribed to it in Section 4.09(a).
                        ---------------

                    "Title Exception Objections" has the meaning ascribed to it in Section 4.09(a).
                  ---------------

                    "Title Exceptions" has the meaning ascribed to it in Section
                                                                         -------
               4.09(a).
               -------

                    "Underestimated Re-Flagging Costs" has the meaning ascribed to it in Section 1.16.
                        ------------

          V.   The following new Section 15.20 is inserted after Section 15.19:
                                 -------------                   -------------

                    15.20.  Hotel Re-Flagging Prior to Closing. If prior to the
                            ----------------------------------
               Closing the Hotel Consents are not obtained and FLV implements changes to the Las Vegas Business' hotel signs, logos, uniforms and amenities due to the failure to obtain the Hotel Consents (the "Re-Flagging Changes"), the Re-Flagging Changes shall be implemented in a commercially reasonable manner, consistent with the Las Vegas Business' normal and customary past practices and expenditures, and reasonably satisfactory to Purchaser. If, as of the Closing, the Hotel Consents have not been obtained and the Re-Flagging Changes have not been implemented, then the provisions of Section 1.16 shall apply.
                             ------------

     3.   Invalid Provisions. If any provision of this Amendment is held to be
          ------------------
illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Amendment will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Amendment will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Amendment will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     4.   Full Force and Effect. Except as expressly amended by this Amendment,
          ---------------------
the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the parties hereto ratify and agree to be bound by all terms and provisions of the Agreement as amended hereby.

     5.   Counterparts. This Amendment may be executed in any number of
          ------------
counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

PURCHASER:               MAJESTIC INVESTOR, LLC
                         a Delaware limited-liability company


                         By:  /s/ Michael E. Kelly
                            ---------------------------------------
                            Name: Michael E. Kelly
                                  ---------------------------------
                            Title: Vice President
                                   --------------------------------

FLV:                     FITZGERALDS LAS VEGAS, INC.,
                         a Nevada corporation


                         By:  /s/ Philip D. Griffith
                            ---------------------------------------
                            Name: Philip D. Griffith
                                  ---------------------------------
                            Title: President
                                   --------------------------------

FBH: 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado limited-liability company doing business as "Fitzgeralds Casino Black Hawk"


                         By:  /s/ Philip D. Griffith
                            ---------------------------------------
                            Name: Philip D. Griffith
                                  ---------------------------------
                            Title: President
                                   --------------------------------

FM:                      FITZGERALDS MISSISSIPPI, INC.,
                         a Mississippi corporation


                         By:  /s/ Philip D. Griffith
                            ---------------------------------------
                            Name: Philip D. Griffith
                                  ---------------------------------
                            Title: President
                                   --------------------------------


PARENT:                  FITZGERALDS GAMING CORPORATION,
                         a Nevada corporation

                         By:  /s/ Philip D. Griffith
                            ---------------------------------------
                            Name: Philip D. Griffith
                                  ---------------------------------
                            Title: President
                                   --------------------------------